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                           SAM HOUSTON RACE PARK, LTD.

                                       AND

                             NEW SHRP CAPITAL CORP.

                                    Issuers,

                           SHRP GENERAL PARTNER, INC.,

                     Obligor Under Certain of the Covenants,

                                       AND

                      U.S. BANK TRUST NATIONAL ASSOCIATION
                                     Trustee

         --------------------------------------------------------------

                                    INDENTURE

                           Dated as of August 25, 2000

         --------------------------------------------------------------

             11% Senior Secured Extendible Notes Due 2001, Series B

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                                TABLE OF CONTENTS

ARTICLE ONE

         DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
         Section 101.  Definitions
                  Additional General Partner
                  Additional General Partner Designated Directors
                  Additional General Partner Directors
                  Affiliate
                  Amended and Restated Deed of Trust
                  Asset Sale
                  Average Life
                  Beneficiaries
                  Board of Directors
                  Board Resolution
                  Business Day
                  Capital Corp
                  Capitalized Lease
                  Cash Interest Payment Commencement Date
                  Change of Control
                  Closing Date
                  Collateral
                  Collateral Documents
                  Consolidated
                  Consolidated Interest Coverage Ratio
                  Consolidated Interest Expense
                  Consolidated Net Income
                  Consolidated Net Worth
                  Controlled Entity
                  Control of SHRP General Partner
                  Corporate Trust Office
                  Corporation
                  Deeds of Trust
                  Default
                  Depositary
                  Determination Date
                  EBITDA
                  Environmental Claims
                  Environmental Law
                  Equipment Financing
                  Equity Securities
                  Event of Default
                  Escrow Holder
                  Excess Cash
                  Excess Cash Flow
                  Exchange Act
                  Existing Encumbrances
                  Fair Market Value
                  Fee
                  GAAP
                  General Partner Articles of Incorporation
                  Governmental Authority
                  Greater Houston Area
                  Hazardous Materials
                  Holder" or "Securityholder
                  Hurwitz
                  Hurwitz Entity
                  Indebtedness
                  Indenture
                  Independent Financial Advisor
                  Institutional Accredited Investor
                  Instrument of Adherence
                  Interest Payment Date
                  Investments
                  Issuer
                  Issuer Request" or "Issuer Order
                  Lease Financing
                  License Negative Pledge
                  Lien
                  Limited Partner
                  Major Contract
                  Management Provisions
                  Manager
                  Mandatory Offer Amount
                  Maturity
                  MAXXAM
                  Mortgaged Property
                  MUD 21
                  NASDAQ
                  Net Cash Proceeds
                  Net Present Value
                  Officers' Certificate
                  Opinion of Counsel
                  Outstanding
                  Partnership
                  Partnership Agreement
                  Paying Agent
                  Permits
                  Permitted Cash Investments
                  Permitted Investments
                  Permitted Liens
                  Permitted Payments
                  Permitted Refinancings
                  Person
                  Predecessor Security
                  Preferred Stock
                  Private Placement Legend
                  Race Park Gaming/Entertainment Ventures
                  Racing Act
                  Racing Act Redemptions
                  Racing Commission
                  Racing Facility
                  Racing License
                  Racing Rules
                  Redeemable Security
                  Redemption Date
                  Redemption Price
                  Regular Record Date
                  Requirement
                  Responsible Officer
                  Restricted Payment
                  Secondary Security
                  Securities
                  Securities Act
                  SEC
                  Amended and Restated Deed of Trust
                  Security Register
                  SHRP General Partner
                  Significant Gaming Legislation
                  Site
                  Special Record Date
                  Stated Maturity
                  Subsidiary
                  Surplus
                  Tax Distributions
                  Tax Escrow Agreement
                  Texas Business Corporation Act
                  Transaction Documents
                  Trustee
                  U.S. Government Obligations
                  Voting Agreement
                  Voting Stock
         Section 102.  Other Definitions
         Section 103.  Acts of Holders
         Section 104.  Notices, Etc., to Trustee and Issuers
         Section 105.  Notice to Holders; Waiver
         Section 106.  Certificate and Opinion as to Conditions Precedent
         Section 107.  Statements Required in Certificate or Opinion
         Section 108.  Separability Clause
         Section 109.  Rules by Trustee, Paying Agent and Security Registrar
         Section 110.  GOVERNING LAW
         Section 111.  Racing Act
         Section 112.  No Recourse Against Others
         Section 113.  Successors
         Section 114.  Multiple Originals
         Section 115.  Legal Holidays
         Section 116.  Table of Contents, Headings, Etc.
         Section 117.  Benefits of Indenture
         Section 118.  Consent to Jurisdiction and Service of Process
         Section 119.  Form of Documents Delivered to Trustee

ARTICLE TWO

         SECURITY FORMS
         Section 201.  Forms Generally
         Section 202.  Procedures for Global Securities

ARTICLE THREE

         THE SECURITIES
         Section 301.  Title and Terms
         Section 302.  Denominations
         Section 303.  Execution, Authentication, Delivery and Dating
         Section 304.  Temporary Securities
         Section 305.  Registration, Registration of Transfer and Exchange
         Section 306.  Mutilated, Destroyed, Lost and Stolen Securities
         Section 307.  Payment of Interest; Interest Rights Preserved
         Section 308.  Persons Deemed Owners
         Section 309.  Cancellation
         Section 310.  Computation of Interest
         Section 311.  CUSIP Numbers
         Section 312.  Joint and Several Liability

ARTICLE FOUR

         SATISFACTION AND DISCHARGE
         Section 401.  Discharge of Liability on Securities; Defeasance
         Section 402.  Conditions to Defeasance
         Section 403.  Application of Trust Money
         Section 404.  Repayment to Issuers
         Section 405.  Indemnity for Government Obligations
         Section 406.  Reinstatement

ARTICLE FIVE

         REMEDIES
         Section 501.  Events of Default
         Section 502.  Acceleration of Maturity; Rescission and Annulment
         Section 503.  Collection of Indebtedness and Suits for Enforcement by Trustee
         Section 504.  Trustee May File Proofs of Claim
         Section 505.  Trustee May Enforce Claims Without Possession of Securities
         Section 506.  Application of Money Collected
         Section 507.  Limitation on Suits
         Section 508.  Unconditional Right of Holders to Receive Principal, Premium
                           and Interest
         Section 509.  Restoration of Rights and Remedies
         Section 510.  Rights and Remedies Cumulative; Possession of Letters of Credit
         Section 511.  Delay or Omission Not Waiver
         Section 512.  Control by Holders
         Section 513.  Waiver of Past Defaults
         Section 514.  Undertaking for Costs
         Section 515.  Waiver of Stay, Extension or Usury Laws; Maximum Interest Rate

ARTICLE SIX

         THE TRUSTEE
         Section 601.  Certain Duties and Responsibilities
         Section 602.  Notice of Defaults
         Section 603.  Certain Rights of Trustee
         Section 604.  Not Responsible for Recitals or Issuance of Securities
         Section 605.  May Hold Securities
         Section 606.  Money Held in Trust
         Section 607.  Compensation and Reimbursement
         Section 608.  Corporate Trustee Required; Eligibility
         Section 609.  Resignation and Removal; Appointment of Successor
         Section 610.  Acceptance of Appointment by Successor
         Section 611.  Merger, Conversion, Consolidation or Succession to Business
         Section 612.  Appointment of Co-Trustee or Separate Trustee

ARTICLE SEVEN

         HOLDERS' LISTS AND REPORTS BY
         TRUSTEE AND ISSUERS
         Section 701.  Issuers to Furnish Trustee Names and Addresses of Holders
         Section 702.  Preservation of Information; Communications to Holders
         Section 703.  Reports by Issuers

ARTICLE EIGHT

         CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
         Section 801.  Consolidation, Merger, Conveyance, Transfer or Lease, Only on
                           Certain Terms
         Section 802.  Successor Substituted

ARTICLE NINE

         SUPPLEMENTS AND AMENDMENTS
         TO INDENTURE
         Section 901.  Supplemental Indentures and Amendments Without Consent
                           of Holders
         Section 902.  Supplemental Indentures and Certain Amendments with Consent of Holders
         Section 903.  Notation on or Exchange of Securities
         Section 904.  Trustee to Sign Supplemental Indentures
         Section 905.  Effect of Supplemental Indentures
         Section 906.  Notice of Supplemental Indenture

ARTICLE TEN

         COVENANTS
         Section 1001.  Payment of Principal, Premium and Interest
         Section 1002.  Maintenance of Office or Agency
         Section 1003.  Money for Security Payments to Be Held in Trust
         Section 1004.  Corporate and Partnership Existence
         Section 1005.  Payment of Taxes and Other Claims
         Section 1006.  Maintenance of Properties
         Section 1007.  Insurance
         Section 1008.  Limitation on Indebtedness
         Section 1009.  Restricted Payments
         Section 1010.  Limitation on Liens
         Section 1011.  Transactions with Affiliates
         Section 1012.  Mandatory Offer to Purchase
         Section 1013.  Asset Sales and Disposition of Proceeds of Asset Sales
         Section 1014.  Annual Budgets
         Section 1015.  Limitation on Dividends and Other Payment Restrictions
                           Affecting Subsidiaries
         Section 1016.  Ownership of Partnership Interests
         Section 1017.  Statements as to Compliance
         Section 1018.  Change of Control Offer
         Section 1019.  Transaction Documents
         Section 1020.  Restriction on Payment of Management Fees
         Section 1021.  Additional General Partner Designated Directors
         Section 1022.  Keeping of Books
         Section 1023.  Visitation Rights
         Section 1024.  [Reserved]
         Section 1025.  Environmental Covenants
         Section 1026.  Performance of Major Contracts
         Section 1027.  Restriction of Activities
         Section 1028.  Amendments, etc.
         Section 1029.  Compliance with Laws
         Section 1030.  Collateral Documents
         Section 1031.  Validity of Security Interest
         Section 1032.  Impairment of Lien on Collateral
         Section 1033.  Restriction on Incurrence of Indebtedness Senior to the Securities
         Section 1034.  Waiver of Certain Covenants

ARTICLE ELEVEN

         REDEMPTION OF SECURITIES
         Section 1101.  Right of Redemption
         Section 1102.  Applicability of Article
         Section 1103.  Election to Redeem; Notice to Trustee
         Section 1104.  Selection by Trustee of Securities to Be Redeemed
         Section 1105.  Notice of Redemption
         Section 1106.  Deposit of Redemption Price
         Section 1107.  Securities Payable on Redemption Date
         Section 1108.  Securities Redeemed in Part
         Section 1109.  Redemption Pursuant to Racing Act

ARTICLE TWELVE

         SECURITY INTEREST
         Section 1201.  Assignment of Security Interest
         Section 1202.  Suits to Protect the Collateral
         Section 1203.  Further Assurances and Security
         Section 1204.  Release of Collateral
         Section 1205.  Reliance on Opinion of Counsel
         Section 1206.  Purchaser May Rely
         Section 1207.  Payment of Expenses
         Section 1208.  Subsequent Encumbrances

ARTICLE THIRTEEN

         COVENANT CONCERNING PARTICIPATION IN HOUSTON
         GAMING VENTURES
         Section 1301.  Certain Defined Terms
         (a)  "afforded an opportunity"
         (b)  "Available Offering Materials"
         (c)  "beneficial owners of Securities"
         (d)  "Gaming Activities"
         (e)  "Houston Gaming Venture"
         (f)  "Hurwitz Minor Public Company Investment"
         (g)  "MAXXAM Minor Public Company Investment"
         (h)  "pro rata basis"
         (i)  "Qualified Beneficiaries"
         (j)  "Record Date"
         (k)  "Relevant Percentage"
         Section 1302.  Hurwitz Covenants
         Section 1303.  Termination of Hurwitz Covenant
         Section 1304.  Limitation of Hurwitz Liability; No Recourse Against
                           Others; Non-Assignability
         Section 1305.  Consent to Jurisdiction and Service of Process

ARTICLE FOURTEEN

         ADDITIONAL COVENANTS CONCERNING PARTICIPATION
         IN HOUSTON GAMING VENTURES AND ELECTION OF
         ADDITIONAL GENERAL PARTNER DESIGNATED DIRECTORS
         Section 1401.  Certain Defined Terms
         Section 1402.  MAXXAM Covenants
         Section 1403.  Termination of MAXXAM Covenant
         Section 1404.  Limitation of MAXXAM Liability; No Recourse Against
                           Others; Non-Assignability
         Section 1405.  Consent to Jurisdiction and Service of Process

         Exhibit A - Form of Securities
         Exhibit B - Form of Second Amended and Restated Deed of Trust
         Exhibit C - Form of Amended and Restated Deed of Trust
         Exhibit D - Form of Second Amended and Restated License Negative Pledge
         Exhibit E - Form of Amended and Restated Tax Escrow and Security Agreement
         Exhibit F - [Reserved]
         Exhibit G - MAXXAM Instrument of Adherence
         Exhibit H - Hurwitz Instrument of Adherence
         Exhibit I - Indebtedness on the Closing Date
         Exhibit J - Private Placement Legend

                  INDENTURE ("Indenture") dated as of August 25, 2000 among Sam
Houston Race Park, Ltd., a Texas limited partnership (the "Partnership"), and
New SHRP Capital Corp., a New York corporation ("Capital Corp." and, together with the Partnership, the "Issuers"), SHRP General Partner, Inc., a Texas
corporation ("SHRP General Partner"), and U.S. Bank Trust National Association,
a national banking association, as trustee (hereinafter called the "Trustee").

                                 R E C I T A L S

                  WHEREAS, the Issuers have duly authorized this Indenture, and the execution and delivery hereof; and

                  WHEREAS, SHRP General Partner is executing and delivering this
Indenture for the purpose of being an obligor under certain of the covenants set forth herein; and

                  WHEREAS, Hurwitz and MAXXAM (each as defined herein) have
executed Instruments of Adherence confirming their respective agreements for the benefit of certain of the Persons who are from time to time beneficial owners of
Securities, as specified in Articles Thirteen and Fourteen, respectively, hereof; and

                  WHEREAS, all acts and things necessary have been done to make the Securities (as defined below), when executed by the Issuers and authenticated and delivered hereunder and duly issued by the Issuers, the valid, binding and legal obligations of the Issuers, and to make this Indenture a valid agreement of the Issuers and SHRP General Partner in accordance with its terms.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

                  Section 101.  Definitions.

                  For all purposes of this Indenture, except as otherwise
expressly provided or unless the context otherwise requires:

                  (a)      the terms defined in this Article have the meanings
         assigned to them in this Article, and include the plural as well as the singular;

                  (b)      all accounting terms not otherwise defined herein
         have the meanings assigned to them in accordance with GAAP;

                  (c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (d)      "or" is not exclusive; and

                  (e)      "including" means including, without limitation.

                  Certain terms, used principally in Articles Five and Ten, are defined in those Articles.

                  "Additional General Partner" means SHRP Equity, Inc., a
Delaware corporation, and its successors.

                  "Additional General Partner Designated Directors" means the directors of SHRP General Partner designated by the Additional General Partner pursuant to the Voting Agreement.

                  "Additional General Partner Directors" means the directors then serving on the board of directors of the Additional General Partner in their capacity as such.

                  "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided that, in any event, any
Person which owns directly or indirectly more than 10% of the securities having ordinary voting power for the election of directors of a corporation or more than 10% of the partnership or other ownership interests of any other Person will be deemed to control such corporation or other Person. Notwithstanding the foregoing, Additional General Partner shall not be considered an Affiliate of the Partnership except at such time as the Additional General Partner shall be an Affiliate of any one or more of (a) Hurwitz, (b) a Controlled Entity of
Hurwitz, (c) MAXXAM or (d) a Controlled Entity of MAXXAM.

                  "AGP Tax Liability Amount" as of the end of any calendar
quarter means the amount necessary for the Additional General Partner to make all payments of its federal, state and local income tax liability (including alternative minimum tax liability) with respect to income of the Partnership for
(i) the calendar year which includes such calendar quarter, and (ii) all prior years, including estimated installments thereof, which are due on or before the end of the next succeeding calendar quarter, and including any amounts necessary to pay any federal, state and local income tax deficiency (including interest and penalties) assessed against the Additional General Partner with respect to income of the Partnership for any prior period and any amounts necessary to repay any borrowing incurred to pay such taxes in prior periods, in each case as certified to the Partnership by the Additional General Partner and taking into account the amount of all prior distributions by the Partnership to the
Additional General Partner in respect of such tax liability and all tax attributes of the Additional General Partner. Income of the Partnership for this purpose shall not include any income resulting from the sale or exchange by the
Additional General Partner of all or a part of its interest in the Partnership.
Additional General Partner tax attributes for this purpose shall be computed without regard to any diminution that results from any income of the Additional
General Partner or Affiliate thereof from sources other than the Partnership and no effect shall be given to any limitation that may be imposed on the use of tax attributes under Section 382 of the Internal Revenue Code.

                  "Amended and Restated Deed of Trust" means the Amended and
Restated Deed of Trust, Assignment, Security Agreement and Financing Statement
executed by the Issuers to the Trustee, for the benefit of the Trustee and the
Securityholders, substantially in the form of Exhibit C hereto.

                  "Applicable Net Cash Proceeds" means the percent of Net Cash
Proceeds from each Asset Sale indicated below:

              Net Present Value of
       Net Cash Proceeds from Asset Sale:                Applicable Percent:
       ---------------------------------                 ------------------

         $100,000 or less                                         0%
         Greater than $100,000                                   50%
         but $1 million or less
         Greater than $1 million                                100%

                  "Asset Sale" means, with respect to any Person, any sale,
conveyance, transfer, lease or other disposition, directly or indirectly
(including any insurance proceeds or condemnation awards for any casualty losses or condemnations), in one or a series of related transactions, of any properties and assets of such Person or any of its Subsidiaries, other than (i)
dispositions of cash and Permitted Cash Investments, (ii) a sale, conveyance, transfer, lease or other disposition involving all or substantially all of the assets of the Partnership and its Subsidiaries or of SHRP General Partner and
its Subsidiaries complying with the conditions of Article Eight, (iii) sales by a wholly owned Subsidiary of the Partnership to the Partnership or to another wholly owned Subsidiary of the Partnership, (iv) the issuance and sale of Equity
Securities of such Person, (v) any Restricted Payment permitted by Section 1009, and (vi) sales of inventory in the ordinary course of business.

                  "Average Life" means, as of the date of determination, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such debt security multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

                  "Beneficiaries" has the meaning assigned to such term under the definition of the term "Change of Control."

                  "Board of Directors" means the board of directors of SHRP
General Partner, Additional General Partner or Capital Corp., as the context may require, or any duly authorized committee of such board.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of SHRP General Partner, the Additional
General Partner or Capital Corp., as the context may require, to have been duly adopted by the Board of Directors of SHRP General Partner, the Additional
General Partner or Capital Corp., as the context may require, and to be in full force and effect on the date of such certification, and delivered to the
Trustee.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New
York or Houston, Texas are authorized or obligated by law, regulation or executive order to close.

                  "Capital Corp." means New SHRP Capital Corp., a New York
corporation, and its successors.

                  "Capitalized Lease" means any capital lease of real or
personal property which, in accordance with GAAP, has been or should be recorded as a capitalized lease obligation.

                  "Cash Interest Payment Commencement Date" means the first
Interest Payment Date next succeeding the first Determination Date on which the
Consolidated Interest Coverage Ratio of the Partnership exceeds 1.50 to 1.0.

                  "Change of Control" means an event or series of events by
which (i) a Hurwitz Entity, directly or indirectly, ceases to be the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of 30% or more of the
Equity Securities of the Partnership (in calculating the percentage of the
Equity Securities of the Partnership beneficially owned by a Hurwitz Entity, the following Equity Securities shall be treated as beneficially owned by such
Hurwitz Entity for purposes of such calculation: (x) the Equity Securities of the Partnership owned of record by SHRP General Partner for so long as a Hurwitz
Entity beneficially owns (calculated in accordance with clause (ii) below) 100%
of the Voting Stock of SHRP General Partner and (y) any Equity Securities of the
Partnership (not to exceed 5% of the overall Equity Securities of the
Partnership) beneficially owned by the officers and key employees of the
Partnership); (ii) a Hurwitz Entity, directly or indirectly, ceases to be the beneficial owner of 100% of the Voting Stock of SHRP General Partner (in
calculating the percentage of the Voting Stock beneficially owned by a Hurwitz
Entity, any shares of Voting Stock (not to exceed 5% of the outstanding shares of Voting Stock of SHRP General Partner) beneficially owned by the directors, officers and key employees of SHRP General Partner shall be treated as beneficially owned by such Hurwitz Entity); (iii) a Hurwitz Entity ceases to be the sole manager of the Racing Facility; (iv) Hurwitz, members of his immediate family and trusts for the benefit thereof (each such person, including Hurwitz and any trustee of such trusts, being herein called a "Beneficiary") ceases
(other than by reason of resolution of any litigation outstanding as of October
6, 1995 or any similar litigation or the existence of a Lien but including by reason of the foreclosure of or other realization upon a Lien) to be the sole beneficial owner of at least the Minimum Percentage of the total Equity
Securities of each Hurwitz Entity other than as a result of new issuances of
Equity Securities by such Hurwitz Entity to third parties (other than to a third party who is not a Beneficiary and who controls such Hurwitz Entity); provided, that in no event shall Hurwitz, members of his immediate family and trusts for the benefit thereof own less than 40% of the Equity Securities of any Hurwitz
Entity other than MAXXAM (regardless of the resolution of any litigation outstanding on the date of this Indenture or new issuances of Equity Securities by a Hurwitz Entity) or a Change of Control will be deemed to have occurred; (v)
all or substantially all of the assets and properties of the Partnership or SHRP
General Partner are sold, conveyed, transferred, leased or otherwise disposed of, directly or indirectly (other than to a wholly owned Subsidiary of the
Partnership or SHRP General Partner, as the case may be); or (vi) the
Partnership or SHRP General Partner is merged or consolidated with or into any other Person and as a result of such merger or consolidation the Partnership or
SHRP General Partner, respectively, is not the surviving Person. "Minimum
Percentage" of the total Equity Securities of a Hurwitz Entity means that percentage obtained by multiplying (x) the percentage of the total Equity
Securities of such Hurwitz Entity directly or indirectly beneficially owned by the Beneficiaries as of October 6, 1995 and (y) 80%; provided, however, that if such Hurwitz Entity does not exist on the Closing Date, the Beneficiaries must beneficially own, on the date of determination, not less than 51% of the Equity
Securities of such Hurwitz Entity. Notwithstanding the foregoing, a Change of
Control will not occur upon a merger or consolidation of the Partnership or SHRP
General Partner with or into another Person, whether or not the Partnership or
SHRP General Partner is the surviving Person, or upon a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Partnership or SHRP General Partner to another Person, provided (x) such transaction complies with Article Eight and (y) none of the events described in clauses (i) through (vi), inclusive, would occur if the
Person surviving such merger or consolidation, or to whom all or substantially all such assets are sold, assigned, transferred, leased, conveyed or otherwise disposed of to, were substituted for the Partnership or SHRP General Partner, as the case may be, therein.

                  For purposes of this definition, the provisions of the Voting
Agreement shall be deemed not to be in effect in determining the "beneficial ownership" of Voting Stock of SHRP General Partner.

                  "Closing Date" means August 25, 2000.

                  "Collateral" means the Site and any buildings, improvements, fixtures, and other real property interests constituting the Racing Facility, the Partnership's and certain of the Manager's rights and interests under the
Management Provisions, and all leases, contracts and operating agreements for the Racing Facility, all equipment, material and supplies owned by the
Partnership or its Subsidiaries or in which they have an interest and all accounts and any other real or tangible or intangible personal property that is covered by the Lien of the Deeds of Trust.

                  "Collateral Documents" means the Deeds of Trust, the Tax
Escrow Agreement, the License Negative Pledge, and any other instrument or document now or hereinafter executed which secures the Securities, as any such agreement may be amended or otherwise modified from time to time; provided, however that in no event shall the Instruments of Adherence be deemed Collateral
Documents.

                  "Consolidated" or "consolidated" when used with reference to any amount, means such amount determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Coverage Ratio" of the Partnership and
its consolidated Subsidiaries means, as of the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the
"Transaction Date"), the ratio of (i) the aggregate amount of EBITDA for the four consecutive complete fiscal quarters for which financial information in respect thereof is available immediately prior to the Transaction Date (the
"Determination Period") to (ii) the aggregate Consolidated Interest Expense of the Partnership and its consolidated Subsidiaries for the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent to such fiscal quarter, given the amount and maturity and interest payments in respect of Indebtedness of the Partnership and its consolidated
Subsidiaries on the Transaction Date and reasonably anticipated by the
Partnership to be outstanding from time to time during such period (assuming the continuation of market interest rate levels prevailing on the Transaction Date in any calculation of Consolidated Interest Expense relating to Indebtedness, the interest rate of which is a function of such market rate, and assuming that any other Indebtedness reasonably anticipated by the Partnership in good faith to be created, incurred, assumed or guaranteed by, or otherwise to become the liability of the Partnership or its consolidated Subsidiaries is outstanding for such period); provided, that if the Partnership or any of its consolidated
Subsidiaries is a party to any interest rate protection agreements which would have the effect of changing the interest rate on any Indebtedness of the
Partnership or any of its consolidated Subsidiaries for such four-quarter period
(or a portion thereof), the resulting rate shall be used for such four-quarter period (or portion thereof); and provided further, that any Consolidated
Interest Expense with respect to Indebtedness incurred or retired by the
Partnership or any of its consolidated Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Indebtedness were so incurred or retired on the first day of the fiscal quarter in which the
Transaction Date occurs; and, provided further that if, during the Determination
Period (x) the Partnership or any of its consolidated Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA
(if negative), directly attributable to the assets which are the subject of such
Asset Sale calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or (y)
the Partnership or any of its consolidated Subsidiaries shall have acquired any material assets out of the ordinary course of business, EBITDA shall be calculated on a pro forma basis as if such asset acquisition and any related financing or asset sale had occurred on the first day of such period.

                  "Consolidated Interest Expense" means, with respect to any
Person and its Subsidiaries, for any period, without duplication, (i) the sum of
(a) the aggregate amount of interest recognized by such Person and such
Subsidiaries in respect of Indebtedness of such Person and such Subsidiaries
(including, without limitation, the portion of interest capitalized by such
Person and such Subsidiaries during such period, any amortization of debt discount and any amortization or current charge for all commissions, discounts and other fees and charges owed by such Person and such Subsidiaries with respect to letters of credit and bankers' acceptance financing and the net costs associated with any interest swap obligations of such Person and such
Subsidiaries), (b) the amortization of the interest component of rentals in respect of Capitalized Leases recognized by such Person and such Subsidiaries during such period, (c) to the extent any Indebtedness of any Person is guaranteed by such Person and such Subsidiaries, the aggregate amount of interest paid or accrued by such other Person during such period attributable to any such Indebtedness, (d) to the extent they are not redemptions, dividends on
Preferred Stock of such Person (if a corporation) held by Persons other than such Person or a wholly owned Subsidiary thereof, and (e) the interest portion of any deferred payment obligation to the extent it is amortized, less (ii) to the extent included in (i) above, amortization or write-off of deferred financing costs of such Person and its Subsidiaries during such period and any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness, with the foregoing amounts, in the case of both (i)
and (ii) above, being determined on a consolidated basis in accordance with
GAAP.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or net loss, as the case may be) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, and in the case of the Partnership, Consolidated
Net Income shall be reduced by Tax Distributions to its partners; provided that there shall be excluded therefrom, without duplication, (i) gains and losses from Asset Sales, (ii) items classified as extraordinary, (iii) the income or loss of any Person other than the Person whose Consolidated Net Income is being determined or any consolidated Subsidiary thereof, except that such income will be included to the extent of the amount of cash dividends or other cash distributions in respect of Equity Securities thereof actually paid during such period by such Person and received by the Person whose Consolidated Net Income is being determined or any consolidated Subsidiary thereof out of funds legally available therefor and (iv) the income (or loss) of any other Person (except to the extent includable under clause (iii) above) accrued or attributable to any period prior to the date it became a Subsidiary of such Person or was merged into or consolidated with such Person or any of its Subsidiaries or such other
Person's property or Equity Securities (or a portion thereof) were acquired by such Person or any of its Subsidiaries.

                  "Consolidated Net Worth" of any Person means, as at any date, the consolidated partners' equity or stockholders' equity of such Person and its
Subsidiaries, in each case determined in accordance with GAAP.

                  "Controlled Entity" means with respect to any specified
Person, any corporation, partnership, joint venture, trust or estate of which
(or in which) such Person directly or indirectly (i) has the power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii)
holds 50% or more of the interest in the capital or profits of such partnership or joint venture, (iii) holds 50% or more of the beneficial interest in such trust or estate or (iv) has the power to direct the management and policies, whether through the ownership of voting securities, by contract or otherwise.

                  "Control of SHRP General Partner" means the ability to select a majority of the directors of SHRP General Partner whether through ownership of equity securities, by agreement or otherwise; provided that for purposes of this definition Additional General Partner Designated Directors shall be considered to have been selected by the Additional General Partner.

                  "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the Closing Date is located at 180 East 5th
Street, St. Paul, Minnesota 55101.

                  "Corporation" includes corporations, associations,
partnerships, companies and business trusts, unless the context otherwise requires.

                  "Deeds of Trust" means, collectively, the Second Amended and
Restated Deed of Trust and the Amended and Restated Deed of Trust.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Depositary" means, unless otherwise specified by the Issuers pursuant to Section 202(c), The Depository Trust Company, New York, New York, or
any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulation.

                  "Determination Date" means each March 1, June 1, September 1 and December 1.

                  "EBITDA" of any Person means, for any period, Consolidated Net
Income plus the sum (without duplication) of (i) Consolidated Interest Expense,
(ii) income tax expense or, in the case of the Partnership, Tax Distributions, and (iii) those expenses included in the statement of operations of such Person that do not require the application of funds including, without limitation, (a)
depreciation and amortization, (b) accretion or amortization of debt discount,
(c) amortization of deferred compensation, (d) provision for writedown of assets to the extent included in Consolidated Net Income, (e) accrued but unpaid Fees
(and interest thereon), and (f) equity in losses of unconsolidated affiliates, less noncash items increasing Consolidated Net Income.

                  "Environmental Claims" means any and all administrative,
regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any environmental Permit (hereinafter "Claims") including without limitation, (a)
any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                  "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or (to the extent not defined by reference to Environmental Law) Hazardous
Materials including, without limitation, the Comprehensive Environmental
Response, Compensation, and Liability Act of 1980 ("CERCLA"), 42
U.S.C.ss.ss.9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C.
ss.ss.6901 et seq.; the Hazardous Materials Transportation Act, 49
U.S.C.ss.ss.1801 et seq.; the Clean Water Act, 33 U.S.C.ss.ss.1251 et seq.; the
Toxic Substances Control Act, 15 U.S.C.ss.ss.2601 et seq.; the Clean Air Act, 42
U.S.C.ss.ss.7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.ss.ss.300f et
seq.; the Atomic Energy Act, 42 U.S.C.ss.ss.2011 et seq.; the Federal
Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.ss.136 et seq.; and the
Occupational Safety and Health Act, 29 U.S.C. ss.ss.651 et seq.

                  "Equipment Financing" means Indebtedness incurred to finance the acquisition of (i) equipment required for the conduct of racing activities at the Racing Facility and (ii) plant (including a stand-alone building) and equipment required for (a) video lottery terminals or electronic or electromechanical gambling devices or poker, card, bingo or other games of skill or chance at the Racing Facility or on the Site or (b) off-track betting operations; provided that such Indebtedness is secured only by the plant and equipment acquired.

                  "Equity Securities" of (i) a partnership, means any and all interests, units, participations or other equivalents (however designated and whether or not voting) of partnership interests in such partnership, including all classes and series of such interests; and (ii) a corporation, means any and all shares, interests and participations (however designated and whether or not voting) in such corporation's preferred or common equity, including all classes and series of such equity.

                  "Event of Default" has the meaning specified in Article Five.

                  "Escrow Holder" has the meaning specified under the definition of "Tax Escrow Agreement," and any successors to such institution.

                  "Excess Cash" means the total cash (including cash
equivalents) on hand of the Partnership, minus, without duplication, the aggregate of (i) money required to be paid out to the public and money required to be held by the Partnership to operate or legally or contractually required to be held in trust, escrow or similar arrangements for the benefit of other
Persons (including, without limitation, (a) amounts being held for the payment of purses or the benefit of horsemen, the State of Texas or other Persons and
(b) amounts being held pursuant to the Tax Escrow Agreement), (ii) the amount of all trade and other accounts payable overdue in excess of 30 days, (iii) any cash interest payable on the Securities on the next Interest Payment Date, (iv)
aggregate projected cash deficits (if any) under the internal budgets of the
Partnership from the Determination Date through the date on which such cash deficits are projected to end, (v) cash in the vault (up to $300,000), (vi)
$1,500,000, and (vii) the Mandatory Offer Amount.

                  "Excess Cash Flow" means, for any period, consolidated EBITDA of the Partnership, less (i) Tax Distributions, (ii) Consolidated Interest
Expense of the Partnership to the extent paid in cash, and (iii) net retirements of Indebtedness of the Partnership otherwise permitted under this Indenture not to exceed $2 million in any rolling 12-calendar month period.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Existing Encumbrances" has the meaning specified in the Deeds of Trust.

                  "Fair Market Value" of any Security means (i) the last sales price on the last trading day immediately prior to the date the Issuers or either of them give written notice of their election to redeem a Holder's
Securities on the largest national securities exchange on which such Securities shall have traded on such trading day, or (ii) if no such sales of such
Securities occurred on such trading day or if the Securities are not so listed but are traded in the over-the-counter market with quotations available on
NASDAQ, the mean between the "bid" and "asked" prices on such national securities exchange or as quoted on NASDAQ, as the case may be, on such last trading day, or (iii) if the Securities are not traded on a national securities exchange or quoted on NASDAQ on the last trading day prior to the date of determination, then the fair market value of such Securities as of the date of determination (which shall not include accrued and unpaid interest) as determined in such manner as shall be satisfactory to the Board of Directors of
SHRP General Partner, which shall be entitled to rely for such purpose on the advice of any firm of investment bankers or securities dealers having familiarity with the Securities.

                  "Fee" has the meaning specified in Section 6.1 of the
Management Provisions to the Partnership Agreement.

                  "GAAP" means generally accepted accounting principles,
consistently applied, that are in effect in the United States from time to time;
provided, however, that with respect to the obligations of the Partnership under
Article Eight and the calculations required under Article Ten and the definitions applicable thereto, "GAAP" means generally accepted accounting principles as in effect in the United States on the Closing Date.

                  "General Partner Articles of Incorporation" means the Articles of Incorporation of SHRP General Partner as in effect on the Closing Date, as such articles may be subsequently restated or amended from time to time in accordance with the applicable provisions thereof.

                  "Governmental Authority" means any government (federal, state or local), any governmental agency, bureau or board or any governmental office, officer or official (including environmental) having jurisdiction over the
Partnership and its Subsidiaries or SHRP General Partner and its Subsidiaries
including, without limitation, any of the foregoing whose consent or approval is required as a prerequisite to the construction of the Racing Facility or to the operation and occupancy of the Racing Facility or to the performance of any act or obligation or the observance of any agreement, provision or condition of whatsoever nature herein contained.

                  "Greater Houston Area" means Harris County, Texas and the
counties adjacent thereto, and Jefferson County, Texas.

                  "Hazardous Materials" means (a) petroleum or petroleum
products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and radon gas; (b) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or
"pollutants," or words of similar import, under any applicable Environmental
Law; and (c) any other substance exposure to which is regulated by any
Governmental Authority.

                  "Holder" or "Securityholder" means any Person in whose name a
Security is registered in the Security Register.

                  "Hurwitz" means Mr. Charles Hurwitz, residing in Houston,
Texas on the Closing Date.

                  "Hurwitz Entity" means MAXXAM or any other entity which at any time after the Closing Date meets both of the following requirements: (i) the
Beneficiaries own, directly or through are or more Controlled Entities, at least a majority of the voting Equity Securities of such entity and (ii) such entity owns, directly or through one of more Controlled Entities, any Voting Stock of
SHRP General Partner or Equity Securities of the Partnership.

                  "Indebtedness" means (without duplication), with respect to any Person, (i) any liability of such Person (a) for borrowed money, or under any reimbursement obligation, contingent or otherwise, relating to an acceptance, letter of credit or similar facility, or (b) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation)
given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business) or in settlement of a claim or cause of action, or
(c) for the payment of money relating to a Capitalized Lease; (ii) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Securities of such Person or any of its Affiliates (except for any dividends required to be paid on the common stock of SHRP General Partner) or any warrants, rights or options to acquire such
Equity Securities, valued, in the case of any Redeemable Security, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (iii) any liability of others described in the preceding clause (i) that such Person has guaranteed or that is otherwise its legal liability; and (iv) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i),
(ii) and (iii) above. For the purpose of determining compliance with Section
1008, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the
Partnership, in its sole discretion, shall not be required to include the amount and type of such Indebtedness in more than one of such clauses and the amount of
Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

                  "Indenture" means this instrument as originally executed
(including all exhibits hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

                  "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Additional General Partner Directors, (i) qualified to perform the task for which it has been engaged and (ii) disinterested and independent insofar as it relates to such engagement with respect to the
Partnership and its Subsidiaries, SHRP General Partner and its Subsidiaries and
each Affiliate of the Partnership and SHRP General Partner.

                  "Institutional Accredited Investor" means any Person described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Instrument of Adherence" means either of the instruments of adherence, the forms of which are attached hereto as Exhibits G and H, executed by MAXXAM or Hurwitz and delivered to the Trustee and the Issuers on the Closing
Date, providing for the agreements, for the benefit of the Qualified
Beneficiaries, by MAXXAM or Hurwitz, as applicable, set forth in Articles
Fourteen and Thirteen, as applicable, hereof. The inclusion of the terms of such respective agreement in Articles Thirteen or Fourteen, as applicable, is solely for convenience in determining the beneficiaries thereof from time to time and shall in no event be deemed to cause, and do not cause, MAXXAM or Hurwitz to become parties to this Indenture or the Securities or an obligor in any respect of the Securities or, except with respect to Article Thirteen or Fourteen, respectively, as specified in the Instrument of Adherence executed by Hurwitz or
MAXXAM, respectively, this Indenture.

                  "Interest Payment Date" means April 1 and October 1 of each year, commencing October 1, 2000.

                  "Investments" means, directly or indirectly, any advance, loan or capital contribution to, the purchase of any stock, bonds, notes, debentures or other securities of, the acquisition, by purchase or otherwise of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or making of any investment in any Person.

                  "Issuer" means either of the Partnership or Capital Corp., as joint and several obligors under the Securities; provided, however, that
"Issuer" and "Issuers" shall in no event and for no purpose include Hurwitz or
MAXXAM.

                  "Issuer Request" or "Issuer Order" means a written request or order signed in the name of the Issuers (i) by the Chairman of the Board of
Directors, the President or a Vice President of SHRP General Partner, on behalf of the Partnership, and the Chairman of the Board of Directors, the President or
a Vice President of Capital Corp., and (ii) by the Treasurer, an Assistant
Treasurer, the Secretary, an Assistant Secretary, the Controller or an Assistant
Controller of SHRP General Partner, on behalf of the Partnership, and by the
Treasurer, an Assistant Treasurer, the Secretary, an Assistant Secretary, the
Controller or an Assistant Controller of Capital Corp., and delivered to the
Trustee.

                  "Lease Financing" means leases for property, plant and
equipment classified as Capitalized Leases under GAAP.

                  "License Negative Pledge" means the negative pledge on the license executed as of the Closing Date from the Partnership for the benefit of the Trustee and the Holders, set forth in the Second Amended and Restated
License Negative Pledge, the form of which is attached hereto as Exhibit D, pursuant to which the Partnership covenants not to sell, assign or encumber the
Racing License, and to the extent permitted under the Racing Act, assigns its power and authority to do so to the Trustee, together with the UCC-1 Financing
Statement, the UCC-3 assignment and the UCC-3 amendment filed or to be filed in connection therewith.

                  "Lien" means any mortgage, charge, pledge, lien, privilege, security interest, hypothecation, floating charge or other encumbrance upon or with respect to any property or assets of any kind of the Partnership or any of its Subsidiaries or of SHRP General Partner or any of its Subsidiaries, real or personal, movable or immovable, now owned or hereafter acquired.

                  "Limited Partner" means a Person admitted as a limited partner to the Partnership.

                  "Major Contract" means any contract to which the Partnership is a party or to which the Partnership is subject the aggregate value of which is $250,000.00 or more or the termination of which, or default by the
Partnership under which, would have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Partnership and its Subsidiaries taken as a whole.

                  "Management Provisions" means Article VI of the Partnership
Agreement, as amended or otherwise modified from time to time in accordance with the applicable provisions thereof and this Indenture.

                  "Manager" means SHRP General Partner in its role of general manager of the Racing Facility pursuant to the Management Provisions.

                  "Mandatory Offer Amount" means at any time the cumulative sum
(in each case, solely for the period on and after the Closing Date) of (i) 50%
of Excess Cash Flow, and (ii) any Applicable Net Cash Proceeds received by the
Partnership and any of its Subsidiaries, less the sum of (a) the aggregate amount expended to purchase Securities pursuant to any previous Offer and (b)
Surplus.

                  "Maturity" means, when used with respect to any Security, the date on which the principal of (and premium, if any) and interest on such
Security becomes due and payable as therein or herein provided, whether at the
Stated Maturity, the Offer Date, the Change of Control Payment Date or the
Redemption Date of such Security and whether by declaration of acceleration,
Offer, Change of Control, call for redemption or otherwise.

                  "MAXXAM" means MAXXAM Inc., a Delaware corporation, and its successors.

                  "Mortgaged Property" means all property subject to the Deeds of Trust.

                  "MUD 21" means West Harris County Municipal Utility District
No. 21, within which the Site is located.

                  "NASDAQ" means the National Association of Securities Dealers
Automated Quotation System.

                  "Net Cash Proceeds" means, with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or cash equivalents including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to such Person or any Subsidiary thereof) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,
(ii) provisions for all taxes payable as a result of such Asset Sale, (iii)
payments made to retire Indebtedness where payment of such Indebtedness is required in connection with such Asset Sale, (iv) appropriate amounts to be provided by such Person or any Subsidiary thereof, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such
Asset Sale and retained by such Person or any Subsidiary thereof, as the case may be, after such Asset Sale (excluding the reversal of reserves previously deducted) including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset
Sale, and (v) amounts invested or reserved for investment within 90 days after such Asset Sale in properties and assets to replace the properties and assets that were the subject of such Asset Sale, provided any amounts so reserved are actually invested within 90 days of being reserved (or in the case of any Asset
Sale constituting a casualty loss or condemnation, (a) if such casualty loss or condemnation involves property with a fair value of less than $1,000,000, 180 days after receipt of the proceeds thereof by the Partnership, or (b) if such casualty loss or condemnation involves property with a fair value of $1,000,000 or greater, 270 days after receipt of the proceeds thereof by the Partnership).

                  "Net Present Value" means the net present value of all cash or cash equivalents payable from any Asset Sale discounted to present value using a discount rate equal to (i) the then current indicated yield to maturity for U.S.
Treasury securities having a maturity equal to five years plus (ii) .50%.

                  "Officers' Certificate" means a certificate containing the information specified in Section 107 signed by (i) the Chairman of the Board of
Directors, the President or a Vice President of SHRP General Partner, on behalf of the Partnership, and the Chairman of the Board of Directors, the President or
a Vice President of Capital Corp. and (ii) the Secretary, an Assistant
Secretary, the Treasurer, an Assistant Treasurer, the Controller or an Assistant
Controller of SHRP General Partner, on behalf of the Partnership, and the
Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, the
Controller or an Assistant Controller of Capital Corp., and delivered to the
Trustee.

                  "Opinion of Counsel" means a written opinion containing the information specified in Section 107 from legal counsel who may be counsel for the Issuers and who shall be reasonably acceptable to the Trustee and delivered to the Trustee.

                  "Outstanding" when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture on or after the Closing Date (including any
Securities owned by an Issuer or any other obligor upon the Securities or any
Affiliate of an Issuer or such other obligor), except:

                  (a)      Securities theretofore canceled by the Trustee or
         delivered to the Trustee for cancellation;

                  (b) Securities, or portions thereof, for whose payment,
         redemption or purchase money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than an Issuer) in trust or set aside and segregated in trust by the Issuers
         (if the Issuers shall act as their own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be redeemed, notice of such redemption or purchase has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                  (c) Securities in exchange for or in lieu of which other
         Securities have been authenticated and delivered pursuant to this
         Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the
         Securities are valid obligations of the Issuers;

provided, however, it being expressly understood that in determining whether the
Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, notice, direction, consent or waiver hereunder, Securities not specified in clauses (a), (b) or (c) above that are owned by an Issuer or any other obligor upon the Securities or any Affiliate of an Issuer or such other obligor shall be deemed to be Outstanding.

                  "Partnership" means Sam Houston Race Park, Ltd., a Texas
limited partnership, and its successors.

                  "Partnership Agreement" means the Third Amended and Restated
Limited Partnership Agreement of Sam Houston Race Park, Ltd., dated as of
October 6, 1995, as the same may be amended from time to time in accordance with the applicable provisions thereof.

                  "Paying Agent" means any Person authorized by the Issuers to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Issuers.

                  "Permits" means all applicable authorizations, consents,
licenses, approvals, identification numbers and permits of Governmental
Authorities required for development, construction, operation and occupancy of the Racing Facility (including those required to be obtained by or for MUD 21)
and under the Racing Act and the Racing Rules or other Requirements applicable to the Racing Facility, and for the performance and observance of all agreements, provisions and conditions herein contained.

                  "Permitted Cash Investments" means any of the following, to the extent owned by the Partnership or any of its Subsidiaries, free and clear of all Liens: (a) U.S. Government Obligations maturing not more than one year after the date of acquisition; (b) any certificate of deposit or bankers'
acceptance, in each case, maturing not more than 365 days after the date of acquisition, issued by, or, in the case of bankers' acceptances, accepted by, or time deposit of, any bank or trust company organized under the laws of the
United States of America or any state thereof or the District of Columbia or any
United States branch office or agency of any foreign depository institution, in each case that has combined capital and surplus and undivided profits of not less than $200 million or whose unsecured, unguaranteed long-term debt obligations are rated "A" (or higher) by Standard & Poor's Corporation and "A2"
(or higher) by Moody's Investors Service, Inc., or whose unsecured, unguaranteed commercial paper obligations are rated "A-2" (or higher) by Standard & Poor's
Corporation and "P-2" (or higher) by Moody's Investors Service, Inc.; (c)
repurchase agreements entered into with entities whose unsecured, unguaranteed long-term debt obligations are rated "A" (or higher) by Standard & Poor's
Corporation and "A2" (or higher) by Moody's Investors Service, Inc., or whose unsecured, unguaranteed commercial paper obligations are rated "A-2" (or higher)
by Standard & Poor's Corporation and "P-2" (or higher) by Moody's Investors
Service, Inc., pursuant to a written agreement with respect to any obligation described in clause (a), (b) or (d) of this definition; (d) commercial paper
(including both noninterest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 276 days after the date of acquisition), issued by a corporation (other than an Affiliate or Subsidiary of the Partnership) organized and existing under the laws of the
United States of America with a rating, at the time as of which any investment thereof is made, of "P-2" (or higher) according to Moody's Investors Service,
Inc. or "A-2" (or higher) according to Standard & Poor's Corporation; (e)
adjustable rate preferred stock that is rated "A" (or higher) by Moody's
Investors Service, Inc. or Standard & Poor's Corporation; (f) taxable or non-taxable auction rate securities which have interest rates reset on periodic short-term intervals (typically each 7, 14, 21, 28 or 49 days via a Dutch auction process) and which at the time of purchase have been rated and the ratings for which (A) for direct issues, must not be less than "P-2" if rated by
Moody's Investors Service, Inc. and not less than "A-2" if rated by Standard &
Poor's Corporation, or (B) for collateralized issues which follow the asset coverage tests set forth in the Investment Company Act of 1940, as amended, must have long-term ratings of at least "AA" if rated by Standard & Poor's
Corporation and "Aa" if rated by Moody's Investors Service, Inc.; (g) money market deposit accounts issued or offered by any bank or trust company organized under the laws of the United States of America or any state thereof or the
District of Columbia, in each case having capital and surplus in excess of $500 million; (h) non- taxable securities, maturing not later than one year after the date of acquisition, issued by any state or municipality and having ratings of at least "A" if rated by Standard & Poor's Corporation and "A- 2" if rated by
Moody's Investors Service, Inc.; (i) any investments hereafter developed which are substantially comparable to those described above; (j) certificate of deposit or other secured investments offered by Escrow Holder; or (k) the
Securities. The Issuers shall be solely responsible for any loss of investments or breakage costs with respect to invested funds. The Trustee does not guaranty or have responsibility or liability for any minimum return on investment of invested funds. The Issuers shall be solely responsible for matching maturity of investments with payments coming due.

                  "Permitted Investments" means (i) any Investment by the
Issuers or any Subsidiaries of any Issuers in Permitted Cash Investments, (ii)
any Investment by the Issuers or any Subsidiaries of any Issuers in wholly owned subsidiaries, or in entities which become a wholly owned subsidiary as a result of such Investment and (iii) any Investment by the Issuers or any Subsidiaries
of any Issuers in trade associations or similar enterprises or any Investments which are made in the ordinary course of business, the aggregate of all of which
Investments in this clause (iii) are not in excess of $100,000 at any one time outstanding.

                  "Permitted Liens" means, as of any particular time, (i) Liens for taxes, MUD 21 assessments and other assessments or governmental charges or levies not yet due and payable or which are being contested in good faith in accordance with the Deeds of Trust; (ii) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (iii) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (iv) Existing
Encumbrances; and (v) easements, rights of way, restrictive covenants, permits, licenses, use agreements, ground and other leases, non-disturbance agreements and other encumbrances on title to real property ("real estate encumbrances")
created subsequent to the Closing Date that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property, the determination of which (a) if the real estate encumbrance detracts from the fair value of the property by $100,000 or less shall be conclusively evidenced by an Officers' Certificate and (b) if the real estate encumbrance detracts from the fair value of the property by more than $100,000, shall be conclusively evidenced by a Board Resolution adopted by all of the Additional
General Partner Directors or, if there are more than two Additional General
Partner Directors, a majority of the Additional General Partner Directors);
provided that the creation or incurrence of any Lien permitted by this clause
(v) shall also be deemed an Asset Sale subject to the requirements of Section
1013.

                  "Permitted Payments" means (i) payments of the Fee to the
extent permitted hereby and under the Management Provisions, (ii) Tax
Distributions, (iii) distributions and dividends (other than dividends of
Redeemable Securities) by SHRP General Partner to its shareholders and (iv)
Racing Act Redemptions.

                  "Permitted Refinancings" means any renewals, extensions,
substitutions, refinancings or replacements (collectively "refinancings") of any
Indebtedness, including any successive refinancings and including the reasonable fees and expenses of the maker of such Indebtedness incurred in connection therewith, so long as (i) the aggregate amount of Indebtedness represented thereby is not increased by such refinancing, (ii) the Average Life of the
Indebtedness so refinanced is not less than the Average Life of the Securities,
(iii) the date the Indebtedness so refinanced is scheduled to mature is not before the final maturity of the Securities, (iv) the Indebtedness so refinanced shall not be senior in right of payment to the Indebtedness that is being refinanced had such refinanced Indebtedness remained outstanding and shall not have the benefit of collateral not securing the Indebtedness being refinanced, and (v) the covenant provisions of the Indebtedness so refinanced shall be no more restrictive than those relating to the Indebtedness that is being refinanced.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

                  "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any
Security authenticated and delivered under Section 306 in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen
Security.

                  "Preferred Stock" means, with respect to any Person that is a corporation, capital stock of such corporation of any class of classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of capital stock of any other class of such corporation.

                  "Private Placement Legend" means a legend in substantially the form of Exhibit K hereto to be placed on all Securities except as otherwise specified in Section 305 hereof.

                  "Race Park Gaming/Entertainment Ventures" means any of the following ventures or activities: (a) poker, card, bingo or other gaming
(including games of skill or chance), (b) off- track betting, (c) casino gaming
(full or partial scale), other gaming or wagering activities and ventures, and
(d) related entertainment and other ventures, including, without limitation, restaurants and clubs.

                  "Racing Act" means the Texas Racing Act, Article 179e, Texas
Revised Civil Statutes Annotated, as in effect from time to time, and any successor statute.

                  "Racing Act Redemptions" means (i) any distribution in respect of the (a) Partnership interest held by SHRP General Partner or Additional
General Partner the proceeds of which are applied solely to effect redemptions of the Equity Securities in Additional General Partner or SHRP General Partner,
or (b) other partnership interests in the Partnership, in the event that (x) the holder of such Equity Securities or partnership interest has been found ineligible to own such Equity Securities or partnership interests under the
Racing Act, (y) the Racing Commission has disapproved the ownership of such holder or (z) SHRP General Partner has determined in good faith, that the ownership of such holder does not comply with the Racing Act or makes it materially more likely that the Racing License would be forfeited.

                  "Racing Commission" means the Texas Racing Commission
established pursuant to Article 2 of the Racing Act, or if at any time after the
Closing Date such Commission is not existing and performing the duties now assigned to it under the Racing Act, then the body performing such duties at such time.

                  "Racing Facility" means the Site and the "Class 1" (as defined in the Racing Act) horse racing track on the Site, together with all related improvements, facilities, amenities, equipment and other related real and personal property interests.

                  "Racing License" means any license, franchise or other
authorization required on the Closing Date or hereafter to own, lease, operate or otherwise conduct a Class 1 horse racing facility including, without limitation, all licenses granted under the Racing Act.

                  "Racing Rules" means the rules promulgated under the Racing
Act by the Racing Commission.

                  "Redeemable Security" means any class or series of Equity
Securities that by its terms or otherwise is required to be redeemed prior to the Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the Securities.

                  "Redemption Date", when used with respect to any Securities to be redeemed, means the date fixed for such redemption by or pursuant to this
Indenture.

                  "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this
Indenture.

                  "Regular Record Date" for the interest payable on any Interest
Payment Date means the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                  "Requirement" means any law, ordinance, order, rule or
regulation of a Governmental Authority, or any approval, consent or decree of a
Governmental Authority based on any of the foregoing, any zoning resolution, building code, environmental or other applicable statute, and any requirement of the local fire warden or other similar body acting in and for the locality in which the Racing Facility is situated.

                  "Responsible Officer," when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president or assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Payment" means, as applied to any Person, each of the following: (i) declaring or paying any dividend on, or making any distribution to the holders of, such Person's Equity Securities (other than dividends declared or paid, or distributions made, (x) by any Subsidiary of the
Partnership to the Partnership or any wholly owned Subsidiary of the
Partnership, (y) by any Subsidiary of SHRP General Partner to SHRP General
Partner or any wholly owned Subsidiary of SHRP General Partner or (z) by the
Partnership consisting solely of Tax Distributions); (ii) purchasing, redeeming or otherwise acquiring or retiring for value any Equity Securities of the
Partnership, SHRP General Partner or any or their respective Affiliates or any options, warrants or other rights to acquire such Equity Securities; (iii)
repurchasing, redeeming, defeasing or otherwise acquiring or retiring for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness that is contractually subordinated in right of payment to the Securities; and (iv) making any Investment in any Person (other than
Investments in wholly owned Subsidiaries). Notwithstanding the foregoing, no
Permitted Investment shall be considered a Restricted Payment for purposes of this Indenture.

                  "Secondary Security" has the meaning assigned to such term in
Section 301 hereof.

                  "Securities" means (a) the 11% Senior Secured Extendible Notes
Due 2001, Series B issued on the Closing Date pursuant to this Indenture, (b)
any Secondary Securities, and (c) any Securities issued in exchange or upon registration of transfer of, or in lieu of, any of the foregoing securities pursuant to this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the Closing Date such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Second Amended and Restated Deed of Trust" means the Second
Amended and Restated Deed of Trust, Assignment and Financing Statement executed by the Issuers to the Trustee, for the benefit of the Trustee and the
Securityholders.

                  "Security Register" means the register maintained in such
office or any other office or agency designated pursuant to Section 1002 where the Securities may be presented or surrendered for payment, where Securities may be surrendered for registration or transfer or exchange, and where notices and demands to or upon the Issuers in respect of the Securities and this Indenture may be served. The Security Register will initially be maintained at the office of the Trustee located at 180 East 5th Street, St. Paul, Minnesota 55101.

                  "SHRP General Partner" means SHRP General Partner, Inc., a
Texas corporation, and its successors.

                  "Significant Gaming Legislation" means the passage by the
Texas legislature, the approval by the Governor of the State of Texas (if required) and the approval by the public of the State of Texas (if required) of initial enabling legislation for any or all of the following: (a) off-track betting on horse racing which may be conducted in at least 20 locations in
Texas, (b) poker, card or other games of skill or chance at Texas Class 1 horse racetracks, (c) slot machines at Texas Class 1 horse racetracks, or (d) casino gaming (full or partial scale) at Texas Class 1 horse racetracks.

                  "Site" means, collectively, the land described in Exhibit A to the Second Amended and Restated Deed of Trust, and the real property described in Exhibit A to the Amended and Restated Deed of Trust, together with any other land subsequently acquired by the Partnership to be incorporated into the Racing
Facility.

                  "Special Record Date" means a date fixed by the Trustee for the payment of any Defaulted Interest pursuant to Section 307.

                  "Stated Maturity," when used with respect to any Security or other Indebtedness, means the date specified in such Security or other
Indebtedness as the fixed date on which the principal of such Security or other
Indebtedness is due and payable, or as same may be extended at the option of the obligor (including, with respect to the Securities, as provided for in Section
301 hereof) and when used with respect to any installment of interest on a
Security or other Indebtedness, means the date specified in such Security or other Indebtedness as the fixed date on which such installment of interest is due and payable.

                  "Subsidiary" means, with respect to any Person, any
corporation, partnership, joint venture, trust or estate of which (or in which)
more than 50% of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation
(irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such partnership or joint venture, or (iii) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such
Person and one or more of its other Subsidiaries, or by one or more of such
Person's other Subsidiaries.

                  "Surplus" means the difference, if any, between the aggregate
Offered Price for all Securities that have been tendered pursuant to the Offer in question and the Mandatory Offer Amount relating thereto.

                  "Tax Distributions" means, with respect to any period, (a)
actual cash distributions by the Partnership to its partners of any portion of the Tax Liability Amount, and (b) for purposes of determining the Partnership's
Consolidated Net Income, EBITDA and Excess Cash Flow only, in the event that all of the Tax Liability Amount with respect to any calendar quarter has not yet been actually distributed, provision therefor as determined by the General
Partner in good faith.

                  "Tax Escrow Agreement" means the Second Amended and Restated
Real Estate Tax Escrow and Security Agreement dated as of the date hereof between the Partnership, Trustee, and Charter National Bank-Houston, as escrow agent (the "Escrow Holder"), in substantially the form of Exhibit E hereto, pursuant to which the Partnership is to escrow funds to pay real estate taxes and assessments levied by Governmental Authorities (including MUD 21).

                  "Tax Liability Amount" for any calendar quarter means an
amount equal to the AGP Tax Liability Amount for such period times 100% divided by the Percentage Interest (as defined in the Partnership Agreement) of the
Additional General Partner.

                  "Texas Business Corporation Act" means the Texas Business
Corporation Act, Title 32, Texas Revised Civil Statutes Annotated, as in effect from time to time, and any successor statute.

                  "Transaction Documents" means the Indenture, the Collateral
Documents, and any other document evidencing or securing the Securities or any certificate or other document delivered on behalf of the Partnership to the
Trustee in connection with the sale of the Securities.

                  "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter
"Trustee" shall mean such successor Trustee.

                  "U.S. Government Obligations" means any evidence of
obligations issued directly or fully guaranteed or insured by the United States of America or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged.

                  "Voting Agreement" means that certain voting agreement, dated as of October 6, 1995, among SHRP General Partner, Sam Houston Entertainment
Corp., Additional General Partner and MAXXAM.

                  "Voting Stock" means, with respect to any Person, any Equity
Securities of such Person having voting power under ordinary circumstances to vote in the election of at least a majority of the directors of such Person
(irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power to elect a majority of the directors by reason of the happening of any contingency).

                  Section 102.  Other Definitions.

                                                        Defined in
                                    Term                 Section
                                    ----                ----------
"Act"................................................      103
"Change of Control Offer"............................     1018
"Change of Control Payment Date".....................     1018
"Change of Control Purchase Price"...................     1018
"Defaulted Interest".................................      307
"Extended Maturity"..................................      301
"Extension Option"...................................      301
"Global Securities"..................................      202
"G.P. Surviving Entity"..............................      801
"incorporated provision".............................      106
"Notice of Default"..................................      501
"Offer"..............................................     1012
"Offer Date".........................................     1012
"Offered Price"......................................     1012
"PH".................................................      119
"Qualified Payment"..................................     1009
"Required Holders"...................................      502
"Security Interest"..................................     1201
"Security Registrar".................................      305
"Surviving Entity"...................................      801

                  Section 103.  Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 103.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

                  (c)      The ownership of Securities shall be proved by the
         Security Register.

                  (d) If the Issuers shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuers may, at their option, by or pursuant to Board Resolutions, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuers shall have no obligation to do so. Any such record date shall be the record date specified in or pursuant to such Board Resolutions, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

                  If such a record date is fixed, such request, demand,
         authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be
         Holders for the purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the
         Securities then Outstanding shall be computed as of such record date;
         provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than the earlier of eleven months after the record date or the termination of this Indenture.

                  (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every
         Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the
         Issuers in reliance thereon, whether or not notation of such action is made upon such Security.

                  Section 104.  Notices, Etc., to Trustee and Issuers.

                  Any request, demand, authorization, direction, notice,
consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (a)      the Trustee by any Holder or the Issuers or SHRP
         General Partner shall be sufficient for every purpose hereunder if made, given, furnished or delivered, in writing, to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Department; or

                  (b) the Issuers or SHRP General Partner by the Trustee or by
         any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered, in writing, to the Issuers or SHRP General Partner addressed to them or it at 5847 San Felipe, Suite 2600, Houston, Texas 77057,
         Attention: Corporate Secretary, or at any other address previously furnished in writing to the Trustee by the Issuers not less than 10 days prior to such action.

                  Section 105.  Notice to Holders; Waiver.

                  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security
Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to
Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder, whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

                  Section 106.  Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Issuers to the Trustee to take any action under this Indenture or the Collateral Documents or otherwise upon the demand of the Trustee, the Issuers shall furnish to the Trustee:

                  (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this
         Indenture relating to the proposed action have been complied with; and

                  (b)      an Opinion of Counsel stating that, in the opinion of
         such counsel, all such conditions precedent have been complied with,

except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this
Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Section 107.  Statements Required in Certificate or Opinion.

                  Each certificate or opinion, including any Officers'
Certificate or Opinion of Counsel, furnished to the Trustee as evidence of compliance with a covenant or condition provided for in this Indenture (other than certificates provided pursuant to Section 1017) or the Collateral Documents shall include:

                  (a)      a statement that each individual signing such
         certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (b)      a brief statement as to the nature and scope of the
         examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d)      a statement as to whether, in the opinion of such
         individual such covenant or condition has been complied with.

                  Section 108.  Separability Clause.

                  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 109.  Rules by Trustee, Paying Agent and Security Registrar.

                  The Trustee may make reasonable rules for action by or a
meeting of Securityholders. The Security Registrar, any co-registrar and the
Paying Agent may make reasonable rules for their functions.

                  Section 110.  GOVERNING LAW.

                  THIS INDENTURE AND THE SECURITIES (INCLUDING THE VALIDITY AND
ENFORCEABILITY THEREOF) SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE
AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF
CONFLICT OF LAWS.

                  Section 111.  Racing Act.

                  Notwithstanding Section 110, each of the provisions of this
Indenture is subject to and shall be enforced in compliance with the provisions of the Racing Act. The Trustee disclaims any knowledge of the provisions of the
Racing Act and any duty to comply with such provisions.

                  Section 112.  No Recourse Against Others.

                  SHRP General Partner, Additional General Partner, any limited partner, officer or employee of the Partnership, or any director, officer, employee or stockholder of SHRP General Partner, Additional General Partner or
Capital Corp., shall not have any liability for any obligations of the Issuers under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. No limited partner, officer or employee of the Partnership, nor any director, officer, employee or stockholder of SHRP General Partner, Additional General Partner or Capital Corp.
shall have any liability for any of the obligations of SHRP General Partner under this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  Section 113.  Successors.

                  All agreements of the Issuers and SHRP General Partner in this
Indenture and the Securities shall bind their successors. All agreements of the
Trustee in this Indenture shall bind its successor.

                  Section 114.  Multiple Originals.

                  The parties may sign any number of copies of this Indenture.
Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  Section 115.  Legal Holidays.

                  If any date specified in this Indenture or the Securities for the occurrence of any event (including the giving of notice and the making of a payment) shall not be a Business Day, then such event shall occur on the next succeeding date that is a Business Day with the same force and effect as if such event had occurred on the date originally specified and, if such event is a payment in respect of the Securities, no interest shall accrue for the intervening period.

                  Section 116.  Table of Contents, Headings, Etc.

                  The table of contents, titles and headings of the Articles and
Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                  Section 117.  Benefits of Indenture.

                  Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  Section 118.  Consent to Jurisdiction and Service of Process.

                  Each of the Issuers and SHRP General Partner agree that any legal suit, action or proceeding brought by any party to enforce any rights under or with respect to this Indenture, the Collateral Documents or the
Securities may be instituted in any state or federal court in the City of
Houston, State of Texas, and waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. Each of the Issuers and SHRP General Partner hereby irrevocably designates and appoints
The Prentice-Hall Corporation System and any successor ("PH") as its authorized agent to receive and forward on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon PH (or any successor) at its office at 500
Central Avenue, New York, New York 12206 (or successor address) and written notice of said service to the Issuers or SHRP General Partner, as applicable, mailed or delivered to The Prentice-Hall Corporation Systems, 500 Central
Avenue, New York, New York 12206 (or successor address), shall be deemed in every respect effective service of process upon the Issuers or SHRP General
Partner, respectively, in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Issuers or SHRP General Partner.
Said designation and appointment shall be irrevocable. Nothing in this Section
118 shall affect the right of any party hereto to serve process in any manner permitted by law or limit the right of any party hereto to bring proceedings against an Issuer or SHRP General Partner in the courts of any jurisdiction or jurisdictions. Each of the Issuers and SHRP General Partner further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of PH in full force and effect so long as this Indenture or any of the Securities shall be outstanding. To the extent that an Issuer or SHRP
General Partner has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Issuer or SHRP General
Partner hereby irrevocably waives such immunity in respect of its obligations under this Indenture, the Securities and the Collateral Documents, to the extent permitted by law.

                  Section 119.  Form of Documents Delivered to Trustee.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such
Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some other matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of officers of the Issuers may be based, in so far as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officers know, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, in so far as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuers stating that the information with respect to such factual matters is in the possession of the Issuers, unless such Counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                                   ARTICLE TWO

                                 SECURITY FORMS

                  Section 201.  Forms Generally.

                  The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers are subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers).
The Issuers shall furnish any such legend not contained in Exhibit A to the
Trustee in writing. Each Security shall be dated the date of its authentication.
The terms of the Securities set forth in Exhibit A are part of the terms of this
Indenture.

                  The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any manner permitted by the rules of any securities exchange on which the
Securities may be listed, all as determined by the officers executing such
Securities, as evidenced by their execution of such Securities.

                  Section 202.  Procedures for Global Securities.

                  (a)      Upon issuance, the Securities may be represented by
         one or more fully registered notes in global form ("Global Securities")
         as well as Securities in definitive form registered in the name of individual purchasers or their nominees.

                           If the Securities are to be represented by one or
         more Global Securities, the Issuers shall execute and the Trustee shall, in accordance with Section 303 and the Issuer Order delivered to the Trustee thereunder, authenticate and deliver, such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the aggregate principal amount of the Outstanding Securities to be represented by such Global Security or Securities, (ii) shall be registered in the name of the Depositary or in the name of Cede & Co. or of another nominee, as nominee of the Depositary, (iii) shall be delivered by the
         Trustee to the Depositary or pursuant to the Depositary's instructions and (iv) shall bear a legend substantially to the following effect:

                  Unless this certificate is presented by an authorized
                  representative of the Depositary to the Issuers or their agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of the nominee of the Depositary or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to the nominee of the Depositary or to such other
                  entity as is requested by an authorized representative of the
                  Depositary), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
                  VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, the nominee of the Depositary, has an interest herein.

                  (b) A Global Security may be transferred, in whole but not in part, only to a nominee of the Depositary for such Global Security, or to the Depositary, or to a successor Depositary selected or approved by the Issuers, or to a nominee of such successor Depositary.

                  (c)(i) If at any time the Depositary for a Global Security notifies the Issuers that it is unwilling or unable to continue as
         Depositary for such Global Security or if at any time the Depositary for such Global Security shall no longer be eligible or in good standing under the Exchange Act, or other applicable statute or regulation, the Issuers shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such
         Global Security is not appointed by the Issuers within 90 days after the Issuers receive such notice or become aware of such ineligibility, the Issuers will execute, and the Trustee, upon receipt of an Issuer
         Request for the authentication and delivery of individual Securities in exchange for such Global Security, will authenticate and deliver, individual Securities in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global
         Security.

                  (ii) The Issuers may at any time and in their sole discretion determine that the Securities or any portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the
         Issuers will execute, and the Trustee, upon receipt of an Issuer
         Request for the authentication and delivery of individual Securities in exchange in whole or in part for such Global Security or Securities, will authenticate and deliver individual Securities in definitive form in an aggregate principal amount equal to the principal amount of such
         Global Security or Securities representing such Securities or portion thereof in exchange for such Global Security or Securities.

                  (iii) In any exchange provided for in either clause (i) or
         (ii) above, the Issuers will execute and the Trustee will authenticate and deliver individual Securities in definitive registered form in authorized denominations. Upon the exchange of the entire principal amount of a Global Security for individual Securities, such Global
         Security shall be canceled by the Trustee. Except as provided in the preceding paragraph, Securities issued in exchange for a Global
         Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global
         Security shall instruct the Trustee or the Security Registrar in writing. The Trustee at its Corporate Trust Office or the Security
         Registrar shall deliver such Securities to the Persons in whose names such Securities are so registered.

                                  ARTICLE THREE

                                 THE SECURITIES

                  Section 301.  Title and Terms.

                  The aggregate principal amount of Securities which may be
authenticated and delivered under this Indenture is limited to $61,984,804 million, except for Secondary Securities, as described below, and Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 903,
1012, 1018 or 1108.

                  The Securities shall be known and designated as the "11%
Senior Secured Extendible Notes Due 2001, Series B" of the Issuers. The Stated
Maturity of the principal thereof shall be September 1, 2001 (subject to extension to September 1, 2003 (the "Extended Maturity") at the option of the
Issuers (the "Extension Option") upon the occurrence of Significant Gaming
Legislation during the period commencing January 1, 2001 and ending prior to
August 15, 2001, provided that prior to August 15, 2001 the Issuers deliver an
Officers' Certificate to the Trustee to the effect that Significant Gaming
Legislation has occurred and further provided that the Issuers may not exercise the Extension Option if they have previously satisfied and discharged the
Indenture pursuant to Section 401(a) or exercised their legal defeasance option or their covenant defeasance option, as such terms are defined in Section 401(b)
hereof). Promptly after the delivery of such an Officers' Certificate to the
Trustee, the Issuers shall transmit by mail to Holders, as their names and addresses appear in the Security Register, a notice as to the Extended Maturity of the Securities.

                  The Notes shall bear interest at the rate of 11% per annum
(except as provided in the following sentence) from August 25, 2000, or from the most recent Interest Payment Date to which interest on the Securities has been paid or duly provided for, payable on April 1 and October 1 in each year, commencing October 1, 2000 and at said Stated Maturity, until the principal thereof is paid or duly provided for. In the event that the Issuers exercise the
Extension Option, the Securities shall bear interest at the rate of 13% per annum from September 1, 2001 until the Extended Maturity. Cash interest payments shall not commence until the Cash Interest Payment Commencement Date. On each
Interest Payment Date occurring prior to the Cash Interest Payment Commencement
Date, the Partnership will, in lieu of the payment in cash of the interest due and payable on such Interest Payment Date, execute and deliver to the Trustee for authentication, together with Issuer Order given not less than 15 days nor more than 30 days prior to such Interest Payment Date for the authentication and delivery of, additional Securities in an aggregate principal amount equal to such interest; and the Trustee in accordance with such order shall authenticate and deliver to the Securityholders of record on such Regular Record Date such additional Securities requested in such order (such duly executed and authenticated additional Securities being of the same series as the Securities and referred to herein as "Secondary Securities"), and the due issuance of such
Secondary Securities shall constitute full payment of such interest; provided, however, that interest shall not so be payable in Secondary Securities in lieu of cash from and after the Cash Interest Payment Commencement Date; and provided further, that in lieu of the issuance of any Secondary Securities the principal amount of which would exceed the largest integral multiple of $1 which is less than or equal to such principal amount (a "Fractional Secondary Security"), the
Partnership shall issue a Secondary Security with a principal amount equal to such largest integral multiple plus $1. The Partnership shall give notice of such pending payment of interest in Secondary Securities to the Trustee not less than 5 nor more than 15 days prior to the Regular Record Date for such Interest
Payment Date. All Secondary Securities shall be issued in the same series as the
Securities originally issued pursuant to this Indenture, and all Securityholders of Secondary Securities shall be treated as Securityholders of Securities for any and all purposes of any action of Securityholders or otherwise pursuant to this Indenture except as may otherwise be required by law. Any such Secondary
Securities shall be governed by this Indenture and the terms of each such
Secondary Security shall be identical to the terms of the Securities except with respect to, as the case may be, the designation of such Secondary Security
(which may (but need not) indicate the Interest Payment Date of its original issuance), its aggregate principal amount, its CUSIP number or other required identifications, any required legends (including with respect to taxation) and the date from which interest accrues and except as may otherwise be required by law. Notwithstanding the foregoing, Secondary Securities may be issued on any given Interest Payment Date in separate series if such is required pursuant to a change in law after the date hereof, and, in such event, the Securityholders of
Secondary Securities shall continue to be treated in all respects as
Securityholders of Securities for all purposes of this Indenture and any other
Transaction Document (including with respect to any action of Securityholders or otherwise pursuant to this Indenture and any other Transaction Document) except as required by such change in law.

                  The principal of (and premium, if any) and interest on the
Securities shall be payable at the office or agency of the Issuers maintained for such purpose in The City of New York, or at such other office or agency of the Issuers as may be maintained for such purpose; provided, however, that, at the option of the Issuers, interest paid in cash may be paid by check mailed, first class postage prepaid, to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register; provided, also that payments of interest paid in cash may be made by wire transfer (x) to the
Depositary or a nominee of such Depositary or (y) upon written request of a holder of the Securities of an aggregate principal amount of $1,000,000 or more, to an account number to be provided by such Holder.

                  The Securities shall be redeemable as provided in Article
Eleven.

                  Section 302.  Denominations.

                  The Securities shall be issuable only in registered form
without coupons and only in denominations of $1 and any integral multiple thereof; provided, however, that no Security of a denomination less than
$200,000 may be issued in certain transactions, as specified in Section 304,
305, 1012, 1018 and 1108.

                  Section 303.  Execution, Authentication, Delivery and Dating.

                  The Securities shall be executed (a) on behalf of the
Partnership by both (i) the Chairman, the President or any of the Vice
Presidents of SHRP General Partner and (ii) the Secretary or any of the
Assistant Secretaries of SHRP General Partner, under the corporate seal of SHRP
General Partner which may, but need not, be attested, and (b) on behalf of
Capital Corp. by both (i) its Chairman, its President or any of its Vice
Presidents and (ii) its Secretary or any of its Assistant Secretaries, under its corporate seal which may, but need not, be attested. The signature of any of these officers on the Securities may be manual or facsimile. The seal of SHRP
General Partner and Capital Corp. may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities.

                  Securities bearing the manual or facsimile signatures of
individuals who were at the time such documents were executed the proper officers of SHRP General Partner or Capital Corp. shall bind the Issuers, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

                  The Trustee shall authenticate and deliver Securities for
original issue in an aggregate principal amount of $61,984,804 million, upon receipt of an Issuer Order. Such Issuer Order shall specify the amount of the
Securities to be authenticated and the date on which the original issue of
Securities is to be authenticated and shall further provide instructions concerning registration, amounts for each Holder and delivery. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Sections 301 and 306.

                  Each Security shall be dated the date of its authentication
(except as may otherwise be provided herein with respect to Secondary
Securities).

                  No Security shall be entitled to any benefit under this
Indenture or be valid or obligatory for any purpose unless there appears on such
Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any other agent of the
Issuers to deal with the Issuers or an Affiliate of the Issuers.

                  Section 304.  Temporary Securities.

                  Pending the preparation of definitive Securities, the Issuers may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

                  If temporary Securities are issued, the Issuers will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary
Securities at the office or agency of the Issuers designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations; provided, however, that no Security of a denomination less than $200,000 may be issued in such transaction unless (i) the aggregate principal amount of all Securities held by the surrendering Holder is less than $200,000, (ii) all such Securities are surrendered in such transaction, and (iii) a single Security in the aggregate principal amount of all such surrendered Securities in the aggregate principal amount of all such surrendered Securities is issued in such transaction. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

                  Section 305.  Registration, Registration of Transfer and Exchange.

                  The Issuers shall cause the Securities Register to be kept at the Corporate Trust Office of the Trustee. The Trustee is hereby initially appointed "Security Registrar". At all reasonable times, during normal business hours, the Security Register shall be open for inspection by the Trustee and any registrar of the Securities other than the Trustee.

                  Upon surrender for registration of transfer of any Security at the office or agency of the Issuers designated pursuant to Section 1002, the
Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount; provided, however, that no Security of a denomination less than $200,000 may be issued in such transaction unless (i) the aggregate principal amount of all Securities held by the surrendering Holder is less than $200,000, (ii) all such Securities are surrendered in such transaction, and (iii) a single Security in the aggregate principal amount of all such surrendered Securities in the aggregate principal amount of all such surrendered Securities is issued in such transaction.

                  At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Securities to be exchanged at such office or agency; provided, however, that no Security of a denomination less than $200,000 may be issued in such transaction unless (i) the aggregate principal amount of all Securities held by the surrendering Holder is less than
$200,000, (ii) all such Securities are surrendered in such transaction, and
(iii) a single Security in the aggregate principal amount of all such surrendered Securities in the aggregate principal amount of all such surrendered
Securities is issued in such transaction. Whenever any Securities are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive bearing numbers not contemporaneously outstanding.

                  The Private Placement Legend shall be placed by the Trustee on all Securities originally issued under the Indenture and on all Securities subsequently issued upon transfer or exchange of any Securities bearing the
Private Placement Legend pursuant to Sections 304, 305, 306, 903 and 1108 or pursuant to an Offer or Change of Control Offer as provided in Sections 1012 and
1018 and on all Secondary Securities issued in payment of interest on Securities bearing the Private Placement Legend pursuant to Section 301 unless and until the Issuers have delivered to the Trustee an Officers' Certificate which states that as to the Securities held by a particular Holder, such Holder may exchange such legended Securities for unlegended Securities. At any time after receipt by the Trustee of such Officers' Certificate, legended Securities may, at the option of such Holder, be exchanged for unlegended Securities of any authorized denominations and of a like principal amount, upon surrender of the legended
Securities to be exchanged at an office or agency of the Issuers designated pursuant to Section 1002 for such purpose. Whenever any legended Securities are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and deliver, the unlegended Securities which the Holder making the exchange is entitled to receive; provided, however, that no Security of a denomination less than $200,000 may be issued in such transaction unless (i) the aggregate principal amount of all Securities held by the surrendering Holder is less than $200,000, (ii) all such Securities are surrendered in such transaction, and (iii) a single Security in the aggregate principal amount of all such surrendered Securities is issued in such transaction.

                  All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the
Securities surrendered upon such registration of transfer or exchange.

                  Every Security presented or surrendered for registration of transfer, or for exchange or redemption, shall (if so required by the Issuers, the Trustee or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuers, the Trustee and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                  No service charge shall be made for any registration of
transfer or exchange or redemption of Securities, but the Issuers may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 903, 1012, 1018 or 1108 not involving any transfer.

                  The Issuers shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business (A) 15 days before the mailing of a notice of redemption of the
Securities and ending at the close of business on the day of such mailing or (B)
15 days before an Interest Payment Date and ending on the close of business on the Interest Payment Date, or (ii) to register the transfer of or exchange any
Security selected for redemption pursuant to Article Eleven, except for the unredeemed portion of any Security being redeemed in part.

                  The Trustee shall not register the transfer of any Security bearing the Private Placement Legend unless the Holder shall give written notice to the Issuers and the Trustee of such Holder's intention to effect such transfer, which notice shall be accompanied by (A) an unqualified written opinion of legal counsel, which counsel and opinion (in form and substance)
shall be reasonably satisfactory to the Issuers, to the effect that the proposed transfer of such Securities may be effected without registration under the
Securities Act, or (B) a "no action" letter from the SEC reasonably satisfactory to the Issuers to the effect that under the Securities Act the proposed transfer of such Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, or (C) an Issuer
Request as to such transfer stating that the Issuers have received such other evidence as may be reasonably satisfactory to the Issuers that the proposed transfer of the Securities may be effected without registration under the
Securities Act.

                  Section 306.  Mutilated, Destroyed, Lost and Stolen Securities.

                  If (a) any mutilated Security is surrendered to the Trustee, or (b) the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the
Issuers and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuers or written notice to the Trustee that such Security has been acquired by a bona fide purchaser, the Issuers shall execute and upon Issuer Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a replacement Security, pay such Security.

                  Upon the issuance of any replacement Securities under this
Section, the Issuers may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses
(including the fees and expenses of the Trustee) connected therewith.

                  Every replacement Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an additional contractual obligation of the Issuers whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                  The provisions of this Section are exclusive and shall
preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                  Section 307.  Payment of Interest; Interest Rights Preserved.

                  Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the
Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

                  Any interest on any Security which is payable, but is not
punctually paid or duly provided for on any Interest Payment Date and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful (such defaulted interest herein collectively called "Defaulted
Interest"), shall forthwith cease to be payable to the Holder on the Regular
Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Issuers, at their election in each case, as provided in subsection (a) or (b) below:

                  (a) The Issuers may elect to make payment of any Defaulted
         Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted
         Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Issuers shall deposit with the
         Trustee in immediately available funds an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted
         Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such
         Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuers of such
         Special Record Date. In the name and at the expense of the Issuers, the
         Trustee shall cause notice of the proposed payment of such Defaulted
         Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the
         Security Register, not less than 10 days prior to such Special Record
         Date. Notice of the proposed payment of such Defaulted Interest and the
         Special Record Date therefor having been so mailed, such Defaulted
         Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered on such Special
         Record Date (notwithstanding the cancellation of such Securities upon any transfer or exchange subsequent to such Special Record Date and prior to such payment) and shall no longer be payable pursuant to the following subsection (b).

                  (b) The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section, each
Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                  Section 308.  Persons Deemed Owners.

                  Prior to and at the time of due presentment for registration of transfer, the Issuers, the Trustee, the Security Registrar and any agent of the Issuers, the Trustee or the Security Registrar may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section
307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuers, the Trustee, the Security
Registrar nor any agent of the Issuers or the Trustee shall be, to the extent permitted by the laws governing the Issuers, affected by notice to the contrary.

                  Section 309.  Cancellation.

                  All Securities surrendered for payment, redemption,
registration of transfer or exchange shall, if surrendered to the Issuers, or any Paying Agent or any Securities Registrar other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it if not already canceled. The Issuers shall deliver to the Trustee for cancellation any
Securities previously authenticated and delivered hereunder which the Issuers may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this
Section, except as expressly permitted by this Indenture. Canceled Securities held by the Trustee may be destroyed and, if so destroyed, certification of their destruction shall be delivered to the Issuers unless by an Issuer Order the Issuers shall direct that canceled Securities be returned to either of them.

                  Section 310.  Computation of Interest.

                  Interest on the Securities shall be computed on the basis of a
360-day year consisting of twelve 30-day months.

                  Section 311.  CUSIP Numbers.

                  The Issuers in issuing the Securities may use CUSIP numbers
(if then generally in use), and the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities.

                  Section 312.  Joint and Several Liability.

                  Except as otherwise expressly provided herein, the Issuers shall be jointly and severally liable for the performance of all obligations and covenants under this Indenture and the Securities.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

                  Section 401.  Discharge of Liability on Securities; Defeasance.

                  (a) When (i) the Issuers deliver to the Trustee all
         Outstanding Securities (other than Securities replaced pursuant to
         Section 306) for cancellation or (ii) all Outstanding Securities not delivered to the Trustee for cancellation have become due and payable, will become due and payable at their Stated Maturity within one year or are to be called for redemption on a redemption date that is within one year under arrangements satisfactory to the Trustee for giving the notice of redemption and the Issuers irrevocably (i.e., without condition or right of withdrawal) deposit with the Trustee funds sufficient to pay at maturity all Outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section
         306, and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust, as provided in Section 1003), and if in either case the Issuers pay all other sums payable hereunder by the Issuers, then this Indenture shall, subject to Sections 401(c) and 406, cease to be of further effect. Upon satisfaction of the conditions set forth herein, payment of all amounts due the Trustee under Section 607 and upon Issuer Request, accompanied by an Officers' Certificate and Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with, and at the expense of the Issuers, the Trustee shall acknowledge in writing the discharge of Issuers' obligations under the Securities and this Indenture except for those surviving obligations specified therein.

                  (b) Subject to Sections 401(c), 402 and 406, the Issuers at
         any time may terminate (i) all their obligations under the Securities and this Indenture ("legal defeasance option") or (ii) their obligations under Sections 1002 through 1032 and the operation of
         Sections 501(d), (g), (h), (i) and (n) ("covenant defeasance option").
         The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option.

                  If the Issuers exercise their legal defeasance option, payment of the Securities may not be accelerated because of an Event of
         Default. If the Issuers exercise their covenant defeasance option, payment of the Securities may not be accelerated because of an Event of
         Default specified in Sections 501(d), (g), (h), (i) and (n).

                  Upon satisfaction of the conditions set forth herein, payments of amounts due to the Trustee in Section 607 and upon Issuer Request, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

                  (c) Notwithstanding clauses (a) and (b) above, the Issuers'
         obligations in Sections 303, 305, 306, 403, 404, 405, 406, 607, 609,
         701, 1003 and 1108 shall survive until the Securities have been paid in full. Thereafter, the Issuers' obligations in Sections 403, 404, 405 and 607 shall survive.

                  Section 402.  Conditions to Defeasance.

                  The Issuers may exercise their legal defeasance option or
their covenant defeasance option only if:

                  (a) the Issuers shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the
         Holders (i) money, (ii) U.S. Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms will provide (without any reinvestment of such interest or principal), not later than one day before the due date of any payment, money or (iii) a combination of (i) and (ii) in an amount sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee at or prior to the time of such deposit, to pay and discharge each installment of principal of, and interest on, the Outstanding Securities on the dates such installments of interest or principal are due;

                  (b) no Default or Event of Default with respect to this
         Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers are a party or by which they are bound other than a breach, violation or default with respect to Indebtedness of the Issuers that is (i) deferred or redeemed or otherwise satisfied prior to or contemporaneously with such deposit or (ii) waived by the other party to the instrument, as evidenced to the Trustee in an Officers' Certificate delivered to the
         Trustee concurrently with such deposit;

                  (c) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that (and containing no qualification and no assumption, other than an assumption of fact customarily contained in legal opinions) the Holders will not recognize income, gain or loss for
         Federal income tax purposes as a result of the Issuers' exercise of their option under this Section and will be subject to Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised, and, in the case of Securities being discharged, accompanied by a ruling
         (whether specific or general) to the effect received from or published by the Internal Revenue Service (it being understood that such Opinion shall also state that such ruling is consistent with the conclusions reached in such Opinion);

                  (d) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Issuers' exercise of their option under this provision will not result in any of the Issuers, the Trustee or the trust created by the Issuers' deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended;

                  (e) the Issuers shall have paid or duly provided for
         payment of all amounts then due to the Trustee pursuant to Section 607;

                  (f) the Issuers shall have delivered to the Trustee an
         Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with;

                  (g) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that after the passage of 90 days after the deposit, the trust funds will not be subject to the effect of any applicable Federal or State bankruptcy, insolvency or similar law; and

                  (h) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Trustee on behalf of itself and the
         Securityholders have a valid first priority perfected security interest under applicable law in the trust funds.

                  Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article Eleven.

                  Section 403.  Application of Trust Money.

                  The Trustee shall hold in trust money or U.S. Government
Obligations deposited with it pursuant to this Article Four. It shall apply the deposited money and the money from U.S. Government Obligations through the
Paying Agent and in accordance with the Securities and this Indenture to the payment of principal of (and premium, if any) and interest on the Securities;
but such money need not be segregated from other funds except to the extent required by law.

                  Section 404.  Repayment to Issuers.

                  Subject to Section 402, the Trustee and the Paying Agent shall promptly turn over to the Issuers any excess money or securities held by them at any time, upon the written request of the Issuers and upon the receipt by the
Trustee of an Officers' Certificate in form reasonably satisfactory to the
Trustee, addressing the status of such money or securities.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall promptly pay to the Issuers any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Issuers for payment as general creditors.

                  Section 405.  Indemnity for Government Obligations.

                  The Issuers shall pay and shall indemnify the Trustee against any tax, fee and other charge imposed on or assessed against deposited U.S.
Government Obligations and the principal and interest and other sums and amounts received on such U.S. Government Obligations.

                  Section 406.  Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money or
U.S. Government Obligations in accordance with this Article Four by reason of any legal proceeding or by reason of any order or judgment or any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Four until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this
Article Four; provided, however, that if the Issuers have made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government
Obligations held by the Trustee or Paying Agent.

                                  ARTICLE FIVE

                                    REMEDIES

                  Section 501.  Events of Default.

                  "Event of Default", wherever used herein, means any one of the following events after the Closing Date (whatever the reason for such Event of
Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) default in the payment of any interest on any
         Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

                  (b) default in the payment of the principal of (or
         premium, if any, on) any Security at its Maturity; or

                  (c) default in the performance, or breach, of the
         covenant contained in Section 1013 of this Indenture; or

                  (d) or default in the performance, or breach, of any covenant or warranty of either Issuer or SHRP General Partner (other than a default in the performance, or breach, of a covenant or warranty that is specifically dealt with elsewhere in this Section) and continuance of such default or breach for a period of 30 days after there has been given to the Issuers by the Trustee or to the Issuers and the Trustee
         by the Holders of at least 25% in principal amount of the Outstanding
         Securities a written notice specifying such default or breach and stating that such notice is a "Notice of Default" hereunder; or

                  (e) an "Event of Default" shall have occurred under any
         Collateral Document; or

                  (f) any Collateral Document, after delivery thereof, shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority security interest (excluding
         Permitted Liens and Liens permitted under Section 1010 of this
         Indenture) in any of the Collateral purported to be covered thereby; or

                  (g) default in respect of Indebtedness of the Partnership or any of its Subsidiaries in a principal amount of at least $5 million, individually or in the aggregate, shall occur and be continuing and, if such Indebtedness has not already reached its Stated Maturity, such
         Indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable; or

                  (h) default in the payment of the principal of, premium or interest on or any other amount payable in respect of, any Indebtedness of the Partnership or any of its Subsidiaries in (i) a principal amount of at least $5 million, individually or in the aggregate or (ii) a principal amount of at least $100,000 which is secured in whole or in part by the Racing Facility or any portion thereof, shall occur and be continuing, and if such Indebtedness has not already reached Stated
         Maturity, the effect of such default is to permit the acceleration of the maturity of such Indebtedness or otherwise to permit the holder thereof to cause such Indebtedness to mature; or

                  (i) the entry by a court of competent jurisdiction of one or more judgments or orders against the Partnership or any of its
         Subsidiaries in an aggregate amount in excess of $5 million which remain undischarged or unsatisfied for a period of 60 consecutive days after the right to appeal has expired; or

                  (j) the entry of a decree or order by a court having
         jurisdiction in the premises adjudging the Partnership or any of its
         Subsidiaries or SHRP General Partner a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Partnership or any of its Subsidiaries or SHRP General Partner under the federal bankruptcy laws or any other applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Partnership or any of its Subsidiaries or SHRP General Partner or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

                  (k) the institution by the Partnership or any of its
         Subsidiaries or SHRP General Partner of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against any of them, or the filing by any of them of a petition or answer or consent seeking
         reorganization or relief under the federal bankruptcy laws or any other applicable federal or state law, or the consent by any of them to the filing of any such petition or to the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Partnership or any of its Subsidiaries or SHRP General
         Partner or of any substantial part of their respective property, or the making by any of them of an assignment for the benefit of creditors, or the admission by any of them in writing of their inability to pay their debts generally as they become due; or

                  (l) the revocation, suspension or involuntary loss of any
         Racing License under which the Partnership or any of its Subsidiaries operates for more than 15 consecutive days; provided that no Default or
         Event of Default shall be deemed to exist if suspension occurs as the direct result of a casualty loss or condemnation so long as the
         Partnership or any of its Subsidiaries is diligently restoring or repairing the affected property; or

                  (m) (i) the Management Provisions shall be terminated by the
         Partnership or the Manager unless (A) the termination is caused by the
         Partnership following default by the Manager and (B) the Additional
         General Partner Directors, or if there are more than two Additional
         General Partner Directors, a majority of the Additional General Partner
         Directors) and the Racing Commission approve a successor manager(s)
         within 60 days or (ii) the Management Provisions (or the economic interest thereunder) are assigned, in whole or in part, by the Manager otherwise than in compliance with the terms of the Management
         Provisions unless assigned to a Hurwitz Entity;

                  (n) any representation or warranty made by either Issuer or
         SHRP General Partner in any of the Transaction Documents shall have been untrue or incorrect in any material respect when made on the
         Closing Date; or

                  (o) default in the performance, or breach, of any covenant or warranty of either Hurwitz or MAXXAM contained in Articles Thirteen or
         Fourteen (as confirmed by the Instruments of Adherence) and continuance of such default or breach for a period of 30 days after there has been given to the Issuers by the Trustee or to the Issuers and the Trustee
         by the Holders of at least 25% in principal amount of the Outstanding
         Securities a written notice specifying such default or breach and stating that such notice is a "Notice of Default" hereunder.

                  Section 502.  Acceleration of Maturity; Rescission and Annulment.

                  If an Event of Default (other than an Event of Default
specified in Section 501(c), 501(j) or 501(k)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Securities Outstanding ("Required Holders") may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Issuers (and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable. If an Event of Default specified in Section 501(c), 501(j) or 501(k)
occurs and is continuing, then the principal of all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Issuers will deliver to the
Trustee, within 10 days after the occurrence thereof, notice of any acceleration or default in payment at maturity of indebtedness referred to in Section 501(g)
or 501(h).

                  At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Securities Outstanding, by written notice to the Issuers and the Trustee, may rescind and annul such declaration and its consequences if

                  (a) the Issuers have paid or deposited, or caused to be
         paid or deposited, with the Trustee a sum sufficient to pay

                           (i)  all overdue interest on all Securities,

                           (ii) the unpaid principal of (and premium, if any,
                  on) any Securities that have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,

                           (iii) to the extent that payment of such interest is
                  lawful, interest upon Defaulted Interest at the rate borne by the Securities, and

                           (iv) all sums paid or advanced by the Trustee
                  hereunder or under any Collateral Document and the reasonable compensation, expenses, disbursements and advances of the
                  Trustee, its agents and counsel; and

                  (b) all Events of Default, other than the nonpayment of
         principal of (and premium, if any, on) Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

                  Section 503.  Collection of Indebtedness and Suits for Enforcement by Trustee.

                  The Issuers covenant that if

                  (a) default is made in the payment of any interest on any
         Security when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Issuers will, upon demand of the Trustee, pay to it, for the benefit of the
Holders of such Securities, the whole amount then due and payable on such
Securities for principal (and premium, if any) and interest, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  If the Issuers fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuers or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuers or any other obligor upon the Securities, wherever situated.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate private or judicial proceedings as the
Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or the Transaction Documents or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                  Section 504.  Trustee May File Proofs of Claim.

                  In case of the pendency of any receivership, insolvency,
liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuers or any other obligor upon the
Securities or the property of the Issuers or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuers for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (a) to file and prove a claim for the whole amount of
         principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the
         Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (b) to collect and receive any moneys or other securities or property payable or deliverable upon the conversion or exchange of the
         Securities or upon any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each
Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the
Trustee all amounts due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

                  Nothing herein contained shall be deemed to authorize the
Trustee to authorize or consent to or accept or adopt on behalf of any Holder any proposal, plan of reorganization, arrangement, adjustment or composition or other similar arrangement affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any
Holder in any such proceeding.

                  Section 505.  Trustee May Enforce Claims Without Possession of Securities.

                  All rights of action and claims under this Indenture or the
Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

                  Section 506.  Application of Money Collected.

                  Any money collected by the Trustee pursuant to this Article or the Collateral Documents shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the
Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST:  To the payment of all amounts due the Trustee under Section 607;

                  SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

                  THIRD:  The balance, if any, to the Person or Persons entitled thereto.

                  Section 507.  Limitation on Suits.

                  Except as provided in Section 508, no Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Securities or the Collateral Documents, or for
the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (a) such Holder has previously given written notice to the
         Trustee of a continuing Event of Default;

                  (b) the Required Holders shall have made written request to the Trustee to institute proceedings in respect of such Event of
         Default in its own name as Trustee hereunder;

                  (c) such Holder or Holders have offered to the Trustee
         reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

                  Section 508.  Unconditional Right of Holders to Receive Principal, Premium and Interest.

                  Notwithstanding any other provision in this Indenture, the
Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and
(subject to Sections 301 and 307) interest on such Security on the respective
Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date), to institute suit for the enforcement of any such payment and (to the extent such Holder constitutes a Qualified Beneficiary as to any particular Investment subject to Section 1302 or 1402) to the benefits of
Sections 1301, 1302(i), (ii) and (iii) and 1303 or 1401, 1402(a)(i), (ii) and
(iii) and 1403, respectively, and such rights shall not be impaired without the consent of such Holder.

                  Section 509.  Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuers, SHRP
General Partner, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  Section 510.  Rights and Remedies Cumulative; Possession of Letters of Credit.

                  Except as provided in Section 507, no right or remedy herein or in the Collateral Documents conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or thereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  Section 511.  Delay or Omission Not Waiver.

                  No delay or omission of the Trustee or of any Holder of any
Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this
Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                  Section 512.  Control by Holders.

                  The Holders of a majority in principal amount of the
Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under this Indenture or the Collateral Documents; provided that

                  (a) such direction shall not (i) be in conflict with any rule of law or with this Indenture or any Collateral Document, (ii) expose the Trustee to personal liability or (iii) be unduly prejudicial to the
         Holders not joining therein, and

                  (b) the Trustee may take any other action deemed proper by the
         Trustee which is not inconsistent with such direction.

                  Section 513.  Waiver of Past Defaults.

                  The Holders of a majority in principal amount of the
Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a Default

                  (i)  in the payment of the principal of (or premium, if any)
         or interest on any Security, or

                  (ii) in respect of a covenant or provision hereof which under
         Article Nine hereof cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

                  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                  Section 514.  Undertaking for Costs.

                  All parties to this Indenture agree, and each Holder of any
Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant;
but the provisions of this Section shall not apply to any suit instituted by the
Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

                  Section 515.  Waiver of Stay, Extension or Usury Laws; Maximum Interest Rate.

                  (a) The Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this
         Indenture or the Transaction Documents; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the
         Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  (b) It is the intention of the Issuers to conform strictly to all applicable usury laws and any subsequent revisions, repeals or judicial interpretations thereof. Accordingly, if the transactions contemplated hereby or in the Transaction Documents would be usurious under any applicable law then, in that event, notwithstanding anything to the contrary in the Securities or the Transaction Documents, to the
         extent permitted by applicable law, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged, collected or received under a Security or this Indenture or in connection with the Transaction Documents or otherwise in connection with such Security, this Indenture or the Transaction Documents shall under no circumstances exceed the maximum amount allowed by applicable law, and any excess shall be credited to the principal amount of the
         Securities (or, if the principal amount of such Securities shall have been paid in full, or if required to comply with applicable usury law, refunded to the Issuers) and, in such event, neither the Holders nor the Trustee shall be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, collecting or receiving interest in excess of the amount of interest allowed by applicable law;
         and (ii) in the event that the maturity of any Security is accelerated or in the event of any redemption, then such consideration that constitutes interest under applicable law may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this Indenture, the Transaction Documents or such
         Security or otherwise shall be canceled automatically as of the date of such acceleration or redemption and, if theretofore paid, shall be credited to the principal amount of such Security (or, if the principal amount of such Security shall have been paid in full, or if required to comply with applicable usury law, refunded by such Holder to the
         Issuers) and, in such event, neither the Holders nor the Trustee shall be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, collecting or receiving interest in excess of the amount of interest allowed by applicable law. All calculations made to compute the rate of interest that is contracted for, taken, reserved, charged, collected or received under any Security or under this Indenture or the Transaction Documents or otherwise in connection with such Security for the purpose of determining whether such rate exceeds the maximum amount allowed by applicable law shall, to the maximum extent permitted by such applicable law, (a) not characterize any equity interest or contingent interest payment as interest; (b)
         characterize any nonprincipal payment as an expense, fee or premium
         (including any premium for early payment) rather than as interest; (c)
         exclude voluntary prepayments and the effects thereof; and (d)
         amortize, prorate, allocate and spread during the period of the full stated term of such Security (regardless of any voluntary or involuntary prepayment) all interest at any time contracted for, taken, reserved, charged, collected or received by such Holder or by the
         Trustee on behalf of any such Holder in connection therewith so that the amount or rate of interest charged for any and all periods of time during the term of the Security is to the greatest extent possible not more than the maximum amount or rate of interest allowed to be charged by law during the relevant period of time. If at any time and from time to time, (x) the amount of interest payable to any Holder or the
         Trustee shall be computed at and limited to interest which would accrue at the highest lawful rate pursuant to this Section 515(b) and (y) in respect of any subsequent interest computation period, the amount of interest otherwise payable to such Holder or the Trustee would be less than the amount of interest payable to such Holder or the Trustee if computed at the highest lawful rate, then the amount of interest payable to such Holder or the Trustee shall equal the total amount of interest that would have been payable to such Holder or the Trustee if the total amount of interest had been computed without giving effect to this Section 515(b). Notwithstanding any of the foregoing, if at any time applicable laws shall be changed so as to permit a higher rate or amount of interest to be charged than that permitted prior to such change, then unless prohibited by law, references in this Indenture or any Security to "applicable law" when used in the context of determining the maximum interest or rate of interest that can be charged shall be deemed to refer to such applicable law as so amended to allow the greater amount or rate of interest.

                  The Trustee shall have no responsibility to determine whether any payments with respect to the Securities are in compliance with any applicable usury laws and subsequent revisions, repeals or judicial interpretations thereof. Notwithstanding any provision of this
         Indenture, the Collateral Documents or the Securities, the Trustee and
         any Paying Agent may continue to make payments on the Securities without regard to the application of this Section 515(b) unless and until they shall have received from the Issuers, in conformity with
         Sections 106 and 107 hereof, (1) an Opinion of Counsel to the effect that, as the result of a final judicial interpretation by a court of competent jurisdiction, any payments with respect to the Securities will exceed the maximum amount allowed by applicable law and that any direction to the Trustee by the Issuers for action under this Section
         515(b) is in compliance with all applicable laws and the provisions of this Indenture and the Securities and (2) an Officers' Certificate
         setting forth the action required to be taken with respect to the
         Securities pursuant to this Section 515(b), together with any computations or calculations with respect thereof, and stating that such action is in compliance with the provisions of this Indenture, the
         Collateral Documents and the Securities.

                                   ARTICLE SIX

                                   THE TRUSTEE

                  Section 601.  Certain Duties and Responsibilities.

                  (a)      Except during the continuance of an Event of Default,

                           (i) the Trustee undertakes to perform such duties and
                  only such duties as are specifically set forth in this
                  Indenture, the Collateral Documents and the Securities and no
                  implied covenants or obligations shall be read into this
                  Indenture, the Collateral Documents or the Securities against the Trustee; and

                           (ii) in the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the
                  statements and the correctness of the opinions expressed
                  therein, upon certificates or opinions furnished to the
                  Trustee and conforming to the requirements of this Indenture;
                  but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the
                  requirements of this Indenture.

                  (b) In case an Event of Default has occurred and is
         continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (c) No provision of this Indenture shall be construed to
         relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

                           (i)  this subsection (c) shall not be construed
                  to limit the effect of subsection (a) of this Section;

                           (ii) the Trustee shall not be liable for any error of
                  judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in
                  ascertaining the pertinent facts;

                           (iii) the Trustee shall not be liable with respect to
                  any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                           (iv) no provision of this Indenture shall require the
                  Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that
                  repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) The duties and obligations of the Trustee shall be
         determined solely as provided in this Indenture, and whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
         Section.

                  Section 602.  Notice of Defaults.

                  The Trustee shall, within a reasonable time but not exceeding
60 days after the Trustee becomes aware of the occurrence of any Default, mail to all Holders, as the names and addresses of the Holders appear on the books of the Security Registrar and the Escrow Agent notice of all Defaults of which the
Trustee shall be aware, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default described in Section 501 (a) or 501(b), the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, a trust committee of directors or a Responsible Officer of the
Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

                  Where notices of the occurrence of any Default is given under the preceding paragraph and the Default is thereafter cured, the Trustee shall, within a reasonable time but not exceeding 30 days after the Trustee becomes aware of the curing of the Default, mail to all Holders, as the names and addresses of such Holders appear on the books of the Security Registrar, notice that the Default is no longer continuing.

                  Section 603.  Certain Rights of Trustee.

                  Subject to the provisions of Section 601:

                  (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors of Capital Corp. or SHRP
         General Partner may be sufficiently evidenced by a Board Resolution
         (which Board Resolution, if it relates to any matter requiring the approval of all or a majority of the Additional General Partner
         Directors, shall also indicate that such approval was received);
         provided, however, the Trustee shall be entitled to rely solely on requests and directions made by SHRP General Partner on behalf of the Partnership, and Capital Corp. acknowledges and agrees that all requests, directions, agreements, covenants, undertakings and representations made by SHRP General Partner on behalf of the
         Partnership shall fully bind Capital Corp., and Capital Corp. hereby appoints SHRP General Partner as its attorney-in-fact for all purposes in connection with this Indenture and the Collateral Documents and agrees such appointment is irrevocable and is coupled with an interest;

                  (c) whenever in the administration of this Indenture the
         Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the
         Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers'
         Certificate;

                  (d) the Trustee may consult with counsel of its choice and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers and SHRP General Partner, personally or by agent or attorney;

                  (g) the Trustee may execute any of the trusts or powers
         hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                  (h) except with respect to Section 1001, the Trustee shall have no duty to inquire as to the performance of the Issuers' covenants in Article Ten. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of
         Default occurring pursuant to Sections 501(a), 501(b) and 1001, or (ii)
         any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

                  Section 604.  Not Responsible for Recitals or Issuance of Securities.

                  The recitals contained herein (other than the description of the Trustee in the first paragraph of this Indenture) and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Collateral Documents or of the Securities.
The Trustee shall not be accountable for the use or application by the Issuers of Securities or the proceeds thereof, for the use of any monies paid over by the Trustee in accordance with any provisions of this Indenture or for the use of any monies received by any Paying Agent other than the Trustee.

                  Section 605.  May Hold Securities.

                  The Trustee, any Paying Agent, Security Registrar or any other agent of the Issuers, in its individual or any other capacity, may become the owner or pledgee of Securities, and may otherwise deal with the Issuers or SHRP
General Partner with the same rights it would have if it were not Trustee,
Paying Agent, Security Registrar or such other agent.

                  Section 606.  Money Held in Trust.

                  Money held by the Trustee in trust hereunder need not be
segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuers.

                  Section 607.  Compensation and Reimbursement.

                  The Issuers agree:

                  (a) to pay to the Trustee from time to time reasonable
         compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) except as otherwise expressly provided herein, to
         reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or the Transaction
         Documents (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (c) to indemnify each of the Trustee or any predecessor
         Trustee for, and to hold it harmless against, any and all loss, damage, claims, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust or obligations under the Collateral Documents, including the costs and expenses of enforcing this Indenture or the Collateral Documents against the Issuers and of defending itself against any claim (whether asserted by any Holder, the Issuers or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder.

                  As security for the performance of the obligations of the
Issuers under this Section, the Trustee shall have a claim and lien prior to the
Securities upon all property and funds held or collected by the Trustee, except funds held in trust for the payment of principal of, (and premium, if any), and interest of particular Securities.

                  The Trustee's right to receive payment of any amounts due
under this Section 607 shall not be subordinate to any other liability or indebtedness of the Issuers (even though the Securities may be so subordinated)
and the Securities shall be subordinate to the Trustee's right to receive such payment.

                  When the Trustee incurs expenses or renders services in
connection with an Event of Default specified in Section 501(j) or Section
501(k), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

                  The provisions of this Section shall survive the resignation or removal of the Trustee and termination of this Indenture.

                  Section 608.  Corporate Trustee Required; Eligibility.

                  There shall at all times be a Trustee hereunder which may be a part of a bank holding company which shall have a combined capital and surplus of at least $50 million and have its Corporate Trust Office in The City of New
York and if its Corporate Trust Office shall not be located in The City of New
York, it shall maintain an office in The City of New York where the Securities may be presented or surrendered and notices and demands hereunder may be made or served to the extent there is such an institution eligible and willing to serve.
If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of
Columbia supervising or examining authority, then for the purposes of this
Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                  Section 609.  Resignation and Removal; Appointment of Successor.

                  (a) No resignation or removal of the Trustee and no
         appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor
         Trustee under Section 610.

                  (b) The Trustee may resign at any time by giving written
         notice thereof to the Issuers. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within
         30 days after the giving of such notice of resignation, the resigning
         Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) The Trustee may be removed at any time by an Act of the
         Holders of a majority in principal amount of the Outstanding
         Securities, delivered to the Trustee and the Issuers.

                  (d)      If at any time:

                           (i) the Trustee shall cease to be eligible under
                  Section 608 and shall fail to resign after written request therefor by the Issuers or by any Holder who has been a bona fide Holder for at least six months, or

                           (ii) the Trustee shall become incapable of acting or
                  shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any
                  public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

then, in any case, (i) the Issuers by Board Resolutions may remove the Trustee, or (ii) subject to Section 514, a Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (e) If the Trustee shall resign, be removed or become
         incapable of acting, or if a vacancy shall occur in the office of
         Trustee for any cause, the Issuers, by Board Resolutions, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Issuers and the retiring Trustee, the successor
         Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 610, become the successor
         Trustee and supersede the successor Trustee appointed by the Issuers.
         If no successor Trustee shall have been so appointed by the Issuers or the Holders and so accepted appointment, any Holder who has been a bona fide Holder for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) The Issuers shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders as their names and addresses appear in the
         Security Register. Each notice shall include the name of the successor
         Trustee and the address of its Corporate Trust Office.

                  Section 610.  Acceptance of Appointment by Successor.

                  Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuers and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on written request of the Issuers or the successor Trustee, such retiring Trustee shall, upon payment of all amounts due it under Section 607, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor
Trustee all property and money held by such retiring Trustee hereunder subject nevertheless to its lien provided for in Section 607. Upon request of any such successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

                  Section 611.  Merger, Conversion, Consolidation or Succession to Business.

                  Any corporation into which the Trustee may be merged or
converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such
Securities.

                  Section 612.  Appointment of Co-Trustee or Separate Trustee.

                  (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Issuers and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, of all or any part of the
         Collateral, or separate trustee or separate trustees of any part of the
         Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section 612, such powers, duties, obligations, rights and trusts as the Issuers and the Trustee may consider necessary or desirable hereunder or under any other Collateral Document. If the Issuers shall not have joined in such appointment within 15 days after the receipt by them of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility under Section 608 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under Section 609.

                  (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                           (i) all rights, powers, duties and obligations
                  conferred or imposed upon the Trustee hereunder or under any
                  Collateral Document shall be conferred or imposed upon and exercised or performed by the Trustee and such separate
                  trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act
                  separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or under any Collateral Document) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations
                  (including the holding of title to the Collateral or any
                  portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee; and

                           (ii)     the Issuers and the Trustee acting jointly
                  may at any time accept the resignation of or remove any
                  separate trustee or co-trustee.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.
         Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and, to the extent applicable, the Collateral
         Documents. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the
         Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture and, to the extent applicable, the
         Collateral Documents, specifically including every provision hereof and thereof relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Issuers.

                  (d) Any separate trustee or co-trustee may, at any time,
         constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture and, to the extent applicable, the Collateral Documents, on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new successor trustee.

                                  ARTICLE SEVEN

                          HOLDERS' LISTS AND REPORTS BY
                               TRUSTEE AND ISSUERS

                  Section 701.  Issuers to Furnish Trustee Names and Addresses of Holders.

                  The Issuers shall furnish or cause to be furnished to the
Trustee:

                  (a) semiannually, not less than ten days prior to each
         Interest Payment Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the
         Regular Record Date immediately preceding such Interest Payment Date,
         and

                  (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuers of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security
Registrar for the Securities, no such list need be furnished with respect to the
Securities.

                  Section 702.  Preservation of Information; Communications to Holders.

                  (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section
         701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

                  (b) Holders may communicate with other Holders with respect to their rights under this Indenture or under the Securities.

                  (c) Every Holder, by receiving and holding the same, agrees with the Issuers, SHRP General Partner, the Securities Registrar and
         the Trustee that none of the Issuers, SHRP General Partner, the
         Securities Registrar or the Trustee shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

                  Section 703.  Reports by Issuers.

                  Each Issuer shall:

                  (a) file with the Trustee and the SEC, in accordance with
         rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by such Issuer with the conditions and covenants of this
         Indenture as may be required from time to time by such rules and regulations;

                  (b) file with the Trustee and the Racing Commission such
         information, documents and reports required to be filed by such Issuer under the Racing Act and the Racing Rules; and

                  (c) transmit by mail to all Holders, as their names and
         addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, any information, documents and reports required to be filed by such Issuer or any Subsidiary pursuant to subsections (a) and (b) of this Section.

                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

                  Section 801.  Consolidation, Merger, Conveyance, Transfer or Lease, Only on Certain Terms.

                  (a) The Partnership may not merge or consolidate with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets in one or more related transactions to any Person, unless

                           (i) The Partnership shall be the surviving Person of
                  such merger or consolidation or the Person formed by or
                  surviving any such merger or consolidation (if other than the
                  Partnership) or to which such sale, assignment, transfer,
                  lease, conveyance or other disposition shall have been made is a partnership or corporation organized and existing under the laws of the United States of America, any state thereof or the
                  District of Columbia;

                           (ii) the Person formed by or surviving any such
                  merger or consolidation (if other than the Partnership) or the
                  Person to which such sale, assignment, transfer, lease,
                  conveyance or other disposition will have been made (the
                  "Surviving Entity") expressly assumes, by supplemental
                  indenture, all the obligations of the Partnership under the
                  Securities and the Indenture;

                           (iii) immediately after giving effect to such
                  transaction (and treating any Indebtedness which becomes an obligation of the Partnership or any of its Subsidiaries or of
                  the Surviving Entity, as the case may be, in connection with or as a result of such transaction as having been incurred at the time of such transaction) (A) the Partnership or the
                  Surviving Entity, as the case may be, shall have a
                  Consolidated Net Worth equal to or greater than the
                  Consolidated Net Worth of the Partnership immediately prior to such transaction and (B) no Default or Event of Default shall have occurred and be continuing;

                           (iv) immediately after giving effect to any such
                  transaction, on a pro forma basis, the Partnership or the
                  Surviving Entity, as the case may be, could incur at least
                  $1.00 of additional Indebtedness pursuant to Section 1008 of this Indenture;

                           (v) such transaction shall be on such terms as shall
                  not impair the Lien of the Collateral Documents on all or any portion of the Collateral, or the priority thereof or security afforded thereby, or the rights and powers of the Trustee or the Holders of the Securities hereunder or thereunder;

                           (vi)     such transaction shall be in accordance with
                  all Requirements;

                           (vii) after giving effect to such transaction, the
                  Partnership or the Surviving Entity, as the case may be, shall own all of the properties and assets (both tangible and
                  intangible) constituting the Collateral, subject only to Liens under this Indenture and Liens allowed by Section 1010 hereof, and hold all permits required for the ownership and operation of the Racing Facility; and

                           (viii) the Issuers shall have delivered to the
                  Trustee an Officers' Certificate and an Opinion of Counsel,
                  each stating that such consolidation, merger or other
                  transaction, and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent herein provided for relating to such transaction have been satisfied.

Notwithstanding the foregoing, except as provided in Section (d) below, under no circumstances may the Partnership be merged or consolidated with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and properties to, an Affiliate of the
Partnership or SHRP General Partner.

                  (b) The Partnership may not transfer, sell, convey or
                 otherwise dispose of, and Capital Corp. shall not issue to any other Person, any shares of capital stock of Capital Corp. or any interest therein; and Capital Corp. may not merge or
                 consolidate with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all of substantially all of it's the properties and assets in one or more related
                 transactions to any Person, unless:

                           (i) Capital Corp. shall be the surviving Person of
                  such merger or consolidation or the Person formed by or
                  surviving such merger or consolidation (if other than Capital
                  Corp.) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a
                  corporation wholly owned by the Partnership and organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

                           (ii) the Person formed by or surviving any such
                  merger or consolidation (if other than Capital Corp.) or the
                  Person to whom such sale, assignment, transfer, lease,
                  conveyance or other disposition will have been made expressly assumes, by supplemental indenture, all obligations of Capital
                  Corp. under the Securities and the Indenture;

                           (iii) such transaction shall be in accordance with
                  all Requirements; and

                           (iv) Capital Corp. shall have delivered to the
                  Trustee an Officers' Certificate and an Opinion of Counsel,
                  each stating that such consolidation, merger or other
                  transaction, and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent herein provided for relating to such transaction have been satisfied.

                  (c) SHRP General Partner may not merge or consolidate with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets in one or more related transactions to, any Person, unless

                           (i) SHRP General Partner is the surviving Person of
                  such merger or consolidation or the Person formed by or
                  surviving any such merger or consolidation (if other than SHRP
                  General Partner), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, is a corporation organized and existing under the laws of the
                  United States of America, any state thereof or the District of
                  Columbia;

                           (ii) the Person formed by or surviving any such
                  merger or consolidation (if other than SHRP General Partner)
                  or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (the "G.P.
                  Surviving Entity") expressly assumes, by supplemental
                  indenture, all the obligations of SHRP General Partner under the Indenture;

                           (iii) immediately after giving effect to such
                  transaction (and treating any Indebtedness which becomes an obligation of SHRP General Partner or any of its Subsidiaries
                  or of the G.P. Surviving Entity or any of its Subsidiaries, as
                  the case may be, in connection with or as a result of such transaction as having been incurred at the time of such
                  transaction) (A) SHRP General Partner or the G.P. Surviving
                  Entity, as the case may be, shall have a Consolidated Net
                  Worth equal to or greater than the Consolidated Net Worth of
                  SHRP General Partner immediately prior to such transaction and
                  (B) no Default or Event of Default shall have occurred and be continuing;

                           (iv) such transaction shall be in accordance with all
                  Requirements; and

                           (v) SHRP General Partner shall have delivered to the
                  Trustee an Officers' Certificate and an Opinion of Counsel,
                  each stating that such consolidation, merger or other
                  transaction, and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent herein provided for relating to such transaction have been satisfied.

Notwithstanding the foregoing, except as provided in subsection (d) below, under no circumstances may SHRP General Partner be merged or consolidated with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and properties to, an Affiliate of the
Partnership or SHRP General Partner.

                  (d) Notwithstanding the foregoing, the Partnership or SHRP
         General Partner may be merged or consolidated with or into, or may sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets to, a Hurwitz Entity or a wholly owned subsidiary of a Hurwitz Entity; provided, all of the conditions in subsections (a) and (c) above are met (other than the prohibitions on mergers, consolidations, sales, leases, conveyances or other dispositions to Affiliates of the Partnership or SHRP General
         Partner)

                  Section 802.  Successor Substituted.

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of the properties and assets of an Issuer or SHRP General Partner substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which an Issuer or SHRP General Partner, as the case may be, is merged or the successor Person to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or SHRP General Partner, as the case may be, under this Indenture with the same effect as if such successor had been named as such Issuer or SHRP General Partner, as the case may be, herein;
but thereafter, such Issuer or SHRP General Partner, as the case may be, in the case of a sale, assignment, transfer, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest on the Securities.

                                  ARTICLE NINE

                           SUPPLEMENTS AND AMENDMENTS
                                  TO INDENTURE

                  Section 901.  Supplemental Indentures and Amendments Without Consent of Holders.

                  Without notice to or the consent of any Holders, the Issuers and SHRP General Partner, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (a) to evidence the succession of another Person to an Issuer or SHRP General Partner and the assumption by any such successor of the covenants of such Issuer or SHRP General Partner herein and in the
         Securities, all in accordance with the terms of the Indenture;

                  (b) to add to the covenants of the Issuers or SHRP General
         Partner for the benefit of the Holders, or to surrender any right or power herein or in the Securities conferred upon the Issuers or SHRP
         General Partner;

                  (c) to cure any ambiguity, to correct or supplement any
         provision herein which may be defective or inconsistent with any other provision herein or therein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that, in each case, such provisions shall not adversely affect the interests of the Holders in any material respect;

                  (d) to establish or maintain the Lien of this Indenture and the Collateral Documents as a perfected first priority Lien of the
         Trustee with respect to the Collateral or to correct or amplify a description of any Collateral subject to the Lien of this Indenture or the Collateral Documents, or to subject additional property to the Lien of this Indenture or the Collateral Documents;

                  (e) to add guarantees with respect to the Securities or to further secure the Securities;

                  (f) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (g) to make any amendment contemplated by Section 305; or

                  (h) to make any other change that does not adversely affect the rights of any Holder.

                  Section 902.  Supplemental Indentures and Certain Amendments with Consent of Holders.

                  With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of such Holders delivered to the Issuers and the Trustee, the Issuers, when authorized by Board
Resolutions, SHRP General Partner and the Trustee may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of waiving or modifying in any manner the rights of the Holders under this
Indenture; provided, however, that no such supplemental indenture, amendment or waiver shall, without the consent of the Holder of each Outstanding Security affected thereby:

                  (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or amend Sections 1301,
         1302(i), (ii) or (iii), 1303, 1401, 1402(a)(i), (ii) or (iii) or 1403
         in any respect adverse to the Holders; or

                  (b) reduce the amount of, or change the coin or currency of, or impair the right to institute suit for the enforcement of, the
         Change of Control Purchase Price or the Offered Price; or

                  (c) reduce the percentage in principal amount of the
         Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this
         Indenture or certain defaults hereunder and their consequences)
         provided for in this Indenture; or

                  (d) modify any of the provisions of this Section or Sections
         508 and 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby.

                  It shall not be necessary for any act of Holders under this
Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act shall approve the substance thereof.

                  Section 903.  Notation on or Exchange of Securities.

                  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuers shall so determine, replacement Securities so modified as to conform, in the opinion of the Trustee and the Issuers, to any such supplemental indenture may be prepared and executed by the Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Securities; provided, however, that no Security of a denomination less than $200,000 may be issued in such transaction unless (i) the aggregate principal amount of all Securities held by the surrendering Holder is less than $200,000, (ii) all such Securities are surrendered in such transaction, and (iii) a single Security in the aggregate principal amount of all such surrendered Securities in the aggregate principal amount of all such surrendered Securities is issued in such transaction.

                  Section 904.  Trustee to Sign Supplemental Indentures.

                  The Trustee shall sign any supplemental indenture authorized pursuant to this Article Nine if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee.
If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture, the Trustee shall be entitled to receive, and (subject to Section 601 and Section 603 hereof) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such supplemental indenture, when executed and delivered by the Issuers and SHRP
General Partner, will constitute a valid and binding obligation of the Issuers and SHRP General Partner in accordance with its terms.

                  Section 905.  Effect of Supplemental Indentures.

                  Upon the execution of any supplemental indenture under this
Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and
every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  Section 906.  Notice of Supplemental Indenture.

                  Promptly after the execution by the Issuers, SHRP General
Partner and the Trustee of any supplemental indenture pursuant to this Article
Nine, the Issuers shall transmit by mail to all Holders, as their names and addresses appear in the Securities Register, a notice setting forth in general terms the substance of such supplemental indenture.

                                   ARTICLE TEN

                                    COVENANTS

                  Section 1001.  Payment of Principal, Premium and Interest.

                  The Issuers will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

                  Section 1002.  Maintenance of Office or Agency.

                  The Issuers will maintain, in The City of New York, an office or agency where Securities may be presented or surrendered for payment, where
Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Securities and this
Indenture may be served. The Corporate Trust Office of the Trustee, unless such office is not located in The City of New York, in which event such other office maintained by the Trustee in The City of New York pursuant to Section 608 hereof, shall be such office or agency of the Issuers, unless the Issuers shall designate and maintain some other office or agency for one or more of such purposes. The Issuers will give prompt written notice to the Trustee of the location and any change in the location of any such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust
Office of the Trustee, unless such office is not located in The City of New
York, in which event such other office maintained by the Trustee in The City of
New York pursuant to Section 608, and the Issuers hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

                  The Issuers may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in The City of New York for such purposes. The
Issuers will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

                  Section 1003.  Money for Security Payments to Be Held in Trust.

                  If the Issuers or any of their Affiliates shall at any time act as Paying Agent with respect to the Securities, such Paying Agent will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the
Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the
Trustee of its action or failure so to act.

                  Whenever the Issuers shall have one or more Paying Agents for the Securities, they will, on or before each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest and (unless such Paying Agent is the Trustee) the Issuers will promptly notify the Trustee of such action or any failure so to act.

                  The Issuers will cause each Paying Agent other than the
Trustee to execute and deliver to the Trustee an instrument in which such Paying
Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (b) give the Trustee notice of any Default by the Issuers
         (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

                  (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                  The Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Issuers on Issuer Request, or (if then held by the
Issuers) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such
Paying Agent, before being required to make any such repayment, may in the name and at the expense of the Issuers cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, or
mailed to each such Holder, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

                  Section 1004.  Corporate and Partnership Existence.

                  Subject to Article Eight, the Issuers and SHRP General Partner
will do or cause to be done all things necessary to preserve and keep in full force and effect their respective partnership and corporate existence and the corporate, partnership or other existence of each of their Subsidiaries in accordance with their respective organizational documents and the rights
(charter and statutory), licenses and franchises of the Issuers, SHRP General
Partner and such Subsidiaries; provided, however, that the Issuers and SHRP
General Partner shall not be required to preserve any such existence of a
Subsidiary, or any right, license or franchise if (i) the preservation thereof is not required to maintain the Partnership's Racing License, any other gaming license or any other Permit; (ii) the failure to preserve such right, license or franchise will not result in any impairment of the Collateral or the security interest in favor of the Holders therein; and (iii) in the judgment of the
Issuers, evidenced by Board Resolutions delivered to the Trustee, the preservation thereof is no longer desirable in the conduct of the business of the Issuers and their Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

                  Section 1005.  Payment of Taxes and Other Claims.

                  Without prejudice to or limitation of the provisions of the
Collateral Documents, each Issuer and SHRP General Partner will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a)
all taxes, assessments and governmental charges levied or imposed upon such
Issuer or SHRP General Partner or any of their respective Subsidiaries or upon the income, profits or property of such Issuer or SHRP General Partner or any of their respective Subsidiaries and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property of such
Issuer or SHRP General Partner or any of their respective Subsidiaries;
provided, however, that no Issuer or SHRP General Partner shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and as to which appropriate reserves are being maintained.

                  Section 1006.  Maintenance of Properties.

                  Without prejudice to or limitation of the provisions of the
Collateral Documents, each Issuer and SHRP General Partner will cause all properties owned by it or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order (with the exception of normal wear and tear) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Issuer or SHRP General Partner, as the case may be, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section shall prevent such Issuer or SHRP General Partner, as the case may be, from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of such Issuer or SHRP General Partner, as the case may be, desirable in the conduct of its business or the business of any
Subsidiary and not disadvantageous in any material respect to the Holders provided such discontinuance complies with the Deeds of Trust and the other
Collateral Documents.

                  Section 1007.  Insurance.

                  Without prejudice to or limitation of the provisions of the
Collateral Documents, each Issuer and SHRP General Partner will at all times keep all of their and their Subsidiaries' properties which are of an insurable nature insured with financially sound and reputable insurers against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

                  Section 1008.  Limitation on Indebtedness.

                  (a) The Partnership will not, and will not permit any of its
         Subsidiaries to, directly or indirectly, create, incur, assume, suffer to exist or guarantee, or in any other manner become directly or indirectly liable for, any Indebtedness other than (i) the Securities
         (including the Secondary Securities) and interest thereon; (ii) any one or more of the following types of Indebtedness in an aggregate amount not to exceed $10 million outstanding at any one time: (A) Indebtedness in existence at the Closing Date, as set forth on Exhibit I hereto; or
         (B) Indebtedness of the Partnership or any of its wholly owned
         Subsidiaries with respect to Lease Financing and Equipment Financing;
         (iii) Indebtedness in an amount not to exceed $10 million outstanding at one time with respect to Race Park Gaming/Entertainment Ventures;
         provided that (a) such Indebtedness is secured only by the improvements constructed, or personal property acquired, through such financing (and any proceeds or profits thereof), (b) the amount of real property, if any, of the Partnership securing such Indebtedness shall be limited to that described in Section 1010(c)(i), and (c) the proceeds of any such
         Indebtedness shall be used solely (i) to purchase or construct any stand-alone building or addition to a building to be used in such Race
         Park Gaming/Entertainment Venture, (ii) to purchase the related real and personal property to be used by or in such new facility and (iii)
         to fund related start-up costs of operating the venture to be located in such new facility, provided the amount of proceeds of Indebtedness incurred under this Section 1008(a)(iii) used to fund such operating costs in respect of all Race Park Gaming/Entertainment Ventures for which
         Indebtedness is incurred under this Section 1008(a)(iii) shall not exceed $1,000,000 in the aggregate; (iv) additional Indebtedness so long as on the date of incurrence and after giving effect thereto the
         Consolidated Interest Coverage Ratio of the Partnership is greater than
         2.5 to 1; (v) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;
         (vi) Permitted Refinancings of Indebtedness incurred under clauses
         (ii), (iii) and (iv) above and (vii) Indebtedness of the Partnership incurred to effect Racing Act Redemptions.

                  (b) SHRP General Partner shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, suffer to exist or guarantee, or in any other manner become directly or indirectly liable for, any Indebtedness (other than Indebtedness of the
         Partnership solely due to application of the Texas Revised Limited
         Partnership Act or incurred to effect Racing Act Redemptions). Capital
         Corp. shall not and shall not permit any of its Subsidiaries (to the extent any are created) to, directly or indirectly, create, incur, assume, suffer to exist or guarantee, or in any other manner become directly or indirectly liable for, any Indebtedness (other than the
         Securities).

                  Section 1009.  Restricted Payments.

                  The Partnership will not, and will not permit any of its
Subsidiaries to, directly or indirectly, make any Restricted Payments unless all of the following conditions are satisfied:

                  (i)   no Default or Event of Default shall have occurred
         and be continuing or would occur as a consequence thereof;

                  (ii)  cash interest payments have been made for two
         consecutive Interest Payment Dates;

                  (iii) the Partnership would be able to incur $1.00 or more of additional Indebtedness, on a pro forma basis after giving effect to such Restricted Payment, pursuant to Section 1008(a)(iv); and

                  (iv) after giving effect to such Restricted Payment, the
         aggregate amount expended by the Partnership and its Subsidiaries for all Restricted Payments and Racing Act Redemptions subsequent to the
         Closing Date would not exceed the sum of (1) $5,000,000 plus (2) 50% of aggregate Consolidated Net Income (or if such aggregate Consolidated
         Net Income shall be a deficit, minus 100% of such deficit) of the
         Partnership accrued on a cumulative basis for the period commencing on the Closing Date and ending on the last day of the fiscal quarter immediately preceding the relevant date of determination, plus (3) 100%
         of the aggregate net proceeds received by the Partnership subsequent to the Closing Date from the issuance or sale to any Person of Equity
         Securities (other than Redeemable Securities and Equity Securities issued upon conversion of or in exchange for securities of the
         Partnership except to the extent of any payment in addition to the securities surrendered) plus (4), to the extent not included in clause
         (3) above, the aggregate net proceeds received by the Partnership from the issuance or sale to any Person (other than a Subsidiary of the
         Partnership) of any debt securities evidencing Indebtedness of the
         Partnership if, and to the extent that, as of such date of determination, such debt securities have been converted into, exchanged for, or satisfied by the issuance of Equity Securities of the
         Partnership; provided, however, that if the Partnership or any of its
         Subsidiaries, respectively, have made Restricted Payments in respect of
         Investments during the period commencing on the Closing Date and ending on such date of determination, the proceeds of which Investments were used, directly or indirectly, by the recipients thereof to purchase Equity Securities (other than Redeemable Securities) or other securities that have been converted into, exchanged for or satisfied by the issuance of Equity Securities (other than Redeemable Securities) of the Partnership, the aggregate amount determined under clauses (3) and
         (4) above shall be net of the aggregate amount of such Investments.

                  So long as no Default or Event of Default has occurred and is continuing and cash interest payments have been made for two consecutive
Interest Payment Dates, the Partnership and its Subsidiaries may make any
Restricted Payment not otherwise permitted by paragraphs (iii) and (iv) above in an aggregate amount after the Closing Date not to exceed $5,000,000.

                  Notwithstanding anything to the contrary contained herein, the provisions of this Section 1009 shall not prohibit (a) any Subsidiary of SHRP
General Partner or of the Partnership from paying a dividend on its own Equity
Securities within 60 days after the declaration thereof if, on the date when the dividend was declared, such Subsidiary could have paid such dividend in compliance with the other provisions of this Indenture, or (b) SHRP General
Partner or any of its Subsidiaries or the Partnership or any of its
Subsidiaries, respectively, from acquiring Equity Securities of SHRP General
Partner or the Partnership, respectively, solely in exchange for other Equity
Securities of SHRP General Partner or the Partnership, respectively, that are not Redeemable Securities and that are not exchangeable for Redeemable
Securities whether upon conversion or otherwise.

                  Nothing in this Section 1009 shall limit or restrict the
making of any Permitted Payment, and a Permitted Payment shall not be treated as a Restricted Payment. Nothing in this Section 1009 shall limit or restrict the making of any Permitted Investment, and a Permitted Investment shall not be treated as a Restricted Payment.

                  The amount of any Restricted Payment, if other than cash,
shall be determined by the Board of Directors of SHRP General Partner, whose determination shall be conclusive unless there is a readily ascertainable fair market value.

                  Section 1010.  Limitation on Liens.

                  Each of the Partnership, Capital Corp. and SHRP General
Partner shall not, and each of the Partnership and SHRP General Partner shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on or with respect to any of its properties or assets, whether owned as of the Closing Date or thereafter acquired, other than: (a) Liens securing the obligations of the Issuers under this Indenture, the Securities and the
Collateral Documents; (b) Liens on any tangible personal property not purchased in replacement of any tangible personal property and on any tangible personal property acquired to replace obsolete property and securing Indebtedness otherwise permitted under this Indenture, provided that such Liens are limited to the property so acquired and the proceeds thereof; (c) Liens securing construction and permanent financing for any stand-alone building or addition to a building incurred pursuant to Section 1008(a)(iii) (and Permitted Refinancings thereof); provided, (i) such Liens cover only such building, the land beneath the building footprint and immaterial real property adjacent thereto necessary or advisable for the operation thereof, easements, rights of way and similar encumbrances for ingress and egress to and from such building and tangible personal property contained within such building and rents, profits and proceeds of such land, building and tangible personal property; (ii) the granting of such security interest, or the foreclosure thereof by the lienholder, would not result in a loss of, or violation under, the Partnership's Racing License or any other gaming or other governmental license or permit required for or used in the operation of the Racing Facility and the Trustee shall have received from the Issuers, in conformity with Sections 106 and 107 hereof, an Opinion of
Counsel to the foregoing effect; (iii) the foreclosure by the lienholder would not result in a loss of access to or utility of any material portion of the remainder of the Racing Facility if such building is located thereon (as evidenced by an Officers' Certificate); and (iv) if such Lien is to be secured by Collateral, the Trustee shall subordinate the Liens of the Deeds of Trust, as provided in the Deeds of Trust, and (v) if such Lien is to be secured by property which is not Collateral, the Trustee shall be granted a second lien on any property which will secure such Indebtedness, (d) Permitted Liens; (e) Liens to the extent constituting Lease Financing or Equipment Financings permitted by clause (a)(ii)(B) of Section 1008, and (f) Liens securing the Indebtedness permitted by clause (a)(ii)(A) of Section 1008 as set forth on Exhibit I hereto.
Notwithstanding anything contained in this paragraph, Capital Corp. and SHRP
General Partner shall not, and SHRP General Partner shall not permit any of its
Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind upon any of the Collateral, except the Liens created by this Indenture, the
Liens permitted by clauses (b), (c), (d), (e) and (f) above and the Liens created by the Collateral Documents (or the Liens permitted by the Collateral
Documents, subject to the limitations contained therein). The Partnership shall not create, incur, assume or suffer to exist any Lien of any kind (except
Permitted Liens described in clause (i) of the definitions thereof) on the
Partnership's Racing License. Notwithstanding anything in this Indenture to the contrary, Liens permitted under clauses (b), (c), (d), (e) and (f) above may have priority over the Security Interest and shall not be deemed to violate any representation or covenant of the Issuers regarding the priority of the Security
Interest under Article Twelve or other provisions of this Indenture. Further, the existence of the matters described in Exhibit F shall not be deemed to violate any representation or warranty of the Issuers with respect to any of their properties. Any claim brought with respect to matters described in Exhibit
F shall be governed by the provisions of the Deeds of Trust.

                  Section 1011.  Transactions with Affiliates.

                  Each of the Partnership and SHRP General Partner will not and will not permit any of its Subsidiaries to, after the Closing Date, enter into, amend, renew or extend any agreement (oral or written) relating to the sale, purchase or lease of any assets, properties or services from or to any Affiliate of the Partnership, SHRP General Partner or any of their respective
Subsidiaries, unless: (i) the terms of such agreement, or of the amendment, extension or renewal thereof, are no less favorable to the Partnership and its
Subsidiaries or SHRP General Partner and its Subsidiaries, as the case may be, than those that could be obtained in a comparable arms'-length transaction; (ii)
with respect to any agreement involving (or which may reasonably be expected to involve) aggregate payments of greater than $1,000,000, the Additional General
Partner Directors or, if there are more than two Additional General Partner
Directors, a majority of Additional General Partner Directors approve such agreement or its amendment, renewal or extension and, in its good faith judgment, believes that such agreement or its amendment, renewal or extension complies with clause (i) above, as evidenced by a Board Resolution delivered to the Trustee; and (iii) with respect to any agreement involving (or which may reasonably be expected to involve) aggregate payments of greater than
$5,000,000, there is delivered to the Additional General Partner and the
Trustee, prior to the execution and delivery of such agreement or any amendment, renewal or extension thereof, a written opinion of an Independent Financial
Advisor to the effect that the terms of such agreement, or of any amendment thereto or extension or renewal thereof, are fair to the Partnership and its
Subsidiaries or SHRP General Partner and its Subsidiaries, as the case may be.
Notwithstanding the foregoing, this Section 1011 shall not apply to (A)
Permitted Payments, (B) transactions specifically permitted by this Indenture,
(C) transactions conducted in accordance with the provisions of the Management
Provisions (other than amendments thereto), (D) a tax sharing agreement between
SHRP General Partner and MAXXAM or MAXXAM's consolidated taxpayer group or (E)
any amendment to an agreement with an Affiliate of the Partnership, SHRP General
Partner or any of their respective Subsidiaries that, in the good faith judgment of the Board of Directors of SHRP General Partner, is to be made (i) to cure any ambiguity or to correct any provision therein which is inconsistent with the other provisions therein in a manner which is not materially adverse to the
Partnership and its Subsidiaries or SHRP General Partner and its Subsidiaries,
as the case may be, or (ii) to make any other change that does not materially adversely affect the rights of the Partnership and its Subsidiaries or SHRP
General Partner and its Subsidiaries, as the case may be, or the interests of the Holders of the Securities. Notwithstanding the foregoing, except with the consent of the Holders of at least 90% in principal amount of the Outstanding
Securities, each of the Partnership and SHRP General Partner may not, and may
not permit any of its Subsidiaries to, enter into any management agreement relating to the Racing Facility other than the Management Provisions or amend the Management Provisions in any way which increases the amount of fees payable thereunder, reduces the obligations of the Manager thereunder or otherwise adversely affects the interests of the Holders of the Securities.

                  Section 1012.  Mandatory Offer to Purchase.

                  (a) The Issuers shall be required to calculate the Mandatory
         Offer Amount within 90 days of the period from the Closing Date to
         December 31, 2000 and each six-month period ended June 30 and December
         31 thereafter and notify the Trustee of such amount as soon as practicable thereafter. If the Mandatory Offer Amount at the end of any such period exceeds $5 million, the Issuers shall be required, within
         120 days of the end of any such period, to offer to purchase for cash
         (an "Offer") from all Holders an aggregate principal amount of Notes equal to such Mandatory Offer Amount, at a price in cash equal to 100%
         of the principal amount thereof (the "Offered Price"), plus accrued and unpaid interest, if any, to the date on which the Offer shall expire
         (the "Offer Date"); provided, however, that no Offer shall be made pursuant to this Section if otherwise prohibited by the terms of this
         Indenture.

                           The Offer shall be conducted in accordance with the
         procedures set forth in subsections (b) through (f) of this Section
         1012. The Issuers may use Surplus, if any, to repurchase Securities in the open market.

                  (b) Within 120 days after the last day of each six-month
         period ended June 30 or December 31 on which the Mandatory Offer Amount exceeds $5 million, the Issuers shall send by first-class mail, postage prepaid, to each Holder at the address appearing in the Security
         Register and to the Trustee a notice stating:

                           (i) that the Holder has the right to require the
                  Issuers to repurchase such Holder's Securities at the Offered
                  Price, subject to proration in the event the amount of such
                  Mandatory Offer Amount is less than the aggregate Offered
                  Price of all Securities tendered;

                           (ii)     the amount of the Mandatory Offer Amount;

                           (iii) the Offer Date, which shall be no earlier than
                  20 Business Days nor later than 30 Business Days from the date such notice is mailed; and

                           (iv) the instructions a Holder must follow in order
                  to have its Securities purchased in accordance with subsection
                  (c) of this Section.

                  (c) Holders electing to have Securities purchased will be
         required to surrender such Securities to the Issuers at the address specified in the notice on or before the Offer Date. Holders will be entitled to withdraw their election if the Issuers receive, not later than three Business Days prior to the Offer Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Securities purchased. If the aggregate principal amount of Securities surrendered by Holders exceeds the amount of the Mandatory Offer Amount, the Issuers shall select the
         Securities to be purchased on a pro rata basis, with such adjustments as may be deemed appropriate by the Issuers so that only Securities in denominations of $1, or integral multiples thereof, shall be purchased.
         Holders whose Securities are purchased only in part will be issued new
         Securities equal in principal amount to the unpurchased portion of the
         Securities surrendered. The Issuers shall hold each Offer open for not less than 20 Business Days and not more than 30 Business Days. Any
         Holder electing (initially or upon a withdrawal) to have only a portion of the aggregate principal amount of all Securities held by such Holder purchased may do so only to the extent that the Securities held by such
         Holder not to be purchased is at least $200,000.

                  (d) In the event the Issuers shall be prohibited from
         purchasing any Security from a Holder in an Offer because of provisions of applicable law for a period of 180 days after such Offer should have commenced in accordance with subsection (b), the Issuers need not make an Offer with respect to such Security.

                  (e) The Mandatory Offer Amount, to the extent represented by cash, shall be set aside by the Issuers in a separate account and held in trust pending delivery by the Issuers of the Offered Price to the
         Holders of Securities tendered in an Offer. Such Mandatory Offer Amount may be invested in Permitted Cash Investments. The Issuers shall be entitled to any interest or dividends accrued, earned or paid on such
         Investments provided that the Issuers shall not be entitled to such interest if there is a Default or an Event of Default.

                  (f) On the Offer Date, the Issuers shall (i) accept for
         payment an aggregate principal amount of Securities or portions thereof tendered pursuant to the Offer equal to the Mandatory Offer Amount,
         (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii)
         deliver or cause to be delivered to the Trustee. Securities so accepted together with an Officers' Certificate stating the Securities or portion thereof tendered to the Issuers. The Paying Agent shall promptly mail to each Holder of Securities so accepted payment in an amount equal to the purchase price for such Securities, and the Trustee shall, upon receipt of an Issuer Order, promptly authenticate and mail to such Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; provided that each such new Security shall be in an original principal amount of $1 or integral multiples thereof.

                  Section 1013.  Asset Sales and Disposition of Proceeds of Asset Sales.

                  (a) The Partnership will not, and will not permit any of its
         Subsidiaries to, engage in Asset Sales, except that the Partnership and its Subsidiaries may engage in Asset Sales, provided (i) the
         Partnership (or the Subsidiary, as the case may be) receives or is to receive cash consideration the Net Present Value of which at the time of such Asset Sale is at least equal to the fair market value of such property sold or otherwise disposed of, such fair market value (if the
         Applicable Net Cash Proceeds, without giving effect to clause (v) of the definition of Net Cash Proceeds, exceed $100,000) to be determined by the Board of Directors of SHRP General Partner in good faith and evidenced by a Board Resolution delivered to the Trustee; (ii) the
         Applicable Net Cash Proceeds received in such Asset Sale are used (or set aside for use) either (A) to repurchase Securities pursuant to a subsequent Offer or (B) within 90 days of the date of receipt of such cash consideration, to acquire property or other assets that, upon acquisition, become subject to the Liens of the Deeds of Trust; and
         (iii) the fair market value of the property sold or otherwise disposed of pursuant to such Asset Sale does not exceed $1 million individually or in the aggregate, during any rolling 12- calendar month period, or
         $5 million in the aggregate during the period commencing on the
         Closing Date and continuing so long as any Securities are Outstanding unless such Asset Sale has been approved by all of the Additional
         General Partner Directors or, if there are more than two Additional
         General Partner Directors, a majority of the Additional General
         Partner Directors.

                  (b) SHRP General Partner will not and will not permit any of its Subsidiaries to engage in any Asset Sale.

                  Section 1014.  Annual Budgets.

                  Within 45 days of the start of a fiscal year, the Partnership will submit to the Trustee a budget for the Partnership with respect to that fiscal year.

                  Section 1015.  Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

                  Each of the Partnership and SHRP General Partner will not, and will not permit any of its Subsidiaries to, create, directly or indirectly, or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Subsidiary of the Partnership or of SHRP General Partner to (a) pay dividends or make any other distributions on its Equity Securities, (b) pay any Indebtedness owed to the Partnership or any other Subsidiary of the Partnership, (c) make loans or advances to the
Partnership or any other Subsidiary of the Partnership or to SHRP General
Partner or any other Subsidiary of SHRP General Partner, as the case may be, or
(d) transfer any of its property or assets to the Partnership or any other
Subsidiary of the Partnership or to SHRP General Partner or any other Subsidiary of SHRP General Partner, as the case may be. The limitations in the foregoing sentence shall not prohibit, however, any such encumbrance or restriction existing by reason of (i) applicable law (including the Racing Act, the Texas
Business Corporation Act or the Texas Revised Limited Partnership Act); (ii)
this Indenture; (iii) any Indebtedness permitted by this Indenture, on terms no more restrictive than those contained in this Indenture; or (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Partnership or any Subsidiary of the Partnership or of
SHRP General Partner or any Subsidiary of SHRP General Partner, as the case may
be.

                  Section 1016.  Ownership of Partnership Interests.

                  The Partnership and SHRP General Partner shall prohibit the transfer of any interest in the Partnership (other than any interest held through the Additional General Partner) if such transfer would result in a violation of the Texas residency or other requirements of the Racing Act or the
Racing Rules.

                  SHRP General Partner shall not transfer, sell, convey or
otherwise dispose of, or grant any option, warrant or similar right with respect to, any portion of the Equity Security held by it in the Partnership unless such transfer has been approved by the Board of Directors of SHRP General Partner
(and all of the Additional General Partner Directors or, if there are more than two Additional General Partner Directors, a majority of the Additional General
Partner Directors.

                  After the Closing Date, the Partnership shall not issue any of its Equity Securities other than for cash consideration which is equal to not less than the fair market value of the Equity Security so issued, such fair market value to be determined by the Board of Directors of SHRP General Partner in good faith at the time of any such issuance and evidenced by a Board
Resolution delivered to the Trustee; provided, that the Partnership may create an incentive compensation plan with respect to up to 5% of the Equity Securities of the Partnership for officers and employees of the Partnership and the manager of the Racing Facility. Options, rights, or other agreements (collectively
"Rights") obligating the Partnership to issue any of its Equity Securities may be issued under such a plan, provided the price at which the recipient may purchase an Equity Security of the Partnership pursuant thereto shall be equal to not less than the fair market value of such Equity Security at the date of grant of such Right. Such fair market value shall be determined by the Board of
Directors of SHRP General Partner in its good faith judgment, which shall be evidenced by a Board Resolution delivered to the Trustee.

                  Section 1017.  Statements as to Compliance.

                  (a) Each Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year (which on the date hereof ends on
         December 31) ending after the Closing Date, an Officers' Certificate signed, as to at least one of such signers, by its principal executive officer, principal financial officer or principal accounting officer, stating, as to each signer thereof, that:

                           (i) a review of the activities of the Issuers during
                  such year and of performance under this Indenture and the
                  Transaction Documents has been made under his supervision; and

                           (ii) to the best of his knowledge, based on such
                  review, the Issuers have fulfilled all of their obligations under this Indenture and the Transaction Documents throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof.

                  For purposes of this Section 1017(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

                  (b) SHRP General Partner will deliver to the Trustee, within
         120 days after the end of each fiscal year (which on the date hereof ends on December 31) ending after the Closing Date, an Officers'
         Certificate signed, as to at least one of such signers, by its principal executive officer, principal financial officer or principal accounting officer, stating as to each signer thereof, that:

                           (i) a review of the activities of SHRP General
                  Partner during such year and the performance under this
                  Indenture and the Transaction Documents has been made under his supervision; and

                           (ii) to the best of his knowledge, based on such
                  review, SHRP General Partner has fulfilled all of its
                  obligations under this Indenture and the Transaction Documents throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such
                  default known to him and the nature and status thereof.

                  For purposes of this Section 1017(b), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

                  (c) When a Default has occurred and is continuing or if the
         Trustee, any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Issuers gives any notice or takes any other action with respect to a claimed default, the Issuers shall deliver to the Trustee an Officers' Certificate specifying such Default and the nature thereof, notice or other action within 10 Business Days of its occurrence.

                  Section 1018.  Change of Control Offer.

                  (a) Within 30 calendar days of the occurrence of a Change of
         Control, the Issuers shall notify the Trustee and each Holder of the
         Securities in writing of the occurrence of the Change of Control and shall make an offer to purchase (the "Change of Control Offer") the
         Securities at a purchase price in cash equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon, if any, to the Change of Control Payment Date (as hereinafter defined) (the
         "Change of Control Purchase Price") in accordance with the procedures set forth in subsections (b) and (c) of this Section 1018.

                  (b) Within 30 calendar days following the occurrence of a
         Change of Control, the Issuers shall (i) cause a notice of the Change of Control Offer to be sent to the Dow Jones News Service or similar business news service in the United States of America and (ii) send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Securities, at his address appearing in the Security Register, a notice stating:

                           (i) that a Change of Control Offer is being made
                  pursuant to this Section 1018 and that all Securities properly tendered will be accepted for payment;

                           (ii) the Change of Control Purchase Price and the
                  purchase date (which shall be a Business Day no earlier than
                  20 Business Days nor later than 30 Business Days from the date such notice is mailed) (the "Change of Control Payment Date");

                           (iii) that any Security (or any portion thereof)
                  not tendered will remain outstanding and will continue to
                  accrue interest;

                           (iv) that, unless the Issuers default in the payment
                  of the Change of Control Purchase Price, any Securities
                  accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control
                  Payment Date;

                           (v) that Holders accepting the offer to have their
                  Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities, with the form entitled "Election of Holder to Require Repurchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to the close of
                  business on the Business Day preceding the Change of Control
                  Payment Date;

                           (vi) that Holders will be entitled to withdraw their
                  acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the
                  Change of Control Payment Date, a telegram, facsimile
                  transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased;

                           (vii) that Holders who elect to have less than the
                  entire principal amount of their Securities purchased will be issued new Securities equal in principal amount to the
                  unpurchased portion of the Securities surrendered; provided that (x) each Security purchased and each such new Security issued shall be in an original principal amount of $1 or
                  integral multiples thereof and (y) any Holder electing
                  (initially or upon a withdrawal) to have only a portion of the aggregate principal amount of all Securities held by such
                  Holder purchased may do so only to the extent that the
                  Securities held by such Holder not to be purchased is at least
                  $200,000 in aggregate principal amount;

                           (viii) any other procedures that a Holder must follow
                  to accept a Change of Control Offer or withdraw such
                  acceptance; and

                           (ix)  the circumstances and relevant facts regarding
                  the Change of Control resulting in the Change of Control Offer.

                  (c) On the Change of Control Payment Date, the Issuers shall
         (i) accept for payment all Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying
         Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers'
         Certificate stating the Securities or portions thereof tendered to the
         Issuers. The Paying Agent shall promptly mail to each Holder of
         Securities so accepted payment in an amount equal to the purchase price for such Securities, and the Trustee shall, upon receipt of an Issuer
         Order, promptly authenticate and mail to such Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; provided that each such new Security shall be in an original principal amount of $1 or integral multiples thereof. Any
         Holder electing (initially or upon a withdrawal) to have only a portion of the aggregate principal amount of all Securities held by such Holder purchased may do so only to the extent that the Securities held by such
         Holder not to be purchased is at least $200,000 in aggregate principal amount.

                  (d) A third party, on behalf of the Issuers, may also make and consummate a Change of Control Offer in the manner and at the times and otherwise in compliance with this Section 1018.

                  (e) There shall be no purchase of any Securities pursuant to this Section 1018 if there has occurred (prior to, on or after, as the case may be, the tender of such Securities pursuant to the Change of
         Control Offer, by the Holders of such Securities) and is continuing an
         Event of Default. The Paying Agent will promptly return to the respective Holders thereof any Securities (i) the tender of which has been withdrawn in compliance with this Indenture or (ii) held by it during the continuance of an Event of Default (other than a default in the payment of the Change of Control Purchase Price with respect to such Securities).

                  Section 1019.  Transaction Documents.

                  Each of the Partnership and SHRP General Partner shall comply, and cause each of its Subsidiaries to comply, in all material respects with the terms and provisions of the Transaction Documents.

                  Section 1020.  Restriction on Payment of Management Fees.

                  No portion of the Fee may be paid (a) until such time as cash interest payments on the Securities have been made for two consecutive Interest
Payment Dates, or (b) in the event that the Issuers thereafter fail to make a cash interest payment on the Securities, until such time as such default has been cured. On and after such time as (a) cash interest payments on the
Securities have been made for two consecutive Interest Payment Dates, or (b)
such default has been cured, the Fee may be paid to the extent of Excess Cash
(if positive) on the applicable Determination Date. Any portion of the Fee earned by the Manager pursuant to the Management Provisions but not paid pursuant to the foregoing provisions shall bear interest at 11% per annum. The
Partnership shall upon any payment of any Fee deliver to the Trustee an
Officers' Certificate setting forth the calculation of Excess Cash as of the applicable Determination Date.

                  Section 1021.  Additional General Partner Designated Directors.

                  SHRP General Partner agrees to use its best efforts to
maintain Additional General Partner Designated Directors in accordance with the
Voting Agreement.

                  Section 1022.  Keeping of Books.

                  Each of the Partnership and SHRP General Partner shall keep and shall cause each of its Subsidiaries to keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Partnership and SHRP General
Partner and each Subsidiary in accordance with GAAP.

                  Section 1023.  Visitation Rights.

                  Without prejudice to or limitation of the provisions of the
Collateral Documents, the Partnership, at any reasonable time and from time to time after receipt of prior telephonic notice from the Trustee, (a) shall permit the Trustee or any agents or representatives thereof at the Partnership's sole cost and expense to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Partnership and any of its Subsidiaries and to discuss the affairs, finances and accounts of the
Partnership and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants and (b) shall permit the
Trustee or any agents or representatives thereof to enter upon the Racing
Facility, with access to inspect or examine (i) all buildings and structures constituting the Racing Facility, (ii) all materials to be used in the construction of the Racing Facility, (iii) all plans and shop drawings, (iv) all contracts, bills of sale, statements, receipts or vouchers in connection with the Racing Facility, (v) all work done, labor performed, and materials furnished in and about the Racing Facility, (vi) all books and records with respect to the
Racing Facility and (vii) all other documents relating to the Racing Facility or the construction thereof. So long as no Event of Default shall have occurred and be continuing, the Partnership may reasonably restrict the number of Persons permitted to so act and the time and the normal business hours during which they are permitted to so act, to the extent necessary to avoid undue interference with the timely completion of the Racing Facility or, after completion, the operation of the Partnership's business. The Trustee, by taking any action permitted by this Section 1023, shall not be deemed to have assumed any responsibility to the Partnership or any other Person with respect to the proper construction, maintenance or operation of, or any matter relating to, the Racing
Facility.

                  Section 1024.  [Reserved].

                  Section 1025.  Environmental Covenants.  Without prejudice to or limitation of the provisions of the Collateral Documents,

                  (a) The Partnership shall (i) comply with all Environmental
         Laws and obtain, renew, keep and comply with all environmental Permits required by Environmental Laws for the operations of the Partnership at the Mortgaged Property or the ownership, lease or use of any Mortgaged
         Property and the treating, storing, transportation and disposal of any
         Hazardous Materials upon or from the Mortgaged Property; (ii) cause all
         Persons employed by the Issuers and use reasonable efforts to cause any other Persons occupying any Mortgaged Property or treating, storing, transporting or disposing of Hazardous Materials upon or from the
         Mortgaged Property, to comply with all such Environmental Laws and environmental Permits; (iii) pay or cause to be paid all costs and expenses incurred by reason of such compliance; (iv) keep or cause to be kept all such Mortgaged Property free and clear of any Liens imposed pursuant to any such Environmental Laws; (v) take such actions as shall be required to avoid the requirement by any Governmental Authority of the recordation or other publication of notice of the existence at the
         Mortgaged Property of Hazardous Materials or other substances the disposal of which is regulated by law if such notice would not be required in the event of removal or remediation of such substances;
         provided, that the Issuers may contest any such requirement in good faith using appropriate proceedings to the extent that no action is taken against the Mortgaged Property; (vi) not release (as such term is most expansively defined in the Environmental Laws) and use reasonable efforts not to allow to be released at or from the Mortgaged Property any substances to the extent that such release would be a violation of, or require remediation in any form under, Environmental Laws; and (vii)
         not dispose and use reasonable efforts not to permit the disposal of any substances at the Mortgaged Property to the extent a Permit for such disposal is required by any Environmental Laws; provided, that the
         Issuers may be required to obtain a Permit and may obtain such Permit with respect to activities incurred in connection with the normal operation of the Racing Facility.

                  (b) The Partnership shall deliver to the Trustee, upon the
         Trustee's reasonable written request (which request shall state the basis therefor) at the Partnership's sole cost and expense, at any reasonable time, an environmental site assessment report concerning any
         Mortgaged Property, prepared by an environmental consulting firm reasonably acceptable to the Trustee, based on an assessment, the scope of which is reasonably approved by the Trustee, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance (including operation and maintenance programs), removal or remedial action in connection with any Hazardous Materials on such
         Mortgaged Property which is required by Environmental Laws or otherwise to comply with the covenants contained in this Section 1025. If the
         Partnership fails to provide such report after 90 days' (or such shorter time as shall be reasonably designated by the Trustee) notice, the Trustee may order such report, and the Partnership hereby grants to the Trustee and its agents and contractors access to such Mortgaged
         Property and the right to make such tests thereof as may reasonably be deemed appropriate by the Trustee, and the reasonable cost of such report and the work undertaken in connection therewith shall be immediately due and payable on demand.

                  (c) The Partnership shall promptly advise the Trustee in
         writing of any of the following: (i) any pending or, after the
         Partnership receives notice thereof, threatened Environmental Claim against the Partnership or any Mortgaged Property; (ii) any condition or occurrence on any Mortgaged Property or with respect to the operation of the Racing Facility that results in noncompliance by the
         Partnership with any applicable Environmental Law, or that results in noncompliance by the any employee, contractor, lessee or tenant with any applicable Environmental Law, of which the Partnership has notice;
         (iii) any condition or occurrence on any Mortgaged Property or any property adjoining any Mortgaged Property of which the
         Partnership receives written notice or otherwise becomes aware that the Partnership believes could reasonably be anticipated to cause such Mortgaged Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Mortgaged
         Property under any Environmental Law; and (iv) the actual or anticipated taking of any investigatory, removal or remedial action in response to the actual or alleged presence of any Hazardous
         Material on any Mortgaged Property of which the Partnership receives written notice or otherwise becomes aware. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the
         Partnership's response thereto. In addition, the Partnership will provide the Trustee with copies of all written communications with any government or governmental agency relating to the Partnership's noncompliance or alleged noncompliance with, or any assertion of liability or potential liability under, Environmental Laws, all written communications with any other Person relating to Environmental Claims, and such other notices, disclosures, contingency plans and all other evidence of its compliance with Environmental Laws as may be reasonably required by the Trustee, and such reports of any Environmental Claim as may reasonably be requested by the Trustee.

                  (d) The Partnership shall conduct, in accordance with the
         requirements of all applicable Environmental Laws and any orders or directives to the Partnership of all Governmental Authorities, any
         investigation, study, sampling and testing, and undertake any operations and maintenance programs, cleanup, removal, remedial or other action necessary to operate and maintain, remove or clean up all
         Hazardous Materials from any Mortgaged Property required by any
         Governmental Authority to be operated and maintained, cleaned up, removed or remediated.

                  Section 1026.  Performance of Major Contracts.

                  Without prejudice to or limitation of the provisions of the
Collateral Documents, the Partnership shall perform and observe all of the terms and provisions of each Major Contract to be performed or observed by it, maintain each such Major Contract in full force and effect, enforce each such
Major Contract in accordance with its terms, take all such action to such end as may be reasonably requested from time to time by the Trustee and, upon request of the Trustee, make to each other party to each such Major Contract such demands and reasonable requests for information and reports or for action as the
Partnership is entitled to make under such Major Contract unless the failure to take such action would not have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Partnership and its Subsidiaries taken as a whole.

                  Section 1027.  Restriction of Activities.

                  Each of the Partnership and SHRP General Partner shall not, and shall not permit any of its Subsidiaries to, engage in any business or investment activities other than those (a) necessary or appropriate for, incident to, connected with or arising out of developing, constructing, financing, owning and operating the Racing Facility or otherwise conducted at the Racing Facility whether or not related to horse racing or pari-mutuel wagering; provided, such business or activities are permitted under and consistent with the Racing Act and the Racing License (b) to the extent allowed by applicable law, incident to, connected with or arising out of the conduct of off-track-betting at a location other than the Racing Facility, or (c) Race Park
Gaming/Entertainment Ventures. Capital Corp. shall not engage in any business or activities other than those related to complying with its obligations under the
Indenture and the Securities. Each of the Partnership and SHRP General Partner
shall, and shall cause each of its Subsidiaries to, conduct, or permit, to be conducted, only through the Issuers or their Subsidiaries (including, without limitation, through licenses, contracts and other agreements with third-party operators or suppliers under which payments are made solely to the Partnership), any such Race Park Gaming/Entertainment Ventures conducted at the Racing
Facility.

                  Section 1028.  Amendments, etc.

                  Without prejudice to or limitation of the provisions of the
Collateral Documents, neither the Partnership nor SHRP General Partner shall amend, modify or change in any manner or permit any of its Subsidiaries to amend, modify or change in any manner, any term or condition of, give any consent, waiver or approval under or waive any default under or breach any term or condition of its or any Subsidiaries' certificates or articles of incorporation or other governing documents or any Major Contract, except amendments, modifications and waivers that (a) would not have a material adverse effect on (i) the business, condition (financial or otherwise), operations, properties or prospects of the Partnership, SHRP General Partner or any of their
Subsidiaries, (ii) the rights and remedies of the Trustee or (iii) the ability of the Partnership or SHRP General Partner to perform its obligations under any
Transaction Document; (b) are required by this Indenture or any Collateral
Document; or (c) are required by any Requirement.

                  Section 1029.  Compliance with Laws.

                  Each of the Partnership and SHRP General Partner shall comply, and cause each of its Subsidiaries to comply, in all material respects, with all
Requirements, including the Racing Act, the Racing Rules, all Permits, and in
accordance with Section 1025, all Environmental Laws.

                  Section 1030.  Collateral Documents.

                  Simultaneously with the execution of this Indenture on the
Closing Date, the Partnership shall execute the respective Collateral Documents, as appropriate, securing the Partnership's obligations under this Indenture, the
Collateral Documents and the Securities. Each Holder, by accepting a Security, agrees to all terms and provisions of the Collateral Documents as the same may be amended or supplemented from time to time pursuant to the provisions hereof and thereof. The terms of the release of the Collateral and the rights of the
Holders with respect thereto shall be governed by the Collateral Documents and this Indenture; provided, however, that in the event of a conflict between the terms of the Indenture and the terms of any Collateral Documents, the terms of the Collateral Documents shall govern, except with respect to the Trustee's obligations in which case the Indenture shall govern.

                  Section 1031.  Validity of Security Interest.

                  Without prejudice to or limitation of the provisions of the
Collateral Documents, the Partnership represents and warrants that it has, and covenants that it shall continue to have, full power and lawful authority to grant, release, convey, assign, transfer, mortgage, pledge, hypothecate and otherwise create the Security Interest referred to in Article Twelve; and the
Partnership shall warrant, preserve and defend the Security Interest of the
Trustee in and to the Collateral against the claims of all Persons, and will maintain and preserve the Security Interest contemplated by Article Twelve.

                  Section 1032.  Impairment of Lien on Collateral.

                  Without prejudice to or limitation of the provisions of the
Collateral Documents, the Partnership shall not, and shall not permit any of its
Subsidiaries to, knowingly or negligently take any action or omit to take any action, which action or omission would result in the loss of the perfected first priority Lien (except as otherwise permitted or provided for in this Indenture or any Collateral Document) of the Trustee for the benefit of the Holders and itself with respect to the Collateral, and the Partnership shall not, except as otherwise specifically contemplated by Section 1010 or Section 1201 hereof and the Collateral Documents, grant to any Person (other than the Trustee on behalf of the Holders) any interest whatsoever in the Collateral.

                  Section 1033.  Restriction on Incurrence of Indebtedness Senior to the Securities.

                  Neither Issuer shall incur any Indebtedness which is senior in right of payment to the Securities.

                  Section 1034. Waiver of Certain Covenants. The Issuers and
SHRP General Partner may omit in any particular instance to comply with any covenant or condition set forth in Sections 701, 703, 801, 802, and 1002 through
1033, inclusive, and Hurwitz and MAXXAM may omit in any particular circumstance to comply with any covenant or condition set forth in Articles 13 and 14, respectively, if before or after the time for such compliance the
Securityholders of at least a majority in principal amount of the Securities at the time Outstanding, shall, by Act of such Securityholders delivered to the
Issuers and the Trustee, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuers, SHRP General Partner, Hurwitz or MAXXAM and the duties of the
Trustee in respect of any such covenant or condition shall remain in full force and effect.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

                  Section 1101.  Right of Redemption.

                  The Securities may be redeemed at the election of the Issuers, as a whole or from time to time in part, after the Closing Date, subject to the conditions specified in the form of Security attached as Exhibit A hereto, at a price of 100% of the principal amount thereof, together with accrued interest to the Redemption Date.

                  Section 1102.  Applicability of Article.

                  Redemption of Securities at the election of the Issuers or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

                  Section 1103.  Election to Redeem; Notice to Trustee.

                  The election of the Issuers to redeem any Securities pursuant to Section 1101 shall be evidenced by Board Resolutions. In case of any redemption at the election of the Issuers, the Issuers shall, at least 60 days prior to the Redemption Date fixed by them (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and the principal amount of Securities to be redeemed.

                  Section 1104.  Selection by Trustee of Securities to Be Redeemed.

                  If less than all the Securities are to be redeemed, the
particular Securities or portions thereof to be redeemed shall be selected not less than 30 days, nor more than 60 days, prior to the Redemption Date by the
Partnership, from the Securities not previously called for redemption (other than any Securities that are no longer "Outstanding" pursuant to clauses (a) or
(c) of the definition thereof), either pro rata or by lot, or by such other method as the Partnership in its sole discretion may deem appropriate including
(i) a method which selects for redemption only those Securities the beneficial owners of which are not Affiliates of an Issuer or SHRP General Partner, (ii) a
method which selects for redemption only those Securities the beneficial owners of which are Affiliates of an Issuer or SHRP General Partner or (iii) any other method which may discriminate among Holders of Securities the beneficial owners of which are or are not Affiliates of the Issuers), the amounts to be redeemed to be equal to $1 or any integral multiple thereof.

                  The Partnership shall promptly notify the Trustee and each
Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                  Section 1105.  Notice of Redemption.

                  Notice of redemption shall be given by first-class mail,
postage prepaid, mailed not less than 30 nor more than 60 days prior to the
Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

                  All notices of redemption shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price;

                  (c) if less than all Outstanding Securities are to be
         redeemed, the identification (and, in the case of a Security to be redeemed in part, the principal amount) of the particular Securities to be redeemed;

                  (d) that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date) will become due and payable upon each such Security or portion thereof, and that interest thereon shall cease to accrue on and after said date;

                  (e) the place or places where such Securities are to be
         surrendered for payment of the Redemption Price; and

                  (f) the CUSIP number.

                  Notice of redemption of Securities to be redeemed at the
election of the Issuers shall be given by the Issuers or, at their request, by the Trustee in the name and at the expense of the Issuers.

                  Section 1106.  Deposit of Redemption Price.

                  On or prior to any Redemption Date, the Issuers shall deposit with the Trustee or with a Paying Agent (or, if the Issuers are acting as their own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the applicable Redemption Date) sufficient to pay the
Redemption Price of, and accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

                  Section 1107.  Securities Payable on Redemption Date.

                  Notice of redemption having been given as aforesaid, the
Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date
(unless the Issuers shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such
Security shall be paid by the Issuers at the Redemption Price together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption
Date shall be payable to the Holders of such Securities, or one or more
Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 307.

                  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.

                  Section 1108.  Securities Redeemed in Part.

                  Any Security that is to be redeemed only in part shall be
surrendered to the Paying Agent at the office of the Paying Agent or to the office or agency referred to in Section 1002 (with, if the Issuers or the
Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Issuers shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a replacement Security or Securities, of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the principal amount of the
Security so surrendered that is not redeemed; provided, however, that no
Security of a denomination less than $200,000 may be issued in such transaction unless (i) the aggregate principal amount of all Securities held by the surrendering Holder is less than $200,000, (ii) all such Securities are surrendered in such transaction, and (iii) a single Security in the aggregate principal amount of all such surrendered Securities in the aggregate principal amount of all such surrendered Securities is issued in such transaction.

                  Section 1109.  Redemption Pursuant to Racing Act.

                  Notwithstanding the foregoing, if a Holder or a beneficial owner of a Security is found by the Racing Commission to be ineligible to hold a
Security under the Racing Act, the Holder will be obliged to dispose of such
Security within 30 days (or such earlier date as the Racing Commission may require) following such Holder's receipt of notice of its ineligibility. The
Issuers will have the right, at any time after a finding of ineligibility, to redeem such Holder's Security at a redemption price equal to the lowest of (a)
the price at which such Holder or beneficial owner acquired the Security, without premium, if any, plus accrued and unpaid interest to the redemption date, (b) the Fair Market Value of the Security, as of the fifth Business Day preceding the redemption date, without premium, if any, plus accrued and unpaid interest to the redemption date, and (c) 100% of the principal amount of the
Security, without premium, if any, plus accrued and unpaid interest to the redemption date.

                                 ARTICLE TWELVE

                                SECURITY INTEREST

                  Section 1201. Assignment of Security Interest. Without
prejudice to or limitation of the provisions of the Collateral Documents,

                  (a) In order to secure the performance of the Issuers'
         obligations to pay the principal amount of, premium, if any, and interest on the Securities when and as the same shall be due and payable, whether at Maturity or on an Interest Payment Date, by acceleration, call for redemption or otherwise, and interest on the overdue principal and interest, if any, of the Securities and performance of all other obligations of the Issuers and SHRP General
         Partner to the Holders and the Trustee under this Indenture and the
         Securities, according to the terms hereunder or thereunder, the
         Partnership pursuant to the Collateral Documents has assigned or collaterally assigned to the Trustee for the benefit of itself and all
         Holders a first priority security interest in the Collateral (the
         "Security Interest").

                  (b) The Security Interest as now or hereafter in effect shall be held for the Trustee and for the equal and ratable benefit and security of the Securities without preference, priority or distinction of any thereof over any other by reason, or difference in time, of issuance, sale or otherwise, and for the enforcement of the payment of principal of, premium, if any, and interest on the Securities in accordance with their terms.

                  (c) The Partnership has executed and delivered, filed and
         recorded, and/or will execute and deliver, file and record, all instruments and documents, and has done or will do or cause to be done all such acts and other things as are necessary to subject the
         Collateral to the Lien of the Collateral Documents. The Partnership
         will execute and deliver, file and record all instruments and do all acts and other things as may be reasonably necessary or advisable to perfect, maintain and protect the Security Interest and the first priority thereof and shall pay all filing, recording, mortgage or other taxes or fees incidental thereto.

                  Section 1202.  Suits to Protect the Collateral.

                  Without prejudice to or limitation of the provisions of the
Collateral Documents, to the extent permitted under and subject to the terms of the Collateral Documents and this Indenture, the Trustee shall have power, in its own name or in the name of the Issuers, to institute, maintain and/or intervene in, as a plaintiff or defendant, such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral or the Security
Interest by any acts which may be unlawful or in violation of this Indenture or the Collateral Documents and such suits and proceedings as the Trustee may reasonably deem expedient to preserve or protect its interests and the interest of the Holders in the Collateral and in the profits, rents, revenues and other income arising therefrom (exclusive of tangible personal property described in
Section 1010(b) hereof).

                  Section 1203.  Further Assurances and Security.

                  Without prejudice to or limitation of the provisions of the
Collateral Documents, the Partnership represents and warrants that at the time the Collateral Documents and this Indenture are executed, the Partnership (a)
will have full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge, transfer and confirm, absolutely, the Collateral, in the manner and form done in the Collateral
Documents, free and clear of all Liens, except for the Liens created by the
Collateral Documents to the extent otherwise provided therein, the Permitted
Encumbrances and Liens permitted hereunder or under the Collateral Documents, and will forever warrant and defend the title to the same against the claims of all Persons whatsoever; (b) will execute, acknowledge and deliver to the
Trustee, at the Partnership's expense, at any time and from time to time such further assignments, transfers, assurances or other instruments as may be required to effectuate the terms of this Indenture or the Collateral Documents;
provided, the obligations of the Issuers are not materially increased thereby;
and (c) will at any time and from time to time do or cause to be done all such acts and things as may be reasonably necessary or proper, or as may be required by the Trustee, to assure and confirm to the Trustee the Security Interest in the Collateral contemplated hereby and by the Collateral Documents; provided, the obligations of the Issuers are not materially increased thereby.

                  Section 1204.  Release of Collateral.

                  In the case of any Asset Sale pursuant to Section 1013 or any other proposed release of Collateral from the Lien of the Indenture permitted hereunder, the Trustee shall at the written request of the Partnership execute and deliver any instruments necessary or appropriate to release all or a part of the Collateral from the Security Interest, upon compliance by the Partnership with the following:

                  (a) Receipt by the Trustee of an Issuer Request at least 10
         Business Days in advance of the requested date for the delivery of the release instruments, requesting the Trustee to execute one or more specifically described release instruments.

                  (b) Receipt by the Trustee on or before the date scheduled for such release of an Officers' Certificate certifying that the conditions of this Section 1204 set forth below have been fulfilled. Such
         Officers' Certificate shall also set forth:

                           (i) either (x) that there is attached to such
                  Officers' Certificate an Act of Holders of all Outstanding
                  Securities consenting to such Issuer Request or (y) (A)
                  whether the aggregate amount of the fair value of the property to be released at the date of the Issuer Request and the fair value of all securities or other property released since the commencement of the then current calendar year (as previously certified to the Trustee in connection with releases) is 10%
                  or more of the aggregate principal amount of the Securities at the time Outstanding and (B) whether said fair market value of the property to be released is at least $25,000 and at least
                  1% of the aggregate principal amount of the Securities at the time Outstanding,

                           (ii) if clause (i)(y) applies and if the criteria in
                  (A) above are met, that a certificate or opinion of an
                  independent Person is being furnished pursuant to subsection
                  (d), and

                           (iii) if clause (i)(y) applies and if the Collateral
                  being released is being sold, the amount of the sale price and any deductions therefrom and a statement that the sale of the
                  Collateral and the payment of the net proceeds of such sale complies with this Indenture.

                  (c) Receipt by the Trustee of additional evidence, if any, satisfactory to it that the conditions referred to in subsections (a)
         and (b) above have been fulfilled.

                  (d) If clause (i)(y) of subsection (b) above applies, the
         Partnership shall deliver to the Trustee a certificate or opinion of an engineer, appraiser or other expert as to the fair value of the
         Collateral to be released, dated or updated as of a date not more than
         90 days prior to the date of release; such certificate or opinion shall state that the proposed release of Collateral will not impair the
         Security Interest under this Indenture in contravention of the terms hereof. Any such certificate or opinion may be made by an officer of
         SHRP General Partner on behalf of the Partnership except that, in cases where the criteria in clause (i)(y)(A) of subsection (b) above are met, such certificate or opinion shall be made by an independent Person.

                  (e) If clause (i)(y) of subsection (b) above applies, the
         Partnership shall deliver to the Trustee an Opinion of Counsel stating that the certificate, opinions, other instruments or cash which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture, that the property to be released pursuant to an Issuer Request may be lawfully released from the Lien of the Collateral Documents and that all conditions precedent in this Indenture and the Collateral Documents provided relating to such release have been complied with.

                  Section 1205.  Reliance on Opinion of Counsel.

                  The Trustee shall, before taking any action under Section
1204, be entitled to receive an Opinion of Counsel, stating the legal effect of such action, the steps necessary to consummate the same and to perfect the
Trustee's priority with respect to any Lien in connection therewith and that such action will not be in contravention of the provisions thereof or this
Indenture and such opinion shall be full protection to the Trustee for any action taken or omitted to be taken in reliance thereon.

                  Section 1206.  Purchaser May Rely.

                  A purchaser in good faith of the Collateral or any part
thereof or interest therein which is transferred, granted or released by the
Trustee, as provided in Section 1204 shall not be bound to ascertain, and may rely on the authority of the Trustee to execute, transfer, grant or release, or to inquire as to the satisfaction of any conditions precedent to the exercise of such authority, or to see to the application of the purchase price therefor.

                  Section 1207.  Payment of Expenses.

                  Without prejudice to or limitation of the provisions of the
Collateral Documents, on demand of the Trustee, the Partnership forthwith shall pay or satisfactorily provide for the payment of all reasonable expenditures incurred by the Trustee under this Article Twelve, including, without limitation, the costs of title insurance, surveys, attorneys' fees and expenses, recording fees and taxes, transfer taxes, taxes on indebtedness and other expenses incidental thereto and all such sums shall be a Lien upon the
Collateral prior to the Securities and shall be secured thereby; provided that the Trustee shall be under no obligation to undertake such expenditure prior to receiving payment from the Partnership.

                  Section 1208.  Subsequent Encumbrances.

                  The Partnership shall have the right, from time to time,
without any release from or consent by the Trustee, to grant or create easements, rights of way restrictive covenants, permits, licenses, use agreements, surface leases, non-disturbance agreement and other encumbrances on title to real property comprising part of the Collateral that, in the opinion of the SHRP General Partner (as evidenced by an Officers' Certificate, which shall be conclusive), do not render title to the property encumbered hereby unmarketable or materially adversely affect the use of such property.

                  The Trustee shall, from time to time, execute a written
instrument to confirm any action taken by the Partnership under this Section
1208, upon receipt by the Trustee of (i) an Issuer Request requesting the same,
(iii) an Officers' Certificate expressing the foregoing opinion and stating that said action was duly taken in conformity with this Section 1208 and (iii) an
Opinion of Counsel stating that said action was duly taken by the Partnership in conformity with this Section 1208 and that the execution of such written instrument is appropriate to confirm such action under this Section 1208.

                                ARTICLE THIRTEEN

                  COVENANT CONCERNING PARTICIPATION IN HOUSTON
                                 GAMING VENTURES

                  Section 1301.  Certain Defined Terms.

                  For purposes of this Article Thirteen and Article Fourteen, the following terms shall have the indicated meanings (all other capitalized terms used in Articles Thirteen and Fourteen to have the meanings specified elsewhere in this Indenture):

                  (a) "afforded an opportunity" means, with respect to any
         Qualified Beneficiary, written notice and the Available Offering
         Materials in respect of such Investment and specifying the terms thereof have been sent by overnight courier to the address of the
         Holder of the Securities of which such Qualified Beneficiary is the beneficial owner as set forth in the Register (as herein defined) that entitle such Qualified Beneficiary, under the procedures specified in such notice, to elect, at any time during a period of not less than 10
         Business Days commencing on the date such notice and Available Offering
         Materials are sent (and ending no earlier than the date by which
         Hurwitz or MAXXAM, as applicable, is required to elect to make such an
         Investment), to make such an Investment in such Houston Gaming Venture.
         At any time when MAXXAM is a Controlled Entity of Hurwitz, the opportunity required to be afforded pursuant to Section 1402(a)(i)
         shall be part of (and not in addition to) the opportunity required to be afforded pursuant to Section 1302(ii).

                  (b) "Available Offering Materials" means (i) the same offering materials as those provided to Hurwitz or MAXXAM (or a Controlled
         Entity of either thereof), as applicable, with respect to such Houston
         Gaming Venture or (ii) in the case of any Houston Gaming Venture the sponsor of which is Hurwitz or MAXXAM (or a Controlled Entity of either thereof), as applicable, the same offering materials provided by such sponsor to investors generally.

                  (c) "beneficial owners of Securities" means the "beneficial owners" of such Securities within the meaning of Rule 13d-3 under the
         Exchange Act.

                  (d) "Gaming Activities" means (a) poker, card, bingo and other gaming (including games of skill or chance), (b) off-track betting, or
         (c) casino gaming (full or partial scale) or other gaming or wagering.

                  (e) "Houston Gaming Venture" means any venture (other than the
         Partnership) (i) a substantial portion of whose business will involve
         Gaming Activities and (ii) at least twenty percent (20%) of the book value of the tangible assets of which are or will be located in the
         Greater Houston Area (on a pro forma basis in accordance with GAAP after giving effect to the anticipated use of the proceeds of the
         Investment and related Investments).

                  (f) "Hurwitz Minor Public Company Investment" means (a) any
         Investment made through a registered public offering of securities by a
         Person under the Securities Act which results in Hurwitz and Controlled
         Entities of Hurwitz owning directly or indirectly, if such Person is a corporation, an aggregate of both (i) twenty percent (20%) or less of the securities having ordinary voting power for the election of directors of such corporation and (ii) twenty percent (20%) or less of the Equity Securities of such corporation, or if such Person is not a corporation, an aggregate of twenty percent (20%) or less of the partnership or other ownership interests of such Person, or (b) any
         Investment in securities of a publicly traded company which results in
         Hurwitz and Controlled Entities of Hurwitz owning directly or indirectly, if such Person is a corporation, an aggregate of both (i)
         twenty percent (20%) or less of the securities having ordinary voting power for the election of directors of such corporation and (ii) twenty percent (20%) or less of the Equity Securities of such corporation, or, if such Person is not a corporation, an aggregate of twenty percent
         (20%) or less of the partnership or other ownership interests of such
         Person.

                  (g) "MAXXAM Minor Public Company Investment" means (a) any
         Investment made through a registered public offering of securities by a
         Person under the Securities Act which results in MAXXAM and Controlled
         Entities of MAXXAM owning directly or indirectly, if such Person is a corporation, an aggregate of both (i) twenty percent (20%) or less of the securities having ordinary voting power for the election of directors of such corporation and (ii) twenty percent (20%) or less of the Equity Securities of such corporation, or, if such Person is not a corporation, an aggregate of twenty percent (20%) or less of the partnership or other ownership interests of such Person, or (b) any
         Investment in securities of a publicly traded company which results in
         MAXXAM and Controlled Entities of MAXXAM owning directly or indirectly, if such Person is a corporation, an aggregate of both (i) twenty percent (20%) or less of the securities having ordinary voting power for the election of directors of such corporation and (ii) twenty percent (20%) or less of the Equity Securities of such corporation, or, if such Person is not a corporation, an aggregate of 20% or less of the partnership or other ownership interests of such Person.

                  (h) "pro rata basis" means, with respect to any Qualified
         Beneficiary, the portion that the principal amount of Securities held by such Qualified Beneficiary on the relevant Record Date bears to the aggregate principal amount of all Securities held by all Qualified
         Beneficiaries on such Record Date.

                  (i) "Qualified Beneficiaries" means, with respect to any
         Investment subject to Section 1302 or 1402, as applicable, (a) with respect to any Investment to be made through a registered public offering of securities by a Person under the Securities Act, any
         Persons (including Hurwitz, Controlled Entities of Hurwitz, MAXXAM and
         Controlled Entities of MAXXAM) who are beneficial owners of Securities at the close of business on the relevant Record Date, and (b) with respect to any other Investment, the Persons (including Hurwitz,
         Controlled Entities of Hurwitz, MAXXAM and Controlled Entities of
         MAXXAM) (i) who are beneficial owners of Securities at the close of business on the relevant Record Date, (ii) (A) who are Institutional
         Accredited Investors on the relevant Record Date and (B) to whom the offer and sale of such Investment would not require any registration of such Investment under the Securities Act or any state securities laws not otherwise planned to be effected (and not required to be effected for the offer and sale of such Investment to Hurwitz or MAXXAM or such
         Controlled Entity thereof, as the case may be) in order for such offer and sale to such Institutional Accredited Investors to be in compliance with all applicable securities laws, and (iii) who are not and would not be ineligible to hold any security or other interest acquired as a result of such Investment pursuant to applicable statute, rule, regulation or other governmental authority.

                  (j) "Record Date" means a date selected by Hurwitz or MAXXAM, as applicable, in respect of an Investment subject to Section 1302 or
         1402, as applicable.

                  (k) "Relevant Percentage" means, at any time, a percentage
         (rounded to four decimal places) equal to the product of (i) 19.9% and
         (ii) a fraction, the numerator of which is equal to the aggregate principal amount of Securities then outstanding and the denominator of which is equal to $61,984,804 plus the aggregate principal amount of all Secondary Securities originally issued pursuant to Section 301 of this Indenture in lieu of cash interest on Securities.

                  Section 1302.  Hurwitz Covenants.

                  At any time when Hurwitz has Control of SHRP General Partner:

                           (i) Hurwitz shall not, and shall not permit any
                  Controlled Entity of Hurwitz to, make an Investment (excluding any Hurwitz Minor Public Company Investment) in any Houston
                  Gaming Venture in any single transaction (or series of related transactions) unless, prior thereto, in accordance with all applicable securities and other laws, each of the Qualified
                  Beneficiaries on the relevant Record Date shall have been
                  afforded an opportunity (if not prohibited by law), on a pro rata basis, to make an Investment in such Houston Gaming
                  Venture in such transaction (or series of related
                  transactions) (a) on the same economic terms (excluding
                  management services) as Hurwitz or such Controlled Entity of
                  Hurwitz, and (b) in an amount at least equal to the Relevant
                  Percentage on such Record Date of the aggregate Investments which may be made in such Houston Gaming Venture in such
                  transaction (or series of related transactions) by Hurwitz, all Controlled Entities of Hurwitz and all such Qualified
                  Beneficiaries; and

                           (ii) Hurwitz shall, or shall cause a Controlled
                  Entity of Hurwitz to, not less than 10 Business Days in
                  advance of the Record Date for any Investment subject to
                  Section 1302, request Holders of Securities to inform Hurwitz in writing of the respective principal amounts of Securities beneficially owned by Persons who have certified to such
                  Holder that they meet the requirements of clauses (a) or
                  (b)(i) and (b)(ii)(A), as applicable, of the definition of
                  "Qualified Beneficiaries," on the Record Date by no later than
                  5 Business Days thereafter; and beneficial owners of any
                  Securities on the Record Date held by any Holder that does not so timely notify Hurwitz shall be deemed not to be Qualified
                  Beneficiaries in respect of such Investment; and

                           (iii) Hurwitz shall, or shall cause a Controlled
                  Entity of Hurwitz to, deliver to the Trustee and the
                  Additional General Partner a copy of any application (or the portion thereof that is publicly available) filed with the
                  Racing Commission by, or with the written consent of, Hurwitz or any Controlled Entity of Hurwitz within 5 Business Days after the date of such filing; and

                           (iv) Hurwitz shall, and shall cause each of his
                  Controlled Entities to, conduct, or permit to be conducted, only through the Issuers or their Subsidiaries (including, without limitation, through licenses, contracts and other
                  agreements with third-party operators or suppliers payments under which are made solely to the Partnership), any Race Park
                  Gaming/Entertainment Ventures conducted at the Racing
                  Facility.

                  Section 1303.  Termination of Hurwitz Covenant.

                  The agreements of Hurwitz pursuant to Section 1302 shall
terminate on the first day on which (i) all of the Securities have been repaid, redeemed or otherwise acquired by the Issuers and delivered to the Trustee for cancellation, or (ii) the Indenture has been duly satisfied and discharged pursuant to Section 401(a) or "legal defeasance" or "covenant defeasance" has been duly effected pursuant to Section 401(b).

                  Section 1304.  Limitation of Hurwitz Liability; No Recourse Against Others; Non-Assignability.

                  Hurwitz is not a party to this Indenture or the Securities or an obligor in any respect of the Securities or, except with respect to this
Article Thirteen as specified in the Instrument of Adherence executed by
Hurwitz, this Indenture. Hurwitz shall not have any liability for any obligations of the Issuers or SHRP General Partner or MAXXAM under the
Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Neither the Issuers, nor SHRP
General Partner, nor MAXXAM, nor any limited partner, officer or employee of the
Partnership, nor any director, officer, employee or stockholder of SHRP General
Partner, Capital Corp. or MAXXAM, nor any employee of Hurwitz shall have any liability for any of the obligations of Hurwitz set forth in this Article
Thirteen or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities. The agreement of Hurwitz with respect to any Investment subject to Section 1302 is for the benefit of the related Qualified Beneficiaries on the relevant Record Date only and shall not be assignable by any such Qualified Beneficiary to any other Person.

                  Section 1305.  Consent to Jurisdiction and Service of Process

                  Hurwitz agrees that any legal suit, action or proceeding
brought by any party to enforce any rights under or with respect to this Article
Thirteen may be instituted in any state or federal court in Houston, Texas, and waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. Hurwitz hereby irrevocably designates and appoints The Prentice-Hall Corporation System and any successor ("PH") as its authorized agent to receive and forward on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon PH (or any successor) at its office at 500 Central Avenue, New York, New York 12206 (or successor address)
and written notice of said service to Hurwitz, mailed or delivered to The
Prentice-Hall Corporation Systems, 500 Central Avenue, New York, New York 12206
(or successor address), shall be deemed in every respect effective service of process upon Hurwitz in any such suit, action or proceeding and shall be taken and held to be valid personal service upon Hurwitz. Said designation and appointment shall be irrevocable. Nothing in this Section 1305 shall affect the right of any party hereto to serve process in any manner permitted by law or limit the right of any party hereto to bring proceedings against Hurwitz in the courts of any jurisdiction or jurisdictions. Hurwitz further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of PH in full force and effect so long as this Article Thirteen shall be in effect. To the extent that Hurwitz has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property,
Hurwitz hereby irrevocably waives such immunity in respect of its obligations under this Article Thirteen, to the extent permitted by law.

                                ARTICLE FOURTEEN

                  ADDITIONAL COVENANTS CONCERNING PARTICIPATION
                   IN HOUSTON GAMING VENTURES AND ELECTION OF
                 ADDITIONAL GENERAL PARTNER DESIGNATED DIRECTORS

                  Section 1401.  Certain Defined Terms.

                  For purposes of this Article Fourteen, the terms defined in
Section 1301, where used in this Article Fourteen, shall have the meanings indicated in Section 1301 (all other capitalized terms used in this Article
Fourteen to have the meanings specified elsewhere in this Indenture).

                  Section 1402.  MAXXAM Covenants.

                  (a)      At any time when MAXXAM has Control of SHRP General Partner:

                           (i) MAXXAM shall not, and shall not permit any
                  Controlled Entity of MAXXAM to, make an Investment (excluding any MAXXAM Minor Public Company Investment) in any Houston
                  Gaming Venture in any single transaction (or series of related transactions) unless, prior thereto, in accordance with all applicable securities and other laws, each of the Qualified
                  Beneficiaries on the relevant Record Date shall have been
                  afforded an opportunity (if not prohibited by law), on a pro rata basis, to make an Investment in such Houston Gaming
                  Venture in such transaction (or series of related
                  transactions) (a) on the same economic terms (excluding
                  management services) as MAXXAM or such Controlled Entity of
                  MAXXAM, and (b) in an amount at least equal to the Relevant
                  Percentage on such Record Date of the aggregate Investments which may be made in such Houston Gaming Venture in such
                  transaction or series of related transactions by MAXXAM, all
                  Controlled Entities of MAXXAM and all such Qualified
                  Beneficiaries; and

                           (ii) MAXXAM shall, or shall cause a Controlled Entity
                  of MAXXAM to, not less than 10 Business Days in advance of the
                  Record Date for any Investment subject to Section 1402,
                  request Holders of Securities to inform MAXXAM in writing of the respective principal amounts of Securities beneficially owned by Persons who have certified to such Holder that they meet the requirements of clauses (a) or (b)(i) and (b)(ii)(A), as applicable, of the definition of "Qualified Beneficiaries,"
                  on the Record Date by no later than 5 Business Days
                  thereafter; and beneficial owners of any Securities on the
                  Record Date held by any Holder that does not so timely notify
                  MAXXAM shall be deemed not to be Qualified Beneficiaries in respect of such Investment; and

                           (iii) MAXXAM shall, or shall cause a Controlled
                  Entity of MAXXAM to, deliver to the Trustee and the Additional
                  General Partner a copy of any application (or the portion
                  thereof that is publicly available) filed with the Racing
                  Commission by, or with the written consent of, MAXXAM or any
                  Controlled Entity of MAXXAM within 5 Business Days after the date of such filing; and

                  (b) At any time when MAXXAM has Control of SHRP General
         Partner, (i) MAXXAM shall cause Sam Houston Entertainment Corp. to elect the Additional General Partner Designated Directors; and (ii)
         MAXXAM shall, and shall cause each of its Controlled Entities to, conduct, or permit to be conducted, only through the Issuers or their
         Subsidiaries (including, without limitation, through licenses, contracts and other agreements with third-party operators or suppliers payments under which are made solely to the Partnership), any Race Park
         Gaming/Entertainment Ventures conducted at the Racing Facility.

                  Section 1403. Termination of MAXXAM Covenant.

                  The agreements of MAXXAM pursuant to Section 1402 shall
terminate on the first day on which (i) all of the Securities have been repaid, redeemed or otherwise acquired by the Issuers and delivered to the Trustee for cancellation, or (ii) the Indenture has been duly satisfied and discharged pursuant to Section 401(a) or "legal defeasance" or "covenant defeasance" has been duly effected pursuant to Section 401(b).

                  Section 1404.  Limitation of MAXXAM Liability; No Recourse Against Others; Non-Assignability.

                  MAXXAM is not a party to this Indenture or the Securities or an obligor in any respect of the Securities or, except with respect to this
Article Fourteen as specified in the Instrument of Adherence executed by MAXXAM, this Indenture. Neither MAXXAM nor any director, officer, employee or stockholder of MAXXAM shall have any liability for any obligations of the
Issuers or SHRP General Partner or Hurwitz under the Securities or this
Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Neither the Issuers, nor SHRP General Partner, nor Hurwitz, nor any limited partner, officer or employee of the Partnership, nor any director, officer, employee or stockholder of SHRP General Partner,
Capital Corp. or MAXXAM, nor any employee of Hurwitz shall have any liability for any of the obligations of MAXXAM set forth in this Article Fourteen or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities. The agreement of MAXXAM with respect to any
Investment subject to Section 1402 is for benefit of the related Qualified
Beneficiaries on the relevant Record Date only and shall not be assignable by any such Qualified Beneficiary to any other Person.

                  Section 1405. Consent to Jurisdiction and Service of Process.

                  MAXXAM agrees that any legal suit, action or proceeding
brought by any party to enforce any rights under or with respect to this Article
Fourteen may be instituted in any state or federal court in Houston, Texas, and waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. MAXXAM hereby irrevocably designates and appoints The Prentice-Hall Corporation System and any successor ("PH") as its authorized agent to receive and forward on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon PH (or any successor) at its office at 500 Central Avenue, New York, New York 12206 (or successor address)
and written notice of said service to MAXXAM, mailed or delivered to The
Prentice-Hall Corporation Systems, 500 Central Avenue, New York, New York 12206
(or successor address), shall be deemed in every respect effective service of process upon MAXXAM in any such suit, action or proceeding and shall be taken and held to be valid personal service upon MAXXAM. Said designation and appointment shall be irrevocable. Nothing in this Section 1405 shall affect the right of any party hereto to serve process in any manner permitted by law or limit the right of any party hereto to bring proceedings against MAXXAM in the courts of any jurisdiction or jurisdictions. MAXXAM further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of PH in full force and effect so long as this Article Fourteen shall be in effect. To the extent that MAXXAM has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property,
MAXXAM hereby irrevocably waives such immunity in respect of its obligations under this Article Fourteen, to the extent permitted by law.

                  IN WITNESS WHEREOF, the parties hereto have caused this
Amended and Restated Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                                     SAM HOUSTON RACE PARK, LTD.

                                                     By:  SHRP General Partner, Inc.,
                                                            General Partner

                                                            By     /S/ Paul N. Schwartz
Attest:  /S/ Bernard L. Birkel                                       Paul N. Schwartz
         Secretary                                                   Vice President

                                                     NEW SHRP CAPITAL CORP.

                                                     By     /S/ Michael J. Vitek
Attest:   /S/ Bernard L. Birkel                              Michael J. Vitek
         Secretary                                     Vice President of Accounting

                                                     SHRP GENERAL PARTNER, INC.

                                                     By    /S/ Paul N. Schwartz
Attest:   /S/ Bernard L. Birkel                            Paul N. Schwartz
         Secretary                                          Vice President

                                                     U.S. BANK TRUST NATIONAL ASSOCIATION

                                                     By   /S/ Richard Prokosch
Attest:   [signature illegible]                              Richard Prokosch
         Title:                                             Assistant Vice President

STATE OF TEXAS                        )
                                      )ss.:
COUNTY OF HARRIS                      )

                  On the 25th day of August, 2000, before me personally came
Paul N. Schwartz and Bernard L. Birkel to me known, who, being by me duly sworn, did depose and say that they are Vice President and Secretary, respectively, of
SHRP GENERAL PARTNER, INC., the general partner of the partnership described in and which executed the foregoing instrument; that they know the seal of the general partner of said partnership; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of
Directors of said general partner; and that they signed their names thereto by like authority.

[Notarial Seal]

                                                     /S/ Jean Stromeyer Ruiz
                                                     Notary Public

STATE OF TEXAS                        )
                                      )ss.:
COUNTY OF HARRIS                      )

                  On the 25th day of August, 2000, before me personally came
Michael J. Vitek and Bernard L. Birkel to me known, who, being by me duly sworn, did depose and say that they are Vice President of Accounting and Secretary, respectively, of NEW SHRP CAPITAL CORP., one of the corporations described in and which executed the foregoing instrument; that they know the seal of said corporation; that the seal affixed to said instrument is such corporate seal;
that it was so affixed by authority of the Board of Directors of said corporation; and that they signed their names thereto by like authority.

[Notarial Seal]

                                                     /S/ Jean Stromeyer Ruiz
                                                     Notary Public

STATE OF TEXAS                        )
                                      )ss.:
COUNTY OF HARRIS                      )

                  On the 25th day of August, 2000, before me personally came
Paul N. Schwartz and Bernard L. Birkel to me known, who, being by me duly sworn, did depose and say that they are Vice President and Secretary, respectively, of
SHRP GENERAL PARTNER, INC., one of the corporations described in and which executed the foregoing instrument; that they know the seal of said corporation;
that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that they signed their names thereto by like authority.

[Notarial Seal]

                                                     /S/ Jean Stromeyer Ruiz
                                                     Notary Public

STATE OF MINNESOTA                    )
                                      )ss.:
COUNTY OF RAMSEY                      )

                  On the 25th day of August, 2000, before me personally came
L. Howard and Richard Prokosch, to me known, who, being by me duly sworn, did depose and say that they are Vice President and Asst. Vice President, respectively, of U.S. BANK TRUST NATIONAL ASSOCIATION, the national banking association described in and which executed the foregoing instrument; that the seal affixed to said instrument is the seal of such corporation; that it was so affixed by authority of the By-Laws of said corporation; and that they signed their names thereto by like authority.

[Notarial Seal]

                                                     /s/ Mary R. McCarthy
                                                     Notary Public

                                                                      EXHIBIT J

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR
OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) THIS
SECURITY HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR (II) THE HOLDER HEREOF
PROVIDES THE ISSUERS WITH (A) AN UNQUALIFIED WRITTEN OPINION OF LEGAL COUNSEL,
WHICH COUNSEL AND OPINION (IN FORM AND SUBSTANCE) SHALL BE REASONABLY
SATISFACTORY TO THE ISSUERS, TO THE EFFECT THAT THE PROPOSED TRANSFER OF SUCH
SECURITIES MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (B)
A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION ("SEC")
REASONABLY SATISFACTORY TO THE ISSUERS TO THE EFFECT THAT UNDER THE SECURITIES
ACT THE PROPOSED TRANSFER OF THIS SECURITY WITHOUT REGISTRATION WILL NOT RESULT
IN A RECOMMENDATION BY THE STAFF OF THE SEC THAT ACTION BE TAKEN WITH RESPECT
THERETO, OR (C) SUCH OTHER EVIDENCE AS MAY BE REASONABLY SATISFACTORY TO THE
ISSUERS THAT THE PROPOSED TRANSFER OF THIS SECURITY MAY BE EFFECTED WITHOUT
REGISTRATION UNDER THE SECURITIES ACT. THE TRANSFERABILITY OF THIS SECURITY IS
ALSO SUBJECT TO THE RESTRICTIONS CONTAINED IN THE INDENTURE, WHICH INSTRUMENT
THE ISSUERS WILL FURNISH TO THE HOLDER HEREOF UPON WRITTEN REQUEST.